CONFORMED COPY

                              DATED 6 JANUARY 2000
                         MEMBERS OF THE COMPLETEL GROUP

                                  AS BORROWERS

                           GOLDMAN SACHS INTERNATIONAL

                                     PARIBAS

                                AS LEAD ARRANGERS

                                     PARIBAS

                                AS FACILITY AGENT

                                     PARIBAS

                                AS SECURITY AGENT

                                       AND

                                     OTHERS

                                (EURO)265,000,000
                                CREDIT AGREEMENT

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                                                 CONTENTS

Clause                                                                                                 Page
1.     Definitions And Interpretation..................................................................1

2.     The Facilities.................................................................................25

3.     Utilisation Of The Tranche A Term Facility.....................................................28

4.     Interest Periods For Term Advances.............................................................30

5.     Payment And Calculation Of Interest On Term Advances...........................................31

6.     Utilisation Of The Revolving Facility..........................................................32

7.     Payment And Calculation Of Interest On Revolving Advances......................................35

8.     Conversion And Working Capital Facility........................................................36

9.     Market Disruption And Alternative Interest Rates...............................................36

10.    Notification...................................................................................38

11.    Repayment Of The Term Facilities...............................................................38

12.    Repayment Of The Revolving Facility............................................................39

13.    Cancellation And Prepayment....................................................................39

14.    Mandatory Prepayment...........................................................................41

15.    Taxes..........................................................................................43

16.    Tax Receipts...................................................................................44

17.    Increased Costs................................................................................45

18.    Illegality.....................................................................................46

19.    Mitigation.....................................................................................47

20.    Representations................................................................................47

21.    Financial And Other Information................................................................53

22.    Financial Condition............................................................................56

23.    Covenants......................................................................................60

24.    Events Of Default..............................................................................67

25.    Guarantee And Indemnity........................................................................71

26.    Commitment Commission And Fees.................................................................74

27.    Costs And Expenses.............................................................................75

28.    Default Interest And Break Costs...............................................................76

29.    Parent's Indemnities...........................................................................77

30.    Currency Of Account And Payment................................................................78

31.    Payments.......................................................................................78

32.    Set-Off........................................................................................80

33.    Sharing........................................................................................80

34.    The Facility Agent, The Lead Arrangers And The Banks...........................................81

35.    Assignments And Transfers......................................................................86

36.    Additional Borrowers...........................................................................89

37.    Additional Guarantors..........................................................................89

38.    Calculations And Evidence Of Debt..............................................................90

39.    Remedies And Waivers, Partial Invalidity.......................................................91

40.    Notices........................................................................................91

41.    Counterparts...................................................................................93

42.    Amendments.....................................................................................93

43.    Governing Law..................................................................................94

44.    Jurisdiction...................................................................................94

Schedule 1 The Original Parties.......................................................................96

       Part A        The Original Obligors............................................................96

       Part B        The Banks........................................................................98

Schedule 2 Form Of Transfer Certificate...............................................................99

Schedule 3 Conditions Precedent......................................................................102

Schedule 4 Notice Of Drawdown........................................................................107

Schedule 5 Existing Encumbrances, Guarantees And Indemnities.........................................109

       Part A        Existing Encumbrances...........................................................109

       Part B        Guarantees And Indemnities......................................................114

Schedule 6 Form Of Compliance Certificate............................................................116

Schedule 7 Original Shareholders.....................................................................118

Schedule 8 Form Of Borrower And Guarantor Accession Memorandum.......................................119

       Part A        Form Of Borrower Accession Memorandum...........................................119

       Part B        Form Of Guarantor Accession Memorandum..........................................121

Schedule 9 Additional Conditions Precedent...........................................................123

Schedule 10 Material Agreements......................................................................125

Schedule 11 Mandatory Costs..........................................................................126

Schedule 12 Margin Adjustment........................................................................128

Schedule 13 Existing Bank Accounts...................................................................130

Schedule  14 Form Of  Charge  Over  Business
  (Nantissement  De Fonds De  Commerce)  To Be  Executed  By
  Completel Services S.A.S. In Accordance With Clause 23.11.3........................................132

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THIS AGREEMENT is made on 6 January 2000

BETWEEN

(1) COMPLETEL EUROPE N.V. (the "Parent");

(2) COMPLETEL S.A.S. in its capacity as the obligors' agent (the "Obligors' Agent");

(3) THE COMPANIES listed in Part A of Schedule 1 as, and in their capacity as, borrowers hereunder (the "Original Borrowers");

(4) THE COMPANIES listed in Part A of Schedule 1 as, and in their capacity as, original guarantors hereunder (the "Original Guarantors");

(5) GOLDMAN SACHS INTERNATIONAL and PARIBAS as lead arrangers of the Facilities (the "Lead Arrangers");

(6) PARIBAS as facility agent for the Banks (the "Facility Agent");

(7) PARIBAS as security agent for the Banks (the "Security Agent"); and

(8) THE BANKS (as defined below).

IT IS AGREED as follows.

1. DEFINITIONS AND INTERPRETATION

1.1
Definitions
In this Agreement:

"AART" shall have the meaning as set out in Clause 22 (Financial Condition); and for the purpose of sub-clause 6.2.5(ii), as varied therein.

"Additional Borrower" means any company which has become an additional borrower in accordance with Clause 36 (Additional Borrowers).

"Additional Guarantor" means any company which has become an additional guarantor in accordance with Clause 37 (Additional Guarantors).

"Additional Obligor" means an Additional Borrower or Additional Guarantor.

"Advance" means a Revolving Advance or a Term Advance.

"Agents" means the Facility Agent and the Security Agent; and "Agent" means any one of them.

"Annualised EBITDA" shall have the meaning as set out in Clause 22 (Financial Condition).

"Annualised Direct Client Revenues" shall have the meaning as set out in Clause 22 (Financial Condition).

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"Annualised Net Revenue" means, on any date of determination, the aggregate of
Direct Client Revenues and Indirect Client Revenues calculated from the aggregate of such revenues as indicated in the three most recently delivered monthly management statements delivered pursuant to Clause 21.3 (Monthly Management Statements) and multiplied by four.

"Applicable Interest Rate" means, in relation to any Advance, the Taux Effectif Global, as defined by Art. L313-1 of the French Code de la Consommation applicable to such Advance, as determined by the Facility Agent three Business Days prior to the proposed day for such Advance.

"Applicable Margin" means:

(a) in relation to the Tranche A Term Facility, 3.75 per cent. per annum subject to Schedule 12 (Margin Adjustment); and

(b) in relation to the Revolving Facility and the Tranche B Term Facility, 3.00 per cent. per annum subject to Schedule 12 (Margin Adjustment).

"ART" means the Autorite de Regulation des Telecommunications (or any successor entity).

"Authorised Signatory" means, in relation to an Obligor or proposed Obligor, any person (I) who is duly authorised (in such manner as may be reasonably acceptable to the Facility Agent); and (II) in respect of whom the Facility Agent has received a certificate either (a) delivered pursuant to paragraph A1(c) of Schedule 3 (Conditions Precedent); or (b) signed by a director or another Authorised Signatory of such Obligor or proposed Obligor setting out the name and signature of such person and confirming such person's authority to act.

"Available Commitment" means, in relation to a Bank at any time, the aggregate of its Available Tranche A Term Commitment and Available Revolving Commitment. "Available Revolving Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its Revolving Commitment at such time less its share of the Revolving Advances which are then outstanding and not due for repayment, provided that such amount shall not be less than zero.

"Available Revolving Facility" means, at any time, the aggregate amount of the Available Revolving Commitments adjusted, in the case of any proposed drawdown, so as to take into account:

(a) any reduction in the Revolving Commitment of a Bank pursuant to the terms hereof;

(b) any Revolving Advance which, pursuant to any other drawdown, is to be made; and

(c) any Revolving Advance which is due to be repaid, on or before the proposed drawdown date.

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"Available Tranche A Term Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its Tranche A Term Commitment at such time less the aggregate of its share of the Tranche A Term Advances which are then outstanding.

"Available Tranche A Term Facility" means, at any time, the aggregate amount of the Available Tranche A Term Commitments adjusted, in the case of any proposed drawdown, so as to take into account any reduction in the Tranche A Term Commitment of a Bank on or before the proposed drawdown date pursuant to the terms hereof.

"Bank" means any financial institution:

(a) named in Part B of Schedule 1 (The Banks); or

(b) which has become a party hereto in accordance with Clause 35.4 (Assignments by Banks) or Clause 35.5 (Transfers by Banks),

and which has not ceased to be a party hereto in accordance with the terms hereof.

"Bank Accounts" means all accounts maintained by the Obligor Group with any financial institution (other than those accounts which are the subject of a Permitted Encumbrance).

"Borrower Accession Memorandum" means a memorandum substantially in the form set out in Part A of Schedule 8 (Form of Borrower and Guarantor Accession Memorandum).

"Borrowers" means the Original Borrowers and any Additional Borrowers.

"Business Day" means:

(a) a day (other than a Saturday or Sunday) which is not a public holiday and on which banks generally are open for business in Frankfurt, Paris and London; and

(b) (in relation to any date for payment or purchase of a sum denominated in euro) the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET), or any successor thereto, is operating credit and transfer instructions in respect of payments in euro.

"Business Plan" means the annual management base case for the Group delivered to the Facility Agent pursuant to Clause 2.3 (Conditions Precedent) as set out in Appendix 1 to the Information Memorandum.

"Business Plan Report" the report prepared by Analysys Inc. dated 12 November 1999 on the Business Plan for the Group and addressed to Goldman Sachs and Paribas.

"Capital Expenditure" means any expenditure or obligations as determined in accordance with US GAAP.

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"Cash Equivalent Investments" means:

(a) debt securities denominated in sterling, in dollars or in euros ("Other Currency") issued by the United Kingdom, the United States of America or any Participating Member State which are not convertible into any other form of security;

(b) debt securities denominated in sterling or any Other Currency which are not convertible into any other form of security, rated P-1 (Moody's Investor Services Inc.) or A-1 (Standard & Poors' Corporation) (or any equivalent successor rating) which are not issued or guaranteed by any member of the Group;

(c) certificates of deposit denominated in sterling or any Other Currency issued by, and acceptances by, banking institutions authorised under applicable legislation of any Participating Member State which at the time of making such issue or acceptances, have outstanding debt securities rated as provided in paragraph (b) above; and

(d) such other securities (if any) as are approved in writing by the Facility Agent.

"CECC" means CompleTel ECC B.V..

"Charge over High Yield Account" means the charge agreement in respect of the High Yield Account dated on or about the date hereof in the agreed form.

"Commitment" means, in relation to a Bank at any time, the aggregate of its Tranche A Term Commitment and its Revolving Commitment.

"Compliance Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

"Computer System" means any computer hardware or software or any equipment operated by electronic means with embedded software.

"Constructed" means, in relation to MAN-Network, that such fibre network has been installed in duct either leased by or owned by the Group and that such wireless transmission network has been installed as part of the French Network or the German Network; and in relation to any Leased Capacity therein, that the Lease Agreement under which such duct, capacity or line is leased has come into full force and effect (and all conditions (if any) therein have been satisfied in all material respects).

"Conversion Available Amount" means (Euro)141,000,000.

"Converted Amount" means the amount as defined in Clause 8.2 (Conversion and the Tranche B Term Facility).

"Conversion Date" means 30 December 2002.

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"Credit Facility Documents" means the Finance Documents and the Intercompany
CECC Facility Agreement.

"Customer" means any person who has entered into a contract to use the MAN-Network in Germany or France and any other person using the services of any member of the Group pursuant to a contract including, without limitation, information or internet services.

"Debt Service Coverage Ratio" shall have the meaning as set out in Clause 22 (Financial Condition).

"Direct Client Revenues" means the aggregate of revenues (net of allowance for bad debts) of each member of the Group from Customers (other than Indirect Client Revenues).

"Dispute" means any dispute referred to in Clause 44 (Jurisdiction).

"Due Diligence Reports" means the legal due diligence report prepared by Norton Rose (as counsel to the Group) in relation to factual matters, other than regulatory matters, concerning CompleTel SAS, CompleTel Services SAS and Acces Solutions Internet dated 6 December 1999; and the due diligence report prepared by Clifford Chance in relation to factual matters, other than regulatory matters, concerning CompleTel GmbH dated 31 December 1999, each addressed to the Lead Arrangers, the Agents and the Banks.

"EBITDA" shall have the meaning as set out in Clause 22 (Financial Condition).

"Effective Global Rate" shall have the meaning set out in sub-clause 2.7.1 of Clause 2.7 (French Borrowers: Effective Global Rate of Return).

"EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

"EMU Legislation" means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states, being in part legislative measures to implement EMU.

"Encumbrance" means (a) a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person, (b) any arrangement with a financial institution under which money or claims to, or the benefit of, an account with such institution may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to such institution or (c) any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect.

"Environmental Claim" means any claim, proceeding or investigation by any person pursuant to any Environmental Law.

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"Environmental Law" means any law applicable to the Telecoms Business undertaken by the Group which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants. "Environmental Permits" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the Telecoms Business undertaken by the Group.

"EURIBOR" means, in relation to any amount to be advanced to, or owing by, an Obligor under the Finance Documents in euro on which interest for a given period is to accrue:

(a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays the rate of the Banking Federation of the European Union for euro (being currently page 248) for such period as of 11.00 a.m. (Brussels time) on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the Facility Agent, after consultation with the Banks and the Obligors' Agent, shall reasonably select; or

(b) if no quotation for euro for the relevant period is displayed and the Facility Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the European interbank market deposits in euro of an equivalent amount and for such period as of 11.00 a.m. (Brussels time) on the Quotation Date.

"Event of Default" means any circumstance described as such in Clause 24 (Events of Default).

"Excess Cash Flow" means, in respect of any financial year of the Parent, EBITDA for such financial year of the Group less:

(a) Capital Expenditure incurred by any member of the Group during such period;

(b) any amount actually paid or due and payable in respect of taxes by any member of the Group during such period; and

(c) any payments made by any member of the Group in respect of principal, interest and other charges on Permitted Indebtedness during such period,

plus or, as the case may be, minus (i) any decrease or increase in the aggregate working capital of the Group or (ii) any amounts paid or received in respect of extraordinary or exceptional items.

"Existing Bank Accounts" means each of the accounts set out in Schedule 13 (Existing Bank Accounts).

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"Facilities" means the Term Facilities and the Revolving Facility, and

"Facility" means any one of them.

"Facility Office" means, in relation to the Facility Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Bank, the office notified by it to the Facility Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Facility Agent provided that such Bank shall not be entitled to receive (i) any payment under Clause 15 (Taxes); or (ii) any greater payment under Clause 17 (Increased Costs) as a result of such change in office.

"Finance Documents" means this Agreement, the Intercreditor Agreement, the Security Documents, any Borrower Accession Memorandum, any Guarantor Accession Memorandum, any fee letter delivered pursuant to Clause 26 (Commitment Commission and Fees), any Hedging Agreement and any other document designated as such by the Facility Agent and the Obligors' Agent.

"Finance Parties" means the Agents, the Lead Arrangers and the Banks.

"Financial Indebtedness" means (without double counting) any indebtedness for or in respect of:

(a) moneys borrowed;

(b) any amount raised by acceptance under any acceptance credit facility;

(c)
any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) any amount raised pursuant to any issue of shares which are expressed to be redeemable;

(e) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP, be treated as a finance or capital lease;

(f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g) any documentary or standby letter of credit facility or performance bond facility other than in respect of a trading liability;

(h) any interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, collar or option transaction or any other treasury transaction or any combination thereof or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and the amount of the Financial Indebtedness in relation to any such transaction shall be calculated by reference to the mark-to-market valuation of such transaction at the relevant time);

(i) the amount of any liability which is deferred for a period of 180 days or more after the relevant asset or service was supplied pursuant to any deferred purchase agreement;

(j) receivables sold or discounted (other than on a non-recourse basis);

(k) any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance; and

(l) any guarantee, underwriting or indemnity for any of the items referred to in paragraphs (a) to (k) above.

"Financial Quarter" means, in relation to the Group, those periods ending on 31 March, 30 June, 30 September and 31 December in the financial year of the Parent.

"France" means the Republic of France.

"France Accounts" means all Bank Accounts held with account banks in France.

"French Borrower" means CompleTel Services S.A.S. or CompleTel S.A.S..

"French Network" means the telecoms networks comprising MAN-Network of the Group installed in accordance with the relevant licences relating thereto in each of the following markets of France: Paris, Lyon, Marseille, Lille, Toulouse, Grenoble and Nice (and any other city agreed to be considered part of the network in accordance with sub- Clause 6.2.3).

"German Network" means the telecoms networks comprising MAN-Network of the Group installed in accordance with the relevant licences relating thereto in each of the following markets of Germany: Munich, Nuremberg, Berlin and Essen (and any other city agreed to be considered part of the network in accordance with sub-Clause 6.2.3).

"Germany" means the Federal Republic of Germany.

"Group" means the Parent and its subsidiaries from time to time and CompleTel SPC II until such time as it ceases to be an Obligor pursuant to provisions of Clause 37.3 (Resignation of CompleTel SPC II as an Original Guarantor).

"Guarantors" means each of the Original Guarantors and each Additional
Guarantor.

"Guarantor Accession Memorandum" means a memorandum substantially in the form set out in Part B of Schedule 8 (Form of Borrower and Guarantor Accession Memorandum).

"Hedge Counterparty" means any Bank party to this Agreement from time to time or any affiliate of such a Bank.

"Hedging Agreement" means each of the agreements entered into or to be entered into between a Borrower and a Hedge Counterparty for the purposes of hedging interest rate liabilities in accordance with Clause 23.12 (Hedging Programme).

"High Yield Bonds" means the $147,500,000 14 per cent. senior discount notes due 2009 of the Parent.

"High Yield Account" shall have the meaning given to this term in the Charge over High Yield Account.

"Indirect Client Revenues" means the aggregate of revenues (net of allowance for bad debts) of each member of the Group derived from resale without a direct connection.

"Information Memorandum" means the document concerning the Original Obligors which was prepared in relation to this transaction and which the Parent authorised to be distributed by the Lead Arrangers to selected banks during November 1999; updated, as the case may be, by further information delivered on or after the date thereof to the Facility Agent and identified as supplemental.

"Instructing Group" means:

(a) before any Advances have been made, a Bank or Banks whose Commitments amount in aggregate to more than sixty-six and two thirds per cent. of the Total Commitments; and

(b) thereafter, a Bank or Banks to whom in aggregate more than sixty-six and two thirds per cent. of the Loan is (or, immediately prior to its repayment, was then) owed.

"Intellectual Property" means all patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all licences, applications, rights to use now or hereafter belonging to the any member of the Group and required for the Telecoms Business undertaken by the Group.

"Intercompany CECC Facility Agreement" means, in relation to a French Borrower, an intercompany loan agreement dated on or around the date hereof and made between CECC and such French Borrower in the agreed form.

"Intercompany Loan Security Agreement" means the agreement delivered pursuant to paragraph 22 of Schedule 3 (Condition Precedent).

"Interconnection Agreements" means the interconnection agreements set out in
Schedule 10 (Material Agreements).

"Intercreditor Agreement" means the subordination, security agency and intercreditor deed in the agreed form dated on or around the date hereof and made between the Original Borrowers, the Original Guarantors, the Facility Agent, the Security Agent and others.

"Interest Period" means, save as otherwise provided herein:

(a) any of those periods mentioned in Clause 4.1 (Interest Periods); and

(b) in relation to an Unpaid Sum, any of those periods mentioned in Clause 28.1 (Default Interest Periods).

"Invested Capital" shall have the meaning as set out in Clause 22 (Financial Condition).

"IPO" means an initial public offering of shares by the Parent or any holding company of the Parent.

"Lease Agreement" means any lease agreement entered into by a member of the Group in respect of Leased Capacity.

"Leased Capacity" means capacity or lines comprising the French Network or German Network and leased to a member of the Group pursuant to a lease agreement (for the purposes of sub-clause 22.1.6 only, other than capacity or lines leased for the purpose of providing of digital subscriber lines).

"Licences" means relevant French and German fixed or wireless telecoms licences issued by any governmental or Regulatory Authority or authorisations of any governmental or Regulatory Authority necessary in connection with the carrying on of the Telecoms Business undertaken by the Group including, without limitation, as at the date hereof the licences delivered by the ART under articles L.33-1 and L.34-1 of the Code de Postes et Telecommunications, and the licences granted by the RegTP under sections 6 para. (1) no. 1 and 2 of the Telekommunikationsgesetz and "Licence" means any of them.

"Loan" means, at any time, the aggregate of the Term Loans and the Revolving
Loan.

"Long Term" means, in relation to a Lease Agreement, a Lease Agreement where the lease thereunder is for a period of at least five years.

"Mandatory Cost Rate" means the rate determined in accordance with Schedule 11 (Mandatory Costs).

"MAN-Network" means the network comprising duct, fibre optic cable (in each case, for the purposes of sub-clause 22.1.6 only, other than digital subscriber lines), Leased Capacity and wireless path route owned or controlled by a member of the Group used in the assembly of its transmission network of the French Network and German Network.

"Material Adverse Change" means a material and adverse change in either (a) the financial condition or business of the Obligor Group (taken as a whole); or (b) the ability of the Obligor Group (taken as a whole) to perform its payment and other material obligations under the Credit Facility Documents.

"Material Adverse Effect" means a material adverse effect on (a) the financial condition or business of the Obligor Group (taken as a whole); (b) the ability of the Obligor Group (taken as a whole) to perform its payment and other material obligations under the Credit Facility Documents; or (c) the legality, validity or binding effect of the Credit Facility Documents.

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"Material Agreement" means each Interconnection Agreement, Long Term Lease
Agreement in relation to fibre and Supply and Operational Agreement.

"Material Subsidiary" means, at any time, a subsidiary of the Parent which:

(a) is an Original Obligor (other than CompleTel SPC II if at such time it is not an Obligor);

(b) has revenues representing 5 per cent. or more of the consolidated revenues of the Group;

(c) has book assets representing 5 per cent. or more of the consolidated book assets of the Group; or

(d) any Additional Borrower,

in each of paragraphs (b) and (c) above calculated on a consolidated basis.

Compliance with the conditions set out in paragraphs (b) and (c) shall be determined by reference to the most recent Compliance Certificate supplied by the Parent and the most recently delivered quarterly financial statements pursuant to Clause 21.2 (Quarterly Management Statements).

"Necessary Authorisations" means all approvals, authorisations and licences from, all rights granted by and all filings, registrations and agreements with any person including, without limitation, any government or other regulatory authority or third party necessary for the construction, maintenance and operation of the Telecoms Business undertaken by the Group (other than Licences and Material Agreements).

"Net Cash Proceeds" means, with respect to any disposal, lease or other transfer of any asset an amount equal to the gross proceeds in cash and cash equivalents of such disposal, lease or asset transfer net (to the extent applicable) of:

(a) legal fees, accountant's fees, consultant and other customary fees and other costs and expenses actually and reasonably incurred in connection with such disposal, lease or asset transfer;

(b) any income, capital gains, value-added or other taxes paid or reasonably estimated to be payable as a result thereof; and

(c) any Financial Indebtedness which is required to be repaid out of, or as a result of, such disposal and any amount required to establish, in accordance with market practice, a reasonable reserve for any indemnities in respect of such disposal.

"Notice of Drawdown" means a notice substantially in the form set out in
Schedule 4 (Notice of Drawdown).

"Obligor Group" means the group comprising the Obligors from time to time.

"Obligors" means the Borrowers and the Guarantors; and "Obligor" means any of them.

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"Official Rate" means in relation to any Advance, the taux de l'usure calculated by the Banque de France (as provided in Article L.313-3 of the French Code de la Consommation and implementing laws) and published in the Journal Officiel of the French Republic applicable to floating rate loans made for an initial duration exceeding two years for the quarter preceding that which such Advance is proposed to be made.

"Operational" means, in relation to a market, the commercial launch to the public in France, or as the case may be, Germany.

"Original Financial Statements" means the audited consolidated financial statements of the Parent for its financial year ended 31 December 1998.

"Original Obligors" means the Original Borrowers and the Original Guarantors.

"Original Shareholders" means, certain indirect shareholders of the Parent as set out in Schedule 7 (Original Shareholders).

"Participating Member State" means any member state which has adopted the euro as its lawful currency at the relevant time.

"Permitted Acquisition" means:

(a) the purchase, subscription or acquisition of any shares of a member of the Group by a member of the Obligor Group provided that immediately upon the purchase, subscription or acquisition thereof, such shares are secured substantially on the terms of the relevant Security Document applicable to such shares prior to such purchase, subscription or acquisition;

(b) any purchase or acquisition of assets (other than of shares) of a member of the Group by a member of the Obligor Group, provided that immediately upon the purchase or acquisition thereof, (i) where such asset was secured under the terms of a Security Document, such asset continues to be secured substantially in the terms of the relevant Security Document applicable to such asset prior to such purchase or acquisition; and (ii) where such asset was not so secured, security thereover is granted to the extent that can be required pursuant to Clause 23.11 (Security);

(c) any acquisition of a new Licence (including for the purposes of this paragraph Licences that also may be desirable, in addition to those that are necessary, in connection with the carrying on of such Telecoms Business) or extension of any existing Licence (including for the purposes of this paragraph Licences that also may be desirable, in addition to those that are necessary, in connection with the carrying on of such Telecoms Business) in connection with the business of the Group; and

(d) with the prior consent of an Instructing Group.

"Permitted Disposal" means (i) any disposal of shares in an Obligor or Material Subsidiary insofar as permitted by Clause 23.17 (Mergers); and (ii) any disposal (other than a disposal of the shares in an Obligor or Material Subsidiary insofar as not permitted by Clause 23.17 (Mergers)):

(a) by a member of the Group to a member of the Obligor Group provided that immediately upon the purchase or acquisition thereof, where such asset was secured under the terms of a Security Document, such asset continues to be secured substantially in the terms of the relevant Security Document applicable to such asset prior to such purchase or acquisition (whether directly or indirectly by way of share pledge);

(b) on arm's length terms in the ordinary course of business;

(c) on arm's length terms of any surplus, worn out or obsolete assets or assets not otherwise required for the efficient operation of the business of any member of the Group;

(d) with the prior consent of the Instructing Group;

(e) which constitutes a Permitted Distribution or a Permitted Encumbrance;

(f) the application of cash in payments which are not otherwise restricted by the terms of the Finance Documents; and

(g) disposals other than those referred to in the above paragraphs of this definition for a consideration in aggregate for the Group not exceeding
(Euro)1,000,000 in any financial year.

"Permitted Distribution" means any payment to the Parent to be applied by the Parent towards:

(a) any interest payments falling due in respect of the High Yield Bonds and due on or after 15 February 2004 or in respect of any other Permitted Indebtedness specified in paragraph (g) of the definition of Permitted Indebtedness of the Parent provided that in each case such payment is made directly into the High Yield Account;

(b) within a reasonable period of receipt, corporate, accounting, audit and other similar expenses actually incurred by the Parent up to an aggregate annual amount to be received by the Parent equal to the aggregate amount of such expenses assumed for the purpose of the Business Plan;

(c) payment of management fees (including to CableTel Management Inc. of management fees of 105% of all allocated costs, expenses, charges and disbursements) incurred to the extent set out in the Business Plan;

(d) tax liabilities of the Parent; and

(e) with the prior consent of an Instructing Group.

"Permitted Encumbrance" means (other than any Encumbrance over any shares in an Obligor or a Material Subsidiary):

(a) any Encumbrance specified in Part A to Schedule 5 (Existing Encumbrances, Guarantees and Indemnities), if the principal amount thereby secured is not increased;

(b) any Encumbrance over or affecting any asset acquired by a member of the Group after the date hereof and subject to which such asset is acquired, if: (i) such Encumbrance was not created in contemplation of the acquisition of such asset by a member of the Group; and (ii) the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such asset by a member of the Group;

(c) any Encumbrance imposed by any taxation or governmental authority in respect of amounts which are being contested in good faith and not yet payable and for which adequate reserves have been set aside in the books of the Group in respect of the same in accordance with US GAAP;

(d) any Encumbrance over or affecting any asset of any company which becomes a member of the Group after the date hereof, where such Encumbrance is created prior to the date on which such company becomes a member of the Group, if: (i) such Encumbrance was not created in contemplation of the acquisition of such company; and (ii) the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such company;

(e) any Encumbrance arising under or evidenced by a Security Document;

(f) any Encumbrance arising with the prior consent of the Instructing Group;

(g) any netting or set-off arrangement entered into by any member of the Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances;

(h) any title transfer or retention of title arrangement entered into by any member of the Group in the normal course of its trading activities on the counterparty's standard or usual terms including, for the avoidance of doubt, any such arrangement arising pursuant to the Supply and Operational Agreements;

(i) any lien arising by operation of law and in the normal course of business;

(j) any Encumbrances arising from any finance or capital leases in respect of indefeasible rights of use comprising MAN-Network;

(k) any Encumbrance created by a member of the Group in substitution for an existing Encumbrance which is a Permitted Encumbrance; and

(l) any Encumbrance not included within any of the above paragraphs of this definition and securing indebtedness in aggregate not exceeding (Euro)3,000,000.

"Permitted Guarantees" means any guarantees or indemnities:

(a) arising under the Finance Documents;

(b) constituting Permitted Indebtedness or given by a member of the Group in respect of Permitted Indebtedness of any member of the Obligor Group (other than the Parent) (other than under paragraphs (f) or (g) of the definition thereof);

(c) granted, other than in respect of Financial Indebtedness, in the ordinary course of business on arm's length terms;

(d) with the prior consent of an Instructing Group; and

(e) specified in Part B to Schedule 5 (Existing Encumbrances, Guarantees and Indemnities), to the extent the amount guaranteed or indemnified thereby is not increased.

"Permitted Indebtedness" means any Financial Indebtedness incurred or to be incurred:

(a) under the Finance Documents;

(b) by any Obligor and owing to another member of the Obligor Group, provided that the proceeds of any such Financial Indebtedness incurred by the Parent are directly or indirectly credited to the High Yield Account;

(c) in respect of trade indebtedness and accrued expenses incurred in the ordinary course of business;

(d) under any Subordinated High Yield Loans, Subordinated Shareholder Loans or Subordinated Parent Loans;

(e) under hedging agreements between a Borrower and any of the Banks entered into in order to hedge interest rate risks under the Facilities and permitted in accordance with Clause 23.12 (Hedging Programme);

(f) under the High Yield Bonds;

(g) under further issues of high yield notes by the Parent on terms satisfactory to the Banks provided that (i) the maximum aggregate gross amount at any time shall not exceed $200,000,000; (ii) the net proceeds thereof are downstreamed to the Obligor Group (other than the Parent) by way of Subordinated High Yield Loans; (iii) at the time of issue the financial covenants set out in Clause 22 (Financial Condition) are being, and will immediately following the issue continue to be, met; and (iv) at the time of issue no Potential Event of Default or Event of Default has occurred and is continuing or would result from the issue of such high yield notes;

(h) with the prior consent of an Instructing Group;

(i) in respect of any non-speculative hedging arrangements entered into in the ordinary course of business for the genuine hedging of the relevant underlying transaction, provided that, in the case of any such arrangements in relation to other Permitted Indebtedness, such arrangements are subject to the terms of the Intercreditor Agreement;

(j) any deposits or prepayments received by a member of the Group from a Customer in respect of its services;

(k) permitted pursuant to Clause 23.15 (Loans and Guarantees); or under an Intercompany CECC Facility Agreement; or under finance or capital leases in respect of indefeasible rights of use comprising MAN-Network; and

(l) up to a maximum of (Euro)7,000,000 or its equivalent in other currencies and not included in paragraphs (a) to (k) above.

"Permitted Investments" means investments:

(a) in Cash Equivalent Investments in an aggregate amount not at any time exceeding (Euro)5,000,000;

(b) in Cash Equivalent Investments of the proceeds of any IPO, or a high yield issue permitted pursuant to paragraph (g) of the definition of "Permitted Indebtedness" in Cash Equivalent Investments; and

(c) with the prior consent of an Instructing Group.

"Permitted Loans" means:

(a) loans from one member of the Obligor Group to another member of the Obligor Group, provided that that the proceeds of any such loans to the Parent are directly or indirectly credited to the High Yield Account;

(b) loans to employee or directors of members of the Group in an aggregate maximum amount at any time outstanding of (Euro)2,000,000; and

(c) with the prior consent of an Instructing Group. "Potential Event of Default" means any event which will become (with the passage of time, the giving of notice or any combination thereof in each case as set out in Clause 24 (Events of Default)) an Event of Default.

"Prepayment Account" means an account bearing interest at market rates for such an amount in the name of the relevant Obligor with the Security Agent (or such other person as the Facility Agent may reasonably require) which is pledged, charged or assigned to the Security Agent pursuant to the Security Documents to secure all amounts due under the Credit Facility Documents and from which the only withdrawals which may be made by the relevant Obligor are to repay amounts due to the Finance Parties under this Agreement or otherwise permitted under this Agreement.

"Proportion" means, in relation to a Bank:

(a) whilst no Advances are outstanding, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); or

(b) whilst at least one Advance is outstanding, the proportion borne by its share of the Loan to the Loan.

"Qualifying Bank" means a person, being a bank or Bank, which is:

(a) a French
credit institution authorised to carry out banking services by the French Credit Institutions Committee (Comite des Etablissements de Credit et des Entreprises d'Investissement); or

(b) a foreign credit institution authorised by the French Credit Institutions Committee to open a branch in France for the provision of banking services; or

(c) a credit institution or financial institution having its registered head office (siege social) in a member state of the European Economic Area ("EEA") which either has a branch in France for the provision of banking services or provides such services in France directly from its home jurisdiction (libre prestation de services) following notification of the intention of such credit institution or financial institution to do so sent by the central banking authority of the relevant EEA member state to the Banque de France and the acknowledgement thereof by the Banque de France; or

(d) a credit institution or financial institution not falling within paragraphs
(a) to (c) above and which does not conduct banking operations on a habitual basis in France as set out in French Law No 84.46 of 24 January 1984.

"Quotation Date" means, in relation to any period for which an interest rate is to be determined under the Finance Documents, the day on which quotations would ordinarily be given by prime banks in the European interbank market for deposits in euro (or the currency of any Unpaid Sum) for delivery on the first day of that period, provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

"Reference Banks" means the principal Paris offices of Barclays Bank PLC, Citibank N.A. and Credit Lyonnais or such banks as may be appointed as such by the Facility Agent with the consent of Obligors' Agent (such consent not to be unreasonably withheld).

"Relevant Laws" means the French Code des Postes et Telecommuncations and all decrees (decrets) and ordinances (arretes) issued pursuant thereto, the German Telekommunikationsgesetz and all ordinances (Verordnungen) issued pursuant thereto, those laws of France or Germany that relate to the regulation of competition or antitrust in so far as they apply to Telecoms Business undertaken by the Group or the operation of the French Network or the German Network, each as amended or replaced from time to time, and all other laws of France or Germany now or in the future relating to Telecoms Business carried on by the Group or relating to telecommunications and applicable to the Group.

"Regulatory Authorities" means the regulatory agencies of France and Germany responsible for the monitoring, supervising or regulation of Telecoms Business, including, without limitation, the ART and the Reg TP including their successors and assignors.

"Reg TP" means the Regulierungsbehorde fur Telecommunikation und Post (or any successor entity).

"Renewed Advance" means a Revolving Advance which is used to refinance a maturing Revolving Advance and which is not more than the amount of such maturing Revolving Advance and is to be drawn on the day such maturing Revolving Advance is to be repaid.

"Repayment Date" means, in relation to any Revolving Advance, save as otherwise provided herein, the last day of the Term thereof.

"Repeated Representations" means each of the representations set out in Clause
20.1 (Status) to 20.6 (Audited Financial Statements), and 20.22 (Intellectual Property) to 20.24 (Good Title to Assets) and 20.26 (Dutch Obligors).

"Revolving Advance" means an advance made or to be made by the Banks under the Revolving Facility.

"Revolving Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "Revolving Commitment" in Part B of Schedule 1 (The Banks).

"Revolving Facility" means:

(a) until the Conversion Date, the Tranche B Revolving Facility; and

(b) thereafter, the Working Capital Facility.

"Revolving Loan" means, at any time, the aggregate principal amount of the outstanding Revolving Advances.

"Revolving Termination Date" means 31 December 2006.

"Route km" means the kilometres of the telecommunications path over which MAN-Network is installed as part of the French Network and German Network, and for the purposes of determining the Route km of the wireless path route owned or controlled by a member of the Group, means the kilometre path as measured by the line of sight between the transmitter transmitting and that receiving the relevant signal.

"SAS Account" means the account number 30026/00350/0000715634J/11 maintained by CompleTel S.A.S. with the Security Agent.

"Security Documents" means each of the security documents set out under Section
C. of Schedule 3 (Conditions Precedent) together with any other document entered into by any member of the Group creating or evidencing security for all or any part of the obligations of the Obligors or any of them under any of the Credit Facility Documents whether by way of personal covenant, charge, security interest, mortgage, pledge or otherwise.

"Senior Debt Leverage Ratio" shall have the meaning as set out in Clause 22 (Financial Condition).

"Senior Interest Cover Ratio" shall have the meaning as set out in Clause 22 (Financial Condition).

"Subordinated Parent Loans" means any loan made to the Parent by its direct or indirect shareholders on subordinated terms reasonably satisfactory to an Instructing Group.

"Subordinated Shareholder Loans" means any loans made by the Parent (funded by the Parent from equity contributions to the Parent or Subordinated Parent Loans) to any of the Borrowers, and (i) subordinated under the terms of the Intercreditor Agreement; and (ii) the rights of the Parent in relation thereto assigned in favour of the Security Agent on the terms of an Intercompany Loan Security Agreement.

"Subordinated High Yield Loans" means any loans made by the Parent (funded by the Parent by way of a high yield issue) to any of the Borrowers, and (i) subordinated under the terms of the Intercreditor Agreement; and (ii) the rights of the Parent in relation thereto assigned in favour of the Security Agent on the terms of an Intercompany Loan Security Agreement.

"Supply and Operational Agreements" means each agreement specified as such in
Schedule 10 (Material Agreements) and any replacement thereof.

"Syndication Date" means the day specified by the Lead Arrangers as the day on which primary syndication of the Facilities is completed.

"Telecoms Business" means the development, ownership or operation of one or more telephone, telecommunications or information systems or the provision of telephony, telecommunication or information or internet services and any related, ancillary or complementary business.

"Term" means, save as otherwise provided herein, in relation to any Revolving Advance, the period for which such Revolving Advance is borrowed, as specified in the Notice of Drawdown relating thereto.

"Term Advance" means a Tranche A Term Advance and/or a Tranche B Term Advance.

"Term Facilities" means the Tranche A Term Facility and the Tranche B Term Facility and "Term Facility" means any one of them.

"Term Loans" means the Tranche A Term Loan and the Tranche B Term Loan and "Term Loan" means any one of them.

"Term Repayment Date" means each of the dates specified in Clause 11.1 (Term Repayment Instalments), provided that if such date is not a Business Day, it shall be deemed to be the next succeeding Business Day in the calendar month or, if none, it shall be deemed to be the immediately preceding Business Day.

"Total Commitments" means, at any time, the aggregate of the Banks' Commitments.

"Total Interest Coverage Ratio" shall have the meaning as set out in Clause 22 (Financial Condition).

"Total Senior Debt" shall have the meaning as set out in Clause 22 (Financial Condition).

"Tranche A Term Advance" means an advance (as from time to time consolidated, divided or reduced by repayment) made or to be made by the Banks under the Tranche A Term Facility.

"Tranche A Term Availability Period" means, in relation to the Tranche A Term Facility, the period from and including the date hereof to and including the earlier of (a) 31 December 2000 and (b) the first Business Day on which the Available Tranche A Term Commitment of each of the Banks is zero.

"Tranche A Term Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "Tranche A Term Commitment" in Part B of Schedule 1 (The Banks).

"Tranche A Term Facility" means the euro term loan facility granted to the Borrowers under sub-clause 2.1.1 of Clause 2.1 (Grant of the Facilities).

"Tranche A Term Loan" means, at any time, the aggregate principal amount of outstanding Tranche A Term Advances.

"Tranche B Revolving Facility" means the euro revolving loan facility granted to the Borrowers under paragraph (a) of sub-clause 2.1.2 of Clause 2.1 (Grant of the Facilities).

"Tranche B Term Advance" means an advance (as from time to time consolidated, divided or reduced by repayment) made or to be made by the Banks under the Tranche B Term Facility.

"Tranche B Term Facility" means the euro term loan facility granted to the Borrowers under paragraph (b)(ii) of sub-clause 2.1.2 of Clause 2.1 (Grant of the Facilities).

"Tranche B Term Loan" means, at any time, the principal amount of the outstanding Tranche B Term Advances.

"Transfer Certificate" means a certificate substantially in the form set out in
Schedule 2 (Form of Transfer Certificate) signed by a Bank and a Transferee under which:

(a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations under the Finance Documents upon and subject to the terms and conditions set out in Clause 35.3 (Assignment and Transfers by Banks); and

(b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as contemplated in Clause 35.5 (Transfers by Banks).

"Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

"Transferee" means a person to which a Bank seeks to transfer by novation all or part of such Bank's rights, benefits and obligations under the Finance Documents pursuant to Clause 35.3 (Assignment and Transfers by Banks).

"Treaty on European Union" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993).

"Unpaid Sum" means the unpaid balance of any of the sums referred to in Clause
28.1 (Default Interest Periods).

"US GAAP" means generally accepted accounting principles and practices in the USA.

"Working Capital Facility" means the euro revolving loan facility granted to the Borrowers under paragraph (b)(i) of sub-clause 2.1.2 of Clause 2.1 (Grant of the Facilities).

"Year 2000 Compliant" means, in relation to any Computer System, that any reference to or use of a date before, on or after 31 December 1999 in the operation of that Computer System will not have an adverse effect on the use of that Computer System.

1.2 Interpretation

Any reference in this Agreement to:

an "affiliate" of any person shall be construed as a reference to the ultimate holding company of that person or an entity of which that person or its ultimate holding company (a) has direct or indirect control or (b) owns directly or indirectly more than twenty per cent. (20%) of the share capital or similar rights of ownership;

a document in an "agreed form", is a reference to such document either in a form previously agreed in writing by or on behalf of the Obligors' Agent and (i) the Facility Agent or (ii) otherwise in form and substance satisfactory to an Instructing Group acting reasonably;

an "Agent", a "Lead Arranger" or any "Bank" shall be construed so as to include its and any subsequent successors and permitted transferees in accordance with their respective interests;

a transaction between a person and another person being on "arm's length terms" shall be construed as a reference to a transaction on terms that are fair and reasonable to and in the best interest of the first-mentioned person;

a "change of control" shall be construed as:

(a) prior to the IPO, when the Original Shareholders taken together cease to own or control directly or indirectly 51 per cent. of the issued share capital of the Parent; and

(b) thereafter, when:

(i) a person or group of persons (acting together) each of which are not Original Shareholders, own or control in aggregate 30 per cent. or more of the issued share capital of the Parent unless at such time the Original Shareholders together own or control directly or indirectly in aggregate a greater proportion of the issued share capital of the Parent; or

(ii) during any period of two consecutive calendar years, individuals who, at the beginning of such period, constituted the board of directors of the Parent (together with any new directors whose election was approved by a vote of 51 per cent. of the directors then in office), cease, for any reason, to constitute a majority of such board of directors then in office;

"continuing", in relation to an Event of Default, shall be construed as a reference to an Event of Default which has not been waived and, in relation to a Potential Event of Default, one which has not been remedied within the relevant grace period or waived;

the "equivalent" on any date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent at or about 11:00 a.m. on such date for the purchase of the first currency with the second currency;

a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

"indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a "law" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

a "member state" shall be construed as a reference to a member state of the European Union;

a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that:

(a) if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

(b) if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

(and references to "months" shall be construed accordingly);

"novate" or "novation" shall be construed as an assignment of rights and an assumption of obligations;

a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

"repay" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "prepay" (or, as the case may be, the corresponding derivative form thereof);

a "subsidiary" of a company or corporation shall be construed as a reference to any company or corporation:

(a) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(b) which is a subsidiary of another subsidiary of the first-mentioned company or corporation;

a "successor" shall be construed so as to include a permitted assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

"tax" shall be construed so as to include any tax, levy, impost, deduction, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

a "wholly-owned subsidiary" of a company or corporation shall be construed as a reference to any company or corporation which has no other shareholders or members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3 Currency Symbols and Definitions

1.3.1 "$" and "dollars" denote lawful currency of the United States of America.

1.3.2 "(euro) " or "euro" means the single currency unit of the European Union as constituted by the Treaty on European Union as referred to in EMU Legislation and "euro unit" means the currency unit of the euro as defined in EMU Legislation.

1.3.3 "(pound)" or "sterling" denote lawful currency of the United
Kingdom.

1.4 Agreements and Statutes

Any reference in this Agreement to:

1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

1.5 Headings

Clause and Schedule headings are for ease of reference only.

1.6 Time

Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to London time.

2. THE FACILITIES

2.1 Grant of the Facilities

The Banks grant to the Borrowers, upon the terms and subject to the conditions hereof:

2.1.1 Tranche A Term Facility:

a euro term loan facility in an aggregate amount of
(Euro)105,000,000; and

2.1.2 (a) Tranche B Revolving Facility: a euro revolving loan facility in an aggregate amount of (Euro)160,000,000 until the Conversion Date; and

(b)      thereafter:

(i) Working Capital Facility: a euro revolving loan facility in an aggregate amount of (Euro)19,000,000; and

(ii) Tranche B Term Facility: a euro term loan facility, subject to Clause 8.1 (Conversion and Tranche B Term Facility), up to an aggregate amount of
(Euro)141,000,000.

2.2 Purpose and Application

The Facilities are intended for the financing of the development of the Telecoms Business of the Group in France and Germany in accordance with the Business Plan and, accordingly, each Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of such requirements and none of the Finance Parties shall be obliged to concern themselves with such application.

2.3 Conditions Precedent

Save as the Banks may otherwise agree, none of the Borrowers may deliver any Notice of Drawdown unless the Facility Agent has confirmed to the Obligors' Agent and the Banks that it has received all of the documents and other evidence listed in Schedule 3 (Conditions Precedent) and that each is, in form and substance, satisfactory to the Facility Agent (acting reasonably).

2.4 Banks' Obligations Several

The obligations of each Bank are several and the failure by a Bank to perform its obligations hereunder shall not affect the obligations of an Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

2.5 Banks' Rights Several

The rights of each Bank are several and any debt arising hereunder at any time from an Obligor to any of the other parties hereto shall be a separate and independent debt. Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).

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2.6 Nature of Obligors' rights and obligations hereunder

2.6.1 CompleTel S.A.S. as Obligors' Agent:

Each Obligor (other than CompleTel S.A.S.) by its execution of this Agreement or a Borrower Accession Memorandum or a Guarantor Accession Memorandum irrevocably appoints CompleTel S.A.S. to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises (i) CompleTel S.A.S. on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Notices of Drawdown), to execute on its behalf any Borrower Accession Memorandum or Guarantor Accession Memorandum and to make such agreements capable of being given or made by any Obligor notwithstanding that they may affect such Obligor, without further reference to or the consent of such Obligor and (ii) each Finance Party to give any notice, demand or other communication to such Obligor pursuant to the Credit Facility Documents to CompleTel S.A.S. on its behalf, and in each case such Obligor shall be bound thereby as though such Obligor itself had given such notices and instructions (including, without limitation, any Notices of Drawdown) or executed or made such agreements or received any such notice, demand or other communication.

2.6.2 Obligors' Agent's acts binding: Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under this Agreement, or in connection with this Agreement (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under this Agreement) shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

2.6.3 Resignation of Obligors' Agent: An Obligors' Agent may resign its appointment hereunder by giving not less than ten Business Days' prior written notice to that effect to the Facility Agent, provided that no such resignation shall be effective until a successor consents in writing to the Facility Agent to be appointed.

2.7 French Borrowers:  Effective Global Rate of Return

2.7.1 For the purposes of Articles L.313-1 to L.313-6 of the French Code de la Consommation, the parties hereto acknowledge that, as a result of (i) the variation of the rate of interest and in the Mandatory Costs Rate during the period of utilisation and repayment of the Facilities; and (ii) the selection by the Borrower of floating interest rates and the fluctuation of such rates, it is not possible at the date hereof to determine the actual percentage rate of interest (Taux Effectif Global) (the "Effective Global Rate") within the meaning of the said Articles.

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2.7.2 For the purpose of application of articles L 313-1, R 313-1 and R 313-2 of the Code de la Consommation, it is specified for indicative purposes that, for a full utilisation of the Facilities as per schedule in Clause 3.2.3 for each Financial Quarter, for Interest Periods or Terms (as applicable) of three months, and taking into account the rate of three-month EURIBOR on 3 January
2000 of 3.338% per year, the Effective Global Rate of the Facilities would, at such date, be 7.39% per year, and the periodic interest rate (taux de periode) would be 1.8474%. Such indicative rates include EURIBOR plus the Applicable Margin (calculated on the assumption that the Mandatory Costs Rate is zero, and that no adjustment will be made pursuant to Schedule 12 (Margin Adjustment) as well as any fees, costs and other expenses (including legal expenses) due by any Borrower in respect of this Agreement which the Code de la Consommation, as interpreted on the date hereof, require to be taken into account.

3. UTILISATION OF THE TRANCHE A TERM FACILITY

3.1 Drawdown Conditions for Tranche A Term Advances

A Tranche A Term Advance will be made by the Banks to a Borrower if:

3.1.1 not more than ten nor less than four Business Days before 11:00 a.m. Paris time on the proposed date for the making of such Tranche A Term Advance, the Facility Agent has received a completed Notice of Drawdown from such Borrower;

3.1.2 the proposed date for the making of such Tranche A Term Advance is a Business Day within the Tranche A Term Availability Period;

3.1.3 the proposed date for the making of such Tranche A Term Advance is not less than ten Business Days after the date upon which the previous Tranche A Term Advance (if any) was made;

3.1.4 the proposed amount of such Tranche A Term Advance is (a) (if less than the Available Tranche A Term Facility) a minimum amount of (Euro)5,000,000 and an integral multiple of (Euro)1,000,000 or (b) equal to the amount of the Available Tranche A Term Facility;

3.1.5 the conditions set out in Clause 3.2 (Tranche A Term Facility Availability Tests) are satisfied;

3.1.6 the Repeated Representations are true in all material respects on and as of the proposed date for the making of such Tranche A Term Advance before and after giving effect to such and to the application of the proceeds therefrom, as though made on and as of such date unless such Repeated Representation refers specifically to an earlier date;

3.1.7 no Event of Default or Potential Event of Default has occurred and is continuing or would result from the making of such Tranche A Term Advance;

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3.1.8 the making of such Tranche A Term Advance would not result in more than 15
Term Advances being outstanding as of the proposed date for making such Tranche
A Term Advance; and

3.1.9 each Advance requested by a French Borrower shall also be requested jointly by CECC and if, on the proposed date for the making of such Advance:

(a) the Official Rate is greater than or equal to the Applicable Interest Rate, the Advance shall be made to that French Borrower and not to CECC; or

(b) the Official Rate is less than the Applicable Interest Rate,

(i) the Advance shall be made to CECC and not to that French Borrower;

(ii) that French Borrower will be deemed to have requested an amount equal to the Advance to be disbursed to it under the Intercompany CECC Facility Agreement by CECC on the proposed date for the making of such Advance;

(iii) CECC shall on such date be obliged to advance an amount equal to such Advance to that French Borrower under the Intercompany CECC Facility Agreement; and

(iv) accordingly CECC shall direct the Facility Agent to make the Advance directly to the French Borrower in satisfaction of its obligation under the Intercompany CECC Facility Agreement.

3.2 Tranche A Term Facility Availability Tests

The following are the conditions for the purposes of sub-clause 3.1.5 above and sub- clause 6.2.2 below:

3.2.1 On the proposed date for making the proposed Advance, the Obligors' Agent has confirmed to the Facility Agent that the Group is Operational in at least the markets of Paris, Lyon, Marseille and Lille in the French Network and at least two of the four markets comprising the German Network; and

3.2.2 On the date of delivery of the relevant Notice of Drawdown, and on the proposed date for making of the proposed Advance, Total Senior Debt expressed as a percentage of the aggregate of Invested Capital and Total Senior Debt as set out below for the relevant Financial Quarter in which the proposed Advance is to be made will not be exceeded, such percentage to be calculated on the basis that the amount of Total Senior Debt is adjusted to take account of the proposed Advance and any other changes to Total Senior Debt which will occur on or before the date of the proposed Advance:

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




Financial Quarter ending               Total Senior Debt expressed as a
                                    percentage of the aggregate of Invested
                                       Capital and Total Senior Debt (%)

31 March 2000                           35
30 June 2000                            40
30 September 2000                       47
31 December 2000                        50

provided that this condition shall only apply if, following the making of the proposed Advance, the Tranche A Term Loan will be an amount equal to or greater than (Euro)47 million.

3.2.3 On the date of delivery of the relevant Notice of Drawdown, and on the proposed date for making of the proposed Advance, the aggregate amount of the Tranche A Term Loan and the Tranche B Revolving Loan as set out below for the relevant Financial Quarter in which the proposed Advance is to be made will not be exceeded, such aggregate amount to be calculated on the basis the amount of the Tranche A Term Loan, or as the case may be, Tranche B Revolving Loan is adjusted to take account of the proposed Advance and any other changes to the Tranche A Loan and/or the Tranche B Revolving Loan which will occur on or before the date of the proposed Advance:

Financial Quarter Ending       Aggregate Amount ofTranche A
                              Term Loan and Tranche B Revolving
                                           Loan
                                     (Euro million)

31 December 1999                          47
31 March 2000                             71
30 June 2000                              118
30 September 2000                         166
31 December 2000                          213
31 March 2001                             213
30 June 2001                              237
30 September 2001                         237
31 December 2001                          237
31 March 2002                             237
30 June 2002                              265

3.3 Each Bank's Participation in Tranche A Term Advances

Each Bank will participate through its Facility Office in each Tranche A Term Advance made pursuant to Clause 3.1 (Drawdown Conditions for Tranche A Term Advances) in the proportion borne by its Available Tranche A Term Commitment to the Available Tranche A Term Facility immediately prior to the making of that Tranche A Term Advance.

3.4 Reduction of Available Tranche A Term Commitment

If a Bank's Available Tranche A Term Commitment is reduced in accordance with the terms hereof after the Facility Agent has received the Notice of Drawdown for a Tranche A Term Advance and such reduction was not taken into account in the Available Tranche A Term Facility, then the amount of that Tranche A Term Advance shall be reduced accordingly.

4. INTEREST PERIODS FOR TERM ADVANCES

4.1 Interest Periods

The period for which a Term Advance is outstanding shall be divided into successive periods each of which (other than the first, which shall begin on the day such Term Advance is made) shall start on the last day of the preceding such period.

4.2 Duration

The duration of each Interest Period shall, save as otherwise provided herein, be one, two, three or six months or such other period as may be agreed to by the Facility Agent acting on the instructions of all the Banks, in each case as a Borrower to which such Term Advance is made may by not less than four Business Days' prior notice to the Facility Agent select, provided that:

4.2.1 if such Borrower fails to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to sub-clauses 4.2.2 and 4.2.3, be three months;

4.2.2 a Borrower (or the Obligors' Agent on its behalf) may select an Interest Period of less than one month if necessary to ensure that there are sufficient Tranche A Term Advances which have and, as the case may be, the Tranche B Term Advances which have, an Interest Period ending on a Term Repayment Date for the Borrowers to make the repayment due on that date; and

4.2.3 prior to the Syndication Date, Interest Periods shall be one month (or, if less, of such duration as is necessary to end on the Syndication Date) or such other period as the Lead Arrangers and such Borrower may agree.

4.3 Consolidation of Term Advances If two or more Interest Periods relating to the same Term Facility and to the same Borrower end at the same time, then, on the last day of those Interest Periods, the Term Advances to which they relate shall be consolidated into and treated as a single Term Advance.

4.4 Division of Term Advances The Borrower to which a Term Advance is made may, by not less than four Business Days' prior notice to the Facility Agent, direct that any such Term Advance shall, at the beginning of any Interest Period relating thereto, be divided into (and thereafter, save as otherwise provided herein, treated in all respects as) two or more Term Advances in such amounts (in aggregate, equalling the amount of the Term Advance being so divided) as shall be specified by such Borrower in such notice, provided that such Borrower shall not be entitled to make such a direction if:

4.4.1 as a result of so doing there would be more than 15 outstanding Term Advances and Revolving Advances; or

4.4.2 any Term Advance thereby coming into existence would be of an amount of less than (Euro)15,000,000.

5. PAYMENT AND CALCULATION OF INTEREST ON TERM ADVANCES

5.1 Payment of Interest

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



On the last day of each Interest Period the Borrower to which such Term Advance has been made shall pay accrued interest on the Term Advance to which such Interest Period relates.

5.2 Calculation of Interest

The rate of interest applicable to a Term Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of:

5.2.1 the Applicable Margin;

5.2.2 the Mandatory Cost Rate in respect thereof at such time; and

5.2.3 EURIBOR on the Quotation Date therefor.

6. UTILISATION OF THE REVOLVING FACILITY

6.1 Drawdown Conditions for Revolving Advances

A Revolving Advance will be made by the Banks to a Borrower if:

6.1.1 not more than ten nor less than four Business Days before the proposed date for the making of such Revolving Advance, the Facility Agent has received a completed Notice of Drawdown from such Borrower;

6.1.2 the proposed date for the making of such Revolving Advance is a Business Day falling (a) after 31 May 2000; and (b) one month or more before the Revolving Termination Date;

6.1.3 the proposed date for the making of such Revolving Advance is not less than five Business Days after the date upon which the previous Revolving Advance (if any) was made;

6.1.4 the proposed amount of such Revolving Advance is (a) (if less than the Available Revolving Facility) a minimum amount of (Euro)2,000,000 and an integral multiple of (Euro)1,000,000 or (b) equal to the amount of the Available Revolving Facility;

6.1.5 the proposed Term of the Revolving Advance requested is a period of (a) one, two, three or six months or such other period as may be agreed to by the Facility Agent acting on the instructions of all the Banks in each case ending on or before the Revolving Termination Date; or (b) in relation to a Revolving Advance to be made prior to the Conversion Date, such other period of less than one month, if necessary to ensure that there are Revolving Advances which have a Term ending on the Conversion Date in an aggregate amount of less than or equal to the Conversion Available Amount, provided that prior to the Syndication Date, only periods of one month or a period previously approved by the Lead Arrangers may be chosen; and

6.1.6 the conditions set out in Clause 6.2 (Revolving Facility Availability Tests) are satisfied;

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



6.1.7 (save in relation to a Renewed Advance) the Repeated Representations are true in all material respects on and as of the proposed date for the making of such Revolving Advance before and after giving effect to such and to the application of the proceeds therefrom, as though made on and as of such date;

6.1.8 no Event of Default or (save in relation to a Renewed Advance) Potential Event of Default has occurred and is continuing or would result from the making of such Revolving Advance; and

6.1.9 each Advance (including for the avoidance of doubt a Renewed Advance) requested by a French Borrower shall also be requested jointly by CECC and if, on the proposed date for the making of such Advance:

(a) the Official Rate is greater than or equal to the Applicable Interest Rate, the Advance shall be made to that French Borrower and not to CECC; or

(b) the Official Rate is less than the Applicable Interest Rate,

(i) the Advance shall be made to CECC and not to that French Borrower;

(ii) that French Borrower will be deemed to have requested an amount equal to the Advance to be disbursed to it under the Intercompany CECC Facility Agreement by CECC on the proposed date for the making of such Advance;

(iii) CECC shall on such date be obliged to advance an amount equal to such Advance to that French Borrower under the Intercompany CECC Facility Agreement; and

(iv) accordingly CECC shall direct the Facility Agent to make the Advance directly to the French Borrower in satisfaction of its obligation under the Intercompany CECC Facility Agreement.

then, save as otherwise provided herein, such Revolving Advance will be made in accordance with the provisions hereof.

6.2 Revolving Facility Availability Tests

        The following are the conditions for the purposes of sub-Clause 6.1.6 above.

6.2.1 The Tranche A Term Facility is fully utilised.

6.2.2 The conditions set out in Clause 3.2 (Tranche A Term Facility Availability Tests) are satisfied in respect of each Revolving Advance.

6.2.3 The Obligor's Agent has confirmed to the Facility Agent that the markets of Grenoble, Nice and Toulouse are Operational in the French Network and the remaining two markets are Operational in the German Network; provided that in satisfaction of this condition the Parent shall have the right to substitute up to two different markets from those specified, where (a) such markets are Operational; (b) that the substitute market is expected to generate comparable

EBITDA and expected to require comparable Capital Expenditure as the original market; (c) the budget for such market has been determined in all material respects in accordance with the Group's past methodologies; (d) and all Licences as necessary for that market have been obtained.

6.2.4 The Annualised Net Revenue calculated at any time no later than 30 September 2000 is at least (Euro)20,800,000.

6.2.5 On the date of delivery of the relevant drawdown request, and on the proposed date for the making of the proposed Revolving Advance where the proposed date for making of the proposed Revolving Advance is a date:

(i) on or prior to 31 December 2000, Total Senior Debt expressed as a percentage of the aggregate of Invested Capital and Total Senior Debt as set out below for the relevant Financial Quarter in which the proposed Revolving Advance is to be made will not be exceeded, such percentage to be calculated on the basis that the amount of Total Senior Debt is adjusted to take account of the proposed Revolving Advance and other changes to the Total Senior Debt which will occur on or before the date of the proposed Advance:

Financial Quarter ending                 Total Senior Debt expressed as a
                                      percentage of the aggregate of Invested
                                         Capital and Total Senior Debt (%)

30 June 2000                                       40
30 September 2000                                  47
31 December 2000, 31 March                         50
2001, 30 June 2001 and 30
September 2001; or

(ii) on or after 1 January 2001 and on or prior to 30 September 2001 either the condition set out in sub-paragraph (i) above is satisfied; or the ratio of Total Senior Debt to AART as set out below for the relevant Financial Quarter in which the proposed Revolving Advance is to be made will not be exceeded, such ratio to be calculated: (I) on the basis of the AART as calculated by reference to the aggregate AART set out in the three most recently delivered monthly management statements of the Group, (or in the event that the most recently delivered financial statements are quarterly financial statements) as set out in the quarterly financial statements of the Group, in either case as multiplied by four; and (II) on the basis that the amount of the Total Senior Debt is adjusted to take account of the proposed Revolving Advance any other changes to the Total Senior Debt which will occur on or before the date of the proposed Advance: or

Financial Quarter ending           Total Senior Debt to AART
31 March 2001                      2.25 : 1
30 June 2001                       2.00 : 1
30 September 2001                  1.75 : 1

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



(iii) on or after 1 October 2001, the Senior Debt Leverage Ratio as set out below for the relevant Financial Quarter in which the proposed Revolving Advance is to be made will not be exceeded, such ratio to be calculated: (I) on the basis of the Annualised EBITDA as calculated by reference to the most recently delivered quarterly financial statements of the Group; and (II) on the basis that the amount of Total Senior Debt is adjusted to take account of the proposed Revolving Advance any other changes to the Total Senior Debt which will occur on or before the date of the proposed Advance:

Financial Quarter ending                          Senior Debt Leverage Ratio
31 December 2001                                            6.50: 1
31 March 2002                                               5.00:1
30 June 2002                                                4.50:1
30 September 2002                                           4.50:1
31 December 2002                                            3.50:1
31 March 2003                                               3.00:1
Thereafter, 31 March, 30 June,                              2.50:1
30 September and 31 December

6.3 Each Bank's Participation in Revolving Advances

Each Bank will participate through its Facility Office in each Revolving Advance made pursuant to this Clause 6 in the proportion borne by its Available Revolving Commitment to the Available Revolving Facility immediately prior to the making of that Revolving Advance.

6.4 Reduction of Available Revolving Commitment

If a Bank's Revolving Commitment is reduced in accordance with the terms hereof after the Facility Agent has received the Notice of Drawdown for a Revolving Advance and such reduction was not taken into account in the Available Revolving Facility, then the amount of that Revolving Advance shall be reduced accordingly.

7. PAYMENT AND CALCULATION OF INTEREST ON REVOLVING ADVANCES

7.1 Payment of Interest

On the Repayment Date relating to each Revolving Advance the Borrower to which such Revolving Advance has been made shall pay accrued interest on that Revolving Advance.

7.2 Calculation of Interest

The rate of interest applicable to a Revolving Advance from time to time during its Term shall be the rate per annum which is the sum of:

7.2.1 the Applicable Margin;

7.2.2 the Mandatory Cost Rate in respect thereof at such time; and

7.2.3 EURIBOR on the Quotation Date therefor.

8. CONVERSION AND WORKING CAPITAL FACILITY

8.1 Conversion Notice

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



The Obligors' Agent may deliver a notice to the Facility Agent specifying the length of the Interest Period applicable to the Tranche B Term Advance made available pursuant to Clause 8.2.2 on the Conversion Date, provided that such notice is received by the Facility Agent no later than four Business Days prior to the Conversion Date, and in the absence of such notice, the Interest Period shall be three months.

8.2 Conversion and the Tranche B Term Facility

8.2.1 The Revolving Advances outstanding as at the Conversion Date in an aggregate amount equal to the Conversion Available Amount or, if less, the aggregate amount of all Revolving Advances outstanding on the Conversion Date shall be converted into Tranche B Term Advances as follows:

8.2.2 First, Revolving Advances whose Term ends on the Conversion Date shall be automatically converted into a single Tranche B Term Advance under the Tranche B Term Facility with an initial Interest Period as determined in accordance with Clause 8.1 (Conversion Notice); and

8.2.3 Secondly, Revolving Advances whose Term ends on a date falling after the Conversion Date shall remain outstanding as Revolving Advances until the last day of their Term when they shall be converted in whole or in part into Tranche B Term Advances in chronological order until such time as the aggregate amount of Tranche B Term Advances is in an amount equal to the Conversion Available Amount or, if less, the aggregate amount of all Revolving Advances outstanding on the Conversion Date provided that the first Interest Period of each such Tranche B Term Advance (converted pursuant to this Clause 8.2.3) shall end at the same time as the Interest Period of the outstanding Tranche B Term Advance converted pursuant to Clause 8.2.2 (or, as the case may be, as consolidated with previous Tranche B Term Advances converted pursuant to this Clause 8.2.3); and

8.2.4 Thirdly, the Tranche B Revolving Facility shall be reduced to an amount equal to the Working Capital Facility (and the Revolving Commitment of each of the Banks shall be reduced rateably) and any Revolving Advances (or any part thereof) not converted pursuant to sub-clauses 8.2.2 and/or 8.2.3 shall remain outstanding under the Working Capital Facility and shall be repaid on the Repayment Date applicable thereto.

9. MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

9.1 Market Disruption

If, in relation to any Advance:

9.1.1 EURIBOR is to be determined by reference to Reference Banks and at or about 11.00 a.m. on the Quotation Date for the relevant Interest Period or Term none of the Reference Banks supplies a rate for the purpose of determining EURIBOR for the relevant Interest Period or Term; or

9.1.2 before the close of business in Paris on the Quotation Date for the relevant Interest Period or Term the Facility Agent has been notified by a Bank or each of a group of Banks to whom in aggregate more than fifty per cent. or more of such Advance is owed (or, in the case of an undrawn Advance, if made, would be owed) that the EURIBOR rate does not accurately reflect the cost of funding its participation in such Advance, then, the Facility Agent shall notify the Obligors' Agent, the relevant Borrower and the Banks of such event and, notwithstanding anything to the contrary in this Agreement, Clause 9.2 (Substitute Interest Period and Interest Rate) shall apply to such Advance.

9.2 Substitute Interest Period and Interest Rate

If either sub-clause 9.1.1 or 9.1.2 of Clause 9.1 (Market Disruption) applies to an Advance, then unless a substitute basis has been agreed in accordance with Clause 9.3 (Alternative Rate) (i) the duration of the relevant Interest Period or Term shall be one month or, if less, such that it shall end on the next succeeding Term Repayment Date (in the case of a Term Advance) or the earlier of the Conversion Date and the Revolving Termination Date (in the case of a Revolving Advance); and (ii) the rate of interest applicable to each Bank's portion of such Advance during the relevant Interest Period or Term shall (subject to any agreement reached pursuant to Clause 9.3 (Alternative Rate)) be the rate per annum which is the sum of:

9.2.1 the Applicable Margin;

9.2.2 the Mandatory Cost Rate in respect thereof at such time; and

9.2.3 the rate per annum notified to the Facility Agent by such Bank before the last day of such Interest Period or Term to be that which expresses as a percentage rate per annum the cost to such Bank of funding from whatever sources it may reasonably select its portion of such Advance during such Interest Period or Term.

9.3 Alternative Rate

If (a) either of those events mentioned in sub-clauses 9.1.1 and 9.1.2 of Clause
9.1 (Market Disruption) occurs in relation to an Advance or (b) by reason of circumstances affecting the European interbank market during any period of three consecutive Business Days EURIBOR is not available for euro to prime banks in the European interbank market, then if the Facility Agent or the Obligors' Agent so requires, the Facility Agent and the Obligors' Agent shall enter into negotiations in good faith with a view to agreeing a substitute basis (i) for determining the rates of interest from time to time applicable to the Advances and/or (ii) upon which the Advances may be maintained (whether in euro or some other currency) thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto, provided that the Facility Agent may not agree any such substitute basis without the prior consent of each Bank.

10. NOTIFICATION

10.1 Advances

Not less than three Business Days before the first day of an Interest Period or Term, the Facility Agent shall notify each Bank of the Facility that is to be utilised, the name of the relevant Borrower, the proposed amount of the relevant Advance, the proposed length of the relevant Interest Period or Term and the aggregate principal amount of the relevant Advance allocated to such Bank pursuant to Clause 3.3 (Each Bank's Participation in Tranche A Term Advances) or Clause 6.3 (Each Bank's Participation in Revolving Advances).

10.2 Interest Rate Determination

The Facility Agent shall promptly notify the relevant Borrower and the Banks of each determination of EURIBOR, the Mandatory Cost Rate and the Applicable Margin.

10.3 Changes to Advances or Interest Rates

The Facility Agent shall promptly notify the relevant Borrower and the Banks of any change to (a) the proposed length of an Interest Period or Term or (b) any interest rate occasioned by the operation of Clause 9 (Market Disruption and Alternative Interest Rates).

11. REPAYMENT OF THE TERM FACILITIES

11.1 Term Repayment Instalments

The Parent shall procure (and each Borrower which has drawn a Term Advance shall repay its share of each Term Loan in order to ensure) that each Term Loan is repaid in instalments on each Term Repayment Date set out in the table below. The amount to be repaid shall:

(a) in the case of the Tranche A Term Loan, be equal to the relevant percentage of the Tranche A Term Loan outstanding as at the last day of the Tranche A Term Availability Period; and

(b) in the case of the Tranche B Term Loan, be equal to the relevant percentage of the Converted Amount, in each case, as set out in the table below.

Term Repayment Date                  Percentage of Tranche A Term Loan and
                                       Tranche B Term Loan (%) as at the
                                                 relevant date

30 June 2003                                          10
31 December 2003                                      10
30 June 2004                                         12.5
31 December 2004                                     12.5
30 June 2005                                         12.5
31 December 2005                                     12.5
30 June 2006                                          15
31 December 2006                                      15

11.2 Selection of Term Advances

In relation to a Term Repayment Date, the repayment shall firstly comprise Term Advances whose Interest Periods end on such Term Repayment Date, as selected by the Obligors' Agent by not less than four Business Days' notice to the Facility Agent, provided that if the Obligors' Agent fails to give such notice, the Facility Agent shall select the Term Advances to be wholly or partially repaid.

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12. REPAYMENT OF THE REVOLVING FACILITY

Each Borrower to which a Revolving Advance has been made shall repay the Revolving Advance made to it in full on the Repayment Date relating thereto.

13. CANCELLATION AND PREPAYMENT

13.1 Cancellation of the Term Facility

The Obligors' Agent may (subject to the provisions of this Clause), by giving to the Facility Agent not less than ten Business Days' prior notice to that effect, cancel the whole or any part (being a minimum amount of (Euro)5,000,000 and an integral multiple of (Euro)1,000,000) of the Available Tranche A Term Facility provided that such amount shall be applied pro rata in cancellation of the Available Tranche A Term Facility and the Available Revolving Facility on such date. Any such cancellation shall reduce the Available Tranche A Term Commitments and, as the case may be, the Available Revolving Commitments of the Banks rateably.

13.2 Prepayment of the Term Loans

Subject to Clause 13.6 (Pro-rata Requirement), the Borrower to which a Term Advance has been made may, if it has given to the Facility Agent not less than ten Business Days' prior notice to that effect through the Obligors' Agent, prepay the whole of any Term Advance or any part of any Term Advance (being a minimum amount of (Euro)5,000,000 and an integral multiple of (Euro)1,000,000). Any prepayment so made after the last day of the Tranche A Term Availability Period shall satisfy pro tanto the obligations under Clause 11.1 (Term Repayment Instalments) in inverse chronological order.

13.3 Cancellation of the Revolving Facility

Subject to Clause 13.6 (Pro-rata Requirement), the Obligors' Agent may, by giving to the Facility Agent not less than ten Business Days' prior notice to that effect, cancel the whole or any part (being a minimum amount of (Euro) 5,000,000 and an integral multiple of (Euro)1,000,000) of the Available Revolving Facility. Any such cancellation shall reduce the Available Revolving Commitments of the Banks rateably.

13.4 Prepayment of the Revolving Loan

Subject to Clause 13.6 (Pro-rata Requirement), the Borrower to which a Revolving Advance has been made may, by giving to the Facility Agent through the Obligors' Agent not less than ten Business Days prior notice to that effect, prepay the whole or any part of a Revolving Advance (being an amount such that such Revolving Advance will be reduced by a minimum amount of (Euro)5,000,000 and an integral multiple of (Euro)1,000,000).

13.5 Notice of Cancellation or Prepayment

Any notice of cancellation or prepayment given by a Borrower pursuant to this Clause 13 shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment and, in the case of a notice of prepayment, shall oblige the relevant Borrower to make such prepayment on such date.

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13.6 Pro-rata Requirement

The Parent shall ensure that on the date of any prepayment of the Tranche A Term Loan, or as the case may be the Tranche B Term Loan, in accordance with Clause
13.2 (Prepayment of the Term Loans):

13.6.1 if such date is prior to the Conversion Date, (a) the Revolving Commitments of the Banks shall be cancelled pro-rata by an amount in accordance with Clause 13.3 (Cancellation of the Revolving Facility); or (b) in the event that such Commitments are, or are reduced to, zero, the Revolving Loan shall be prepaid and thereupon the Revolving Commitments of the Banks shall be cancelled in an equal or remaining amount in accordance with Clause 13.3 (Cancellation of the Revolving Facility) and/or Clause 13.4 (Prepayment of the Revolving Loan); in each case such amount (the "Revolving Amount") shall be such that the ratio of the amount to be applied in prepayment of the Term Loan to the Revolving Amount is equal to the ratio of the Tranche A Term Facility to the Tranche B Term Facility; and

13.6.2 if such date is on or after the Conversion Date, the other Term Loan shall be prepaid in accordance with Clause 13.2 (Prepayment of the Term Loans) in an amount such that the ratio of the two amounts to be prepaid is equal to the ratio, as applicable, of the Tranche A Term Loan to the Tranche B Term Loan at that time.

13.7 Repayment of a Bank's Share of the Loan

If:

13.7.1 any sum payable to any Bank by an Obligor is required to be increased pursuant to Clause 15.1 (Tax Gross-up); or

13.7.2 any Bank claims indemnification from the Parent under Clause 15.2 (Tax Indemnity) or Clause 17.1 (Increased Costs); or

13.7.3 any Bank does not agree a substitute basis under Clause 9.3 (Alternative
Rate),

the Obligors' Agent may, whilst such circumstance continues, give the Facility Agent at least ten Business Days notice (which notice shall be irrevocable) of its intention to procure the repayment of such Bank's share of the Loan. On the last day of each current Interest Period or Term each Borrower to which an Advance has been made shall repay such Bank's portion of the Advance to which such Interest Period or Term relates. Any repayment of a Term Advance so made after the last day of the Term Availability Period shall reduce rateably the remaining obligations under Clause 11.1 (Term Repayment Instalments).

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13.8 No Further Advances

A Bank for whose account a repayment is to be made under Clause 13.7 (Repayment of a Bank's Share of the Loan) shall not be obliged to participate in the making of Advances on or after the date upon which the Facility Agent receives the Obligors' Agent's notice of its intention to procure the repayment of such Bank's share of the Loan, and such Bank's Available Tranche A Term Commitment and Available Revolving Commitment shall be reduced to zero.

13.9 No Other Repayments

The Borrowers shall not repay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.

13.10 No Reborrowing of the Term Facilities

None of the Borrowers shall be entitled to reborrow any amount of the Term Facilities which is repaid.

14. MANDATORY PREPAYMENT

14.1 Excess Cash Flow

With respect to each immediately preceding financial year of the Parent, commencing with the financial year ending on 31 December 2001, the Parent shall on the Business Day immediately succeeding the date on which the consolidated financial statements for such financial year are delivered by the Parent pursuant to the provisions of Clause 21.1 (Annual Statements) or should have been delivered in accordance with the provisions thereof, apply 50 per cent. of Excess Cash Flow for such financial year in prepayment of the Loan in accordance with Clause 14.4 (Application of Prepayments).

14.2 Asset Disposals and Insurance Proceeds

The Parent shall procure that an amount equal to 100 per cent. of:

(a) the Net Cash Proceeds of any disposal, lease or transfer of any asset of any member of the Group (other than a Permitted Disposal); and

(b) the proceeds of any insurance claims other than those payable to a third party,

in each case to the extent that such proceeds are not applied in or towards the carrying on of the Telecoms Business as permitted by this Agreement within 180 days of receipt of such proceeds, shall promptly be applied in prepayment of the Loan in accordance with Clause 14.4 (Application of Prepayments).

14.3 Change of Control

14.3.1 The Parent shall (itself or through the Obligors' Agent), promptly upon it becoming aware that a change of control has occurred, or will or is reasonably likely to occur, give written notice thereof to the Banks (through the Facility Agent).

14.3.2 Upon the occurrence of a change of control, the Borrowers shall immediately repay in full the Term Loans and Revolving Loan outstanding at such time and all other amounts owing hereunder and the Commitments of the Banks shall be irrevocably cancelled.

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14.4 Application of Prepayments

14.4.1 Any prepayment made under Clause 14.1 (Excess Cash Flow) or Clause 14.2 (Asset Disposals and Insurance Proceeds) shall be applied;

(a) if such date is prior to the Conversion Date:

(i)   against the Tranche A Term Loan; and

(ii) by a cancellation of the Revolving Commitments of the Banks pro- rata; or in the event that at such time such Commitments are, or are reduced to, zero, the Revolving Loan shall be prepaid and thereupon the Revolving Commitments of the Banks shall be cancelled; in the ratio that the Tranche A Term Facility bears to the Tranche B Term Facility; and

(b) if such date is on or after the Conversion Date, against the Tranche A Term Loan and the Tranche B Term Loan in the ratio that the Tranche A Term Loan bears to the Tranche B Term Loan at that time;

provided that if on such date the Term Loans have been prepaid in full, shall be applied in cancellation of the Revolving Commitments of the Banks pro-rata and then in repayment and cancellation of the Revolving Loan and the Revolving Commitments of the Banks pro-rata.

14.4.2 Any prepayment of Term Loans shall satisfy the remaining obligations under Clause 11.1 (Term Repayment Instalments) in inverse chronological order.

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14.5 Prepayment Account

If Clause 13.6 (Pro-rata Requirement), Clause 14.1 (Excess Cash Flow) or Clause
14.2 (Asset Disposals and Insurance Proceeds) would require the Parent to procure the prepayment of any Advance otherwise than at the end of an Interest Period or Term, the Parent can elect (by written notice to the Facility Agent to be received no later than one Business Day prior to the date on which the prepayment obligation would, but for this Clause 14.5, arise) to credit such amount to the Prepayment Account on the date on which the prepayment obligation but for this Clause 14.5 would arise and to prepay the Term Advance and/or Revolving Advance at the first occurring end of an Interest Period relative to the Term Advance to be repaid or date on which a Revolving Advance matures. Following any such election and provided the required payment is made to the Prepayment Account, the obligation to prepay the relevant Term Advance and/or Revolving Advance will not arise until the first occurring end of an Interest Period relative to the Term Advance to be repaid or date on which a Revolving Advance matures (and for the avoidance of doubt interest shall continue to accrue on such Advances until the end of the applicable Interest Period or
Term). The Obligors' Agent on behalf of the Parent and the other Obligors hereby authorise the Facility Agent to withdraw monies from the Prepayment Account and apply such monies against prepayments which are due to be made hereunder, or upon the occurrence of an Event of Default in respect of which a notice has been given pursuant to Clause 24.19 (Acceleration and Cancellation) against amounts due and payable under the Finance Documents. Following the satisfaction of the obligations pursuant to this Clause 14.5 with respect to any deposit made to the Prepayment Account, any interest accrued on such deposit shall be paid to the Obligors' Agent, provided that at such time no Event of Default has occurred and is continuing in which case such interest shall not be paid to the Obligors' Agent but the Obligors' Agent may direct the Facility Agent to apply such interest in satisfaction of the interest which has accrued in relation to the outstanding Advances.

15. TAXES

15.1 Tax Gross-up

All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without deduction for or on account of tax. If any Obligor is required to make such a payment subject to the deduction or withholding tax, the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

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15.2 Tax Indemnity

Without prejudice to Clause 15.1 (Tax Gross-up), if any Finance Party is required to make any payment of or on account of tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Parent shall, upon demand of the Facility Agent and delivery of a written explanation of the nature of the tax due or paid by such Finance Party, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, other than any such interest, penalties, costs or expenses arising as a result of a failure by the Finance Party to make payment of tax when, to the best of its knowledge and belief, it was due provided that this Clause 15.2 shall not apply to:

15.2.1 any tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated or any jurisdiction or jurisdictions in which such Finance Party is resident for the purpose of assessing such tax; or

15.2.2 any tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

15.3 Claims by Banks

A Bank intending to make a claim pursuant to Clause 15.2 (Tax Indemnity) shall notify the Facility Agent of the event giving rise to the claim, whereupon the Facility Agent shall notify the Obligors' Agent thereof.

15.4 Qualifying Banks

Each Bank warrants that it is a Qualifying Bank as at the date it becomes a party to this Agreement.

16. TAX RECEIPTS

16.1 Notification of Requirement to Deduct Tax

If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it under the Finance Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Facility Agent.

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16.2 Evidence of Payment of Tax

If an Obligor makes any payment under the Finance Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Facility Agent for each Bank, within thirty days of issue thereof, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

16.3 Tax Credit Payment

If an additional payment is made under Clause 15 (Taxes) by an Obligor for the benefit of any Finance Party and such Finance Party, in its sole discretion acting in good faith, determines that it has obtained (and has derived full use and benefit from) a credit against, a relief or remission for, or repayment of, any tax, then, if and to the extent that such Finance Party, in its sole opinion acting in good faith, determines that: 16.3.1 such credit, relief, remission or repayment is in respect of or calculated with reference to the additional payment made pursuant to Clause 15 (Taxes); and 16.3.2 its tax affairs for its tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled, such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Obligor such amount as such Finance Party shall, in its sole opinion acting in good faith, determine to be the amount which will leave such Finance Party (after such payment) in no worse after-tax position than it would have been in had the additional payment in question not been required to be made by such Obligor.

16.4 Tax Credit Clawback

If any Finance Party makes any payment to an Obligor pursuant to Clause 16.3 (Tax Credit Payment) and such Finance Party subsequently determines, in its sole opinion acting in good faith, that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, such Obligor shall reimburse such Finance Party such amount as such Finance Party determines, in its sole opinion acting in good faith, is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party.

                                   - 44 -



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16.5 Tax and Other Affairs

No provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause 15 (Taxes) in priority to any other credit, relief, remission or repayment available to it except that the Finance Party's sole reason (acting in good faith) for claiming such credit, relief, remission or repayment shall not be its obligation to make a tax credit payment under Clause 16.3 (Tax Credit Payment) nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

17. INCREASED COSTS

17.1 Increased Costs

If, by reason of (a) any change in law or in its interpretation or administration and/or (b) compliance with any request or requirement (with which banks generally habitually comply) relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary, regulatory or other authority:

17.1.1 a Bank or any holding company of such Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents;

17.1.2 a Bank or any holding company of such Bank incurs a cost as a result of such Bank's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents; or

17.1.3 there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining such Bank's share of the Advances or any Unpaid Sum, then the Parent shall, from time to time on demand of the Facility Agent, promptly pay to the Facility Agent for the account of that Bank amounts sufficient to indemnify that Bank or to enable that Bank to indemnify its holding company from and against, as the case may be, (i) such reduction in the rate of return of capital, (ii) such cost or (iii) such increased cost. Any demand shall be accompanied by particulars (in reasonable detail) of the circumstances of giving rise to the demand and a calculation (in reasonable detail) of the amount demanded.

17.2 Increased Costs Claims

A Bank intending to make a claim pursuant to Clause 17.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to such claim, whereupon the Facility Agent shall notify the Obligors' Agent thereof.

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17.3 Exclusions

Notwithstanding the foregoing provisions of this Clause 17, no Bank shall be entitled to make any claim under this Clause 17 in respect of any cost, increased cost or liability (a) compensated by Clause 15 (Taxes) or (b) included within the Mandatory Cost Rate or (c) attributable to any tax or change in the rate of tax on the overall net income of a Bank or the holding company of such Bank (or the overall net income of a division or branch of such Bank or the holding company of such Bank); (d) attributable to a law or regulation which at the date of this Agreement is scheduled to be implemented after the date of this Agreement; (e) attributable to the period commencing 90 days after the Facility Office of the relevant Bank or the holding company of such Bank becomes aware of the increased cost to the date that any claim is made under Clause 17.2 (Increased Costs Claims) where such claim is made after such 90 day period; or
(f) attributable solely to the gross negligence or wilful misconduct of the relevant Bank or the holding company of such bank.

18. ILLEGALITY

If, at any time, it is or will become unlawful for a Bank to make, fund or allow to remain outstanding all or part of its share of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to the Obligors' Agent through the Facility Agent a notice to that effect and:

18.1.1 such Bank shall not thereafter be obliged to participate in the making of any Advances and the amount of its Available Tranche A Term Commitment and Available Revolving Commitment shall be immediately reduced to zero; and

18.1.2 if the Facility Agent on behalf of such Bank so requires, the Parent shall procure that each Borrower which has drawn an Advance shall on such date as the Facility Agent shall have specified (being not earlier than the latest date permitted by law) repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank under the Finance Documents and any repayment of Term Advances so made after the last day of the Trance A Availability Period shall reduce rateably the remaining obligations under Clause 11.1 (Term Repayment Instalments).

19. MITIGATION

If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

19.1.1 an increase in any sum payable to it or for its account pursuant to Clause 15.1 (Tax Gross-up);

19.1.2 a claim for indemnification pursuant to Clause 15.2 (Tax Indemnity) or Clause 17.1 (Increased Costs); or

19.1.3 the reduction of its Available Commitment to zero or any repayment to be made pursuant to Clause 18 (Illegality),

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then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Obligors under any of the Clauses referred to above, such Bank shall promptly upon becoming aware of such circumstances notify the Facility Agent thereof and, in consultation with the Facility Agent and the Obligors' Agent and to the extent that it can do so lawfully and without prejudice to its own position, take reasonable steps (including a change of location of its Facility Office or the transfer of its rights, benefits and obligations under the Finance Documents to another financial institution acceptable to the Obligors' Agent and willing to participate in the Facility) to mitigate the effects of such circumstances, provided that such Bank shall be under no obligation to take any such action if, in the opinion of such Bank (acting reasonably), to do so might have any adverse effect upon its business, operations or financial condition (other than any minor costs and expenses of an administrative nature).

20. REPRESENTATIONS

Each Obligor makes the representations and warranties set out in Clause 20.1 (Status) to Clause 20.28 (Business, Business Plan, Reports). The Original Obligors acknowledge that the Finance Parties have entered into this Agreement in reliance on those representations and warranties. The representations and warranties shall be qualified to the extent set out in the disclosure letter from the Obligors' Agent to the Facility Agent dated the same date as this Agreement.

20.1 Status

It is a corporation duly organised or incorporated under the laws of its jurisdiction of incorporation.

20.2 Governing Law and Judgments

In any proceedings taken in its jurisdiction of incorporation in relation to the Credit Facility Documents, the choice of English law as the governing law of the Credit Facility Documents expressed to be governed by English law and any judgment obtained in England in relation to any such Credit Facility Document will be recognised and enforced, subject to the qualifications contained in the legal opinions referred to in Schedule 3 (Conditions Precedent).

20.3 Binding Obligations

The obligations expressed to be assumed by it in the Credit Facility Documents are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof subject to the qualifications contained in the legal opinions referred to in Schedule 3 (Conditions Precedent) and mandatory provisions of law affecting creditors rights generally.

20.4 Execution of the Finance Documents

Its execution of the Credit Facility Documents and its exercise of its rights and performance of its obligations thereunder do not and will not:

20.4.1 conflict in any material respect with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

20.4.2 conflict with its constitutive documents; or

20.4.3 conflict in any material respect with any applicable law.

It has the power to enter into the Credit Facility Documents and all corporate action required to authorise the execution of the Credit Facility Documents and the performance of its obligations thereunder has been duly taken.

20.5 No Material Proceedings No action or administrative proceeding of or before any court or agency including, without limitation, the Regulatory Authorities has been started or threatened against it which is reasonably likely to have a Material Adverse Effect.

20.6 Audited Financial Statements

In the case of the most recent audited annual consolidated financial statements of the Parent delivered in accordance with Clause 21.1 (Annual Statements) they:

20.6.1 were prepared in accordance with US GAAP consistently applied;

20.6.2 disclose all liabilities (contingent or otherwise) and all unrealised or anticipated losses of any member of the Group required to be disclosed in accordance with US GAAP; and

20.6.3 save as disclosed therein, fairly present in all material respects the financial condition and operations of the Group during the relevant financial year.

20.7 No Material Adverse Change

Since the date of the Original Financial Statements, there has been no Material Adverse Change.

20.8 Validity and Admissibility in Evidence

All acts, conditions and things required to be done, fulfilled and performed by it in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Credit Facility Documents, (b) to ensure that the obligations expressed to be assumed by it in the Credit Facility Documents are legal, valid, binding and enforceable and (c) to make the Credit Facility Documents admissible in evidence in its jurisdiction of incorporation have been done, fulfilled and performed subject in the case of (a), (b) and (c) above to the qualifications contained in the legal opinions referred to in Schedule 3 (Conditions Precedent) and mandatory provisions of law affecting creditors rights generally.

20.9 Claims Pari Passu

Under the laws of its jurisdiction of incorporation in force at the date hereof, the claims of the Finance Parties against it under the Credit Facility Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatorily preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

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20.10 No Filing or Stamp Taxes

Under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that the Credit Facility Documents be filed, recorded or enrolled with any court or other authority in such jurisdiction (other than Security Documents which by their terms are required to be filed and/or registered) or that any stamp, registration or similar tax be paid (other than stamp, registration and similar taxes as are specified herein or in the Security Documents) on or in relation to the Credit Facility Documents subject to the qualifications contained in the legal opinions referred to in Schedule 3 (Conditions Precedent).

20.11 No Deduction or Withholding

Under the laws of its jurisdiction of incorporation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make under the Finance Documents subject to the qualifications contained in the legal opinions referred to in Schedule 3 (Conditions Precedent) but excluding for these purposes the qualification contained in paragraph 8(viii) of the legal opinion issued by Clifford Chance Punder.

20.12 No Winding-up

Neither the Parent nor any Material Subsidiary has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against the Parent or any Material Subsidiary for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

20.13 No Material Defaults

No member of the Group is in breach of or in default under any Material Agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

20.14 Information Memorandum

As of the date of the Information Memorandum (i) the factual information contained in the Information Memorandum relating to the Group and any written factual information relating to the Group supplied on or after the date of the Information Memorandum by the Obligors to the Facility Agent and identified specifically as supplemental to the Information Memorandum, taken as a whole, is true, complete and accurate in all material respects; (ii) to the best of the Obligors' knowledge and belief, nothing has been omitted that would make any material factual information relating to the Group contained in the Information Memorandum untrue or misleading in any material respect in light of the circumstances under which it was made; and (iii) all forecasts made by the Obligors in relation to the Group are believed by the Obligors to be reasonable, and the financial projections contained therein have been prepared in good faith on the basis of assumptions which the Obligors believed were reasonable as of the date of such projections.

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20.15 Environmental Compliance

Each member of the Group has duly performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

20.16 Environmental Claims

No Environmental Claim has been commenced or (to the best of the its knowledge and belief) is threatened against any member of the Group where such claim is reasonably likely to be determined against such member of the Group and would be reasonably likely, if so determined, to have a Material Adverse Effect.

20.17 Encumbrances

Save for Permitted Encumbrances, no Encumbrance exists over all or any of the present or future revenues or assets of any member of the Group.

20.18 Ownership of the Obligors

Each of the Obligors (other than the Parent) is a wholly-owned subsidiary of the Parent.

20.19 Ownership of the Parent

The Original Shareholders are indirect shareholders in the Parent in the proportions set out in Schedule 7 (Original Shareholders).

20.20 Licences and Necessary Authorisations

20.20.1 It has (a) obtained the Licences and, to the extent failure to obtain might reasonably be expected to have a Material Adverse Effect, any Necessary Authorisations, and (b) at all times, has not violated, has complied with, and is in compliance with each Relevant Law, the Licences and the terms of any Necessary Authorisations to the extent any such violation or non-compliance would not reasonably be expected to have a Material Adverse Effect;

20.20.2 There are no facts or circumstances of which it is aware which would be reasonably likely to result in such Licences or any Necessary Authorisations being revoked, suspended, amended, varied, withdrawn or not renewed in a manner that might reasonably be expected to have a Material Adverse Effect;

20.20.3 So far as it is aware, none of the Licences or any Necessary Authorisations are the subject of any pending or threatened proceedings or revocation to the extent such proceedings or revocation might reasonably be expected to have a Material Adverse Effect.

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20.21 Security Interest

20.21.1 There is no security interest over any of its assets ranking in priority ahead, or having equal ranking, with the security specified in any of the Security Documents (other than pursuant to paragraph (a) of the definition of "Permitted Encumbrances").

20.21.2 The shares of any Group member which are subject to an Encumbrance under the Security Documents are fully paid and not subject to any option to purchase or similar rights and the constitutional documents of any such Group member do not restrict or inhibit (whether absolutely, partly, under a discretionary power or otherwise) any transfer of such shares pursuant to enforcement of the Security Documents.

20.22 Intellectual Property

It is not aware of any adverse circumstance relating to validity, subsistence or use of any of its Intellectual Property which could reasonably be expected to have a Material Adverse Effect.

20.23 Information Management

The Group at all times maintains an integrated enterprise wide information management system save to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

20.24 Good Title to Assets

It has good title to or valid leases of or other appropriate licence, authorisation or consent to use its assets necessary to carry on its business as presently conducted.

20.25 Year 2000

20.25.1 It believes that all Computer Systems used, owned or operated by any member of the Group are Year 2000 Compliant or, if not Year 2000 Compliant, such failure would not reasonably be expected to have a Material Adverse Effect.

20.25.2 Each of the Group's suppliers (which are of material importance to the business and operations of the Group) has represented to the Group that the Computer Systems supplied by it to the Group are Year 2000 Compliant in all material respects.

20.26 Dutch Obligors

Each Original Borrower incorporated in the Netherlands (the "Dutch Borrower") is in compliance with The Netherlands Act on the Supervision of Credit Institutions 1992 (Wet Toezicht Kredietwezen 1992, hereinafter, the "WTK") and, to the extent applicable, complies with and will at all times comply with the requirements for exemption as set out in the Ministerial Regulation of 4th February 1993 (the "Regulation") in implementation of Article 1 paragraph 3 of WTK as in effect - retroactively - from 1st January 1993 and published in the Official State Gazette (Staatscourant) No. 29 of 11th February 1993 and exempting from banking supervision exercised by the Netherlands' Central Bank (De Nederlandsche Bank N.V.; "DNB") Netherlands finance companies (such as the Dutch Borrower) subject to the conditions set out in the Regulation being met.

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The Dutch Borrower has not received from DNB a notice within the meaning of article 7 of the Regulation by which DNB sets a period within which the Dutch Borrower must comply with the provisions of the Regulation.

20.27 Existing Bank Accounts

The Existing Bank Accounts are all the accounts held by members of the Obligor Group with financial institutions as at the date hereof.

20.28 Business, Business Plan and Reports

20.28.1 It only engages in activities which relate to the carrying on of a Telecoms Business.

20.28.2 All material written factual information in the possession of the Group relating to the Licences and the Material Agreements has been disclosed for the purposes of the preparation of the Due Diligence Reports.

20.29 Repetition of Representations

Except to the extent that a Repeated Representation speaks of a particular date, the Repeated Representations shall be repeated by the relevant Obligor by reference to the facts and circumstances then existing, (i) on the first day of each Interest Period; (ii) on each date on which an Advance (including a Renewed Advance) is or is to be made; (iii) on each date on which a company becomes (or it is proposed that a company becomes) an Additional Guarantor; and Clause 20.15 (Information Memorandum) and sub-clause 20.28.2 of Clause 20.28 (Business, Business Plan and Reports) shall be deemed to be so repeated on the Syndication Date.

21. FINANCIAL AND OTHER INFORMATION

21.1 Annual Statements

The Parent shall as soon as the same become available: (i) but in any event within 120 days after the end of each of its financial years, deliver to the Facility Agent in sufficient copies for the Banks consolidated financial statements of the Group for such financial year, audited by Arthur Andersen or another major firm of auditors of international repute and without any material qualification by such auditors; and (ii), if prepared, deliver to the Facility Agent in sufficient copies for the Banks the unconsolidated annual financial statements of each Borrower (or on a consolidated basis, as the case may be) for its financial year (on an audited basis if so prepared).

21.2 Quarterly Management Statements

The Parent shall as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years, deliver to the Facility Agent in sufficient copies for the Banks its management statements for such period prepared on a consolidated basis in the agreed form or containing information of the same type and to the same level of detail as the agreed form and shall include, without limitation, details of Direct Client Revenues and Indirect Client Revenues generated during such period.

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21.3 Monthly Management Statements

The Parent shall as soon as the same become available, but in any event within 30 days after the end of each month (other than the month ending at the end of a quarter of the financial year of the Parent, when delivery of such statements shall be at the discretion of the Parent), deliver to the Facility Agent in sufficient copies for the Banks its monthly accounts for such period prepared on a consolidated basis in the agreed form or containing information of the same type and to the same level of detail as the agreed form and shall include, without limitation, details of Direct Client Revenues and Indirect Client Revenues generated during such period.

21.4 Requirements as to Financial Statements

The Parent shall ensure that each of its financial statements delivered by it pursuant to this Clause 21 (other than Clause 21.1(ii) and Clause 21.3 (Monthly Management Statements) is certified by an Authorised Signatory of the Parent as fairly presenting in all material respects the financial condition of the Group as at the end of the period to which those financial statements relate and of the results of the Group's operations during such period.

21.5 Compliance Certificates

The Parent shall ensure that each set of its financial statements delivered by it pursuant to Clause 21.1 (Annual Statements) and Clause 21.2 (Quarterly Management Statements) is accompanied by a Compliance Certificate (a) in the case of a Compliance Certificate delivered with its annual financial statements
(i) signed by its auditors or (ii) signed by two duly authorised officers of the Group together with a confirmation (in a form in accordance with current practices of such auditors) signed by the auditors confirming that they have audited the annual financial statements in accordance with generally accepted auditing standards in the United States of America, confirming that they are aware of the covenants set out in sub-clauses 22.1.1 to 22.1.5 inclusive and sub- clauses 22.1.7 to 22.1.9 inclusive of Clause 22.1 (Financial Condition and MAN- Network Construction) and providing negative assurance regarding the compliance of the Parent with such covenants; and (b) in the case of a Compliance Certificate delivered with its quarterly financial statements, by two duly authorised officers of the Group.

21.6 Information in respect of the Licences

Each Obligor shall promptly, after receipt or despatch of the same, deliver (or through the Obligors' Agent) to the Facility Agent copies of all material correspondence with the Relevant Authorities relating to any breach or possible revocation, suspension, amendment, variation or withdrawal of a Licence.

21.7 Material Agreements

The Obligors' Agent shall notify the Facility Agent promptly upon the execution of a Material Agreement after the date hereof and supply the Facility Agent with a copy thereof.

21.8 Other Financial Information

Each Obligor shall from time to time on the request of the Facility Agent, furnish the Facility Agent with such information about the financial condition of the Group as the Facility Agent or any Bank (through the Facility Agent) may reasonably require.

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21.9 Budget

The Obligors' Agent shall, within 30 days of the commencement of each financial year of the Parent, deliver to the Facility Agent in sufficient copies for the Banks a budget for the Group for such financial year approved by the direct or indirect shareholders of the Parent and in the agreed form or containing information of the same type and to the same level of detail as the agreed form.

21.10 Accounting Policies

The Parent shall ensure that each set of financial statements delivered by the Parent in respect of the consolidated Group pursuant to this Clause 21 is prepared using accounting policies, practices, procedures and reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any such set of financial statements, the Parent notifies the Facility Agent that there have been one or more changes in any such accounting policies, practices, procedures or reference periods and shall deliver all subsequent financial statements in accordance with such changes provided that for a period of 60 days from such date the Facility Agent shall negotiate with the Obligors' Agent in good faith to agree amendments to the requirements as to financial condition and/or the financial definitions set out in Clause 22 (Financial Conditions) to reflect such changes; and during such periods and in the event that no agreement is reached the Parent shall ensure that its auditors provide:

21.10.1 a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference periods upon which the Original Financial Statements were prepared; and

21.10.2 sufficient information, in such detail and format as may be reasonably required by the Facility Agent, to enable the Banks to make an accurate comparison between the financial position indicated by those financial statements and the Original Financial Statements, and any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.11 Material Proceedings

Each Obligor shall promptly notify the Facility Agent of any action or administration proceeding of or before any court or agency including, without limitation, any Regulatory Authority which has been started or threatened in writing against it and which is reasonably likely to be determined against it and if so determined would be reasonably likely to have a Material Adverse Effect or that purports to affect the legality, validity, binding effect or enforceability of the Credit Facility Documents.

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21.12 Notification of Events of Default

The Obligors' Agent shall promptly inform the Facility Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Facility Agent, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred which is continuing.

21.13 Access to Books and Records

The Parent shall ensure that any representative or professional adviser to the Facility Agent may at reasonable times during normal business hours and on reasonable notice by the Facility Agent to the Parent, have access (to the extent not restricted by law or any confidentiality requirements to which any member of the Group is subject) to the Group's property and be provided with copies of reasonably required books, records, accounts, documents, computer programmes, data or other information in the possession of or available to it subject to any reasonable confidentiality undertaking required by it or any legal, regulatory or licence requirements.

22. FINANCIAL CONDITION

22.1 Financial Condition and MAN-Network Construction

The Parent shall ensure that the financial condition of the Group shall be such that:

22.1.1 Maximum Senior Debt Percentage: On the last day of each Financial Quarter to and including 31 December 2000 which ends on each of the dates specified below, the Total Senior Debt expressed as a percentage of the aggregate of Invested Capital and Total Senior Debt shall not exceed the percentage specified below opposite such date; and

after 31 December 2000, the financial condition of the Group on the last day of each Financial Quarter shall comply with at least one of the requirements as to financial condition set out in this Clause 22.1.1 and in Clause 22.1.2. Financial Quarter ending Total Senior Debt expressed as a percentage of the aggregate of Invested
                                           Capital and Total Senior Debt (%)

31 March 2000                                        35
30 June 2000                                         40
30 September 2000                                    47
31 December 2000, 31 March 2001,                     50
30 June 2001 and 30 September 2001

22.1.2 Total Senior Debt to AART: On the last day of each Financial Quarter which ends on each of the dates specified below (in the event that the financial condition of the Group does not on such date comply with the requirements set out in Clause 22.1.1), the ratio of Total Senior Debt to AART shall not exceed the amount specified below opposite such date.

Financial Quarter ending                     Total Senior Debt to AART
31 March 2001                                        2.25 : 1
30 June 2001                                         2.00 : 1
30 September 2001                                    1.75 : 1



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22.1.3 Senior Debt Leverage Ratio: On the last day of each Financial Quarter which ends on each of the dates specified below, the Senior Debt Leverage Ratio shall not exceed the amount specified below opposite such date.

Financial Quarter ending                      Senior Debt Leverage Ratio
31 December 2001                                        6.50: 1
31 March 2002                                           5.00:1
30 June 2002                                            4.50:1
30 September 2002                                       4.50:1
31 December 2002                                        3.50:1
31 March 2003                                           3.00:1
Thereafter, 31 March, 30 June, 30                       2.50:1
September and 31 December

22.1.4 Annualised Direct Client Revenues:

On the last day of each Financial Quarter which ends on each of the dates specified below, the Annualised Direct Client Revenues are not less than the amount specified below opposite such date.

Financial Quarter ending                Annualised Direct Client Revenues
                                                        (euro million)

31 December 1999                                       4.7
31 March 2000                                          7.5
30 June 2000                                           20
30 September 2000                                      33
31 December 2000                                       46
31 March 2001                                         62.5
30 June 2001                                          83.5
30 September 2001                                      112

22.1.5 Annualised EBITDA: On the last day of each Financial Quarter which ends on each of the dates specified below, Annualised EBITDA is not less than the amount specified below opposite such date.

Financial Quarter ending                                      Annualised EBITDA
                                                                 (euro million)

31 December 1999                                                   (56.8)
31 March 2000                                                     (66.250)
30 June 2000                                                      (66.250)
30 September 2000                                                 (66.250)
31 December 2000                                                    (55)
31 March 2001                                                      (26.5)
30 June 2001                                                       (11.3)
30 September 2001                                                   12.3

22.1.6 MAN-Network Constructed: On the last day of each Financial Quarter which ends on each of the dates specified below, the minimum Route km amount of MAN-Network (for the purposes of the definition of MAN-Network in this Clause
22.1.6 only Leased Capacity provided pursuant to a Long Term Lease Agreement shall be included, but not other Leased Capacity) which shall be Constructed in aggregate in the French Network and the German Network, is not less than the amount set out below opposite such date provided that not more than 25% of such Route km comprises Leased Capacity leased on Long Term Lease Agreements.

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Financial Quarter ending                    Minimum MAN-Network Constructed

                                                           (Route km)

31 December 1999                                          160
31 March 2000                                             222
30 June 2000                                              400
30 September 2000                                         540
31 December 2000                                          580
31 March 2001                                             590
30 June 2001                                              615
30 September 2001                                         683
31 December 2001                                          715
31 December 2002                                          770
31 December 2003                                          810
31 December 2004                                          840
31 December 2005                                          860
31 December 2006                                          870

22.1.7 Senior Interest Cover Ratio: On the last day of each Financial Quarter which ends on each of the dates specified below, the Senior Interest Cover Ratio shall not be less than the amount specified below opposite such date.

Financial Quarter ending                         Senior Interest Cover Ratio
31 December 2001                                            2.00
31 March 2002                                               2.50
30 June 2002                                                3.00
30 September 2002                                           3.00
31 December 2002                                            3.50
Thereafter, 31 March, 30 June, 30                           4.00
September and 31 December

22.1.8 Total Interest Coverage Ratio: On the last day of each Financial Quarter which ends on each of the dates specified below, the Total Interest Coverage Ratio shall not be less than the amount specified below opposite such date.

Financial Quarter ending                      Total Interest Coverage Ratio
31 December 2001                                          2.00
31 March 2002                                             2.50
30 June 2002                                              3.00
30 September 2002                                         3.00
Thereafter, 31 March, 30 June, 30                         3.50
September and 31 December

22.1.9 Debt Service Cover Ratio: On the last day of each Financial Quarter which ends on each of the dates specified below, the Debt Service Coverage Ratio shall not be less than the amount specified below opposite such date.

Financial Quarter ending                             Debt Service Coverage Ratio

31 March 2003                                                       1.50
30 June 2003                                                        1.50
30 September 2003                                                   1.50
31 December 2003                                                    1.50
31 March 2004                                                       1.60
30 June 2004                                                        1.60
30 September 2004                                                   1.60
31 December 2004                                                    1.60


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31 March 2005                                                       1.70
30 June 2005                                                        1.70
30 September 2005                                                   2.00
31 December 2005                                                    2.00
31 March 2006                                                       2.25
30 June 2006                                                        2.50
30 September 2006                                                   2.50

22.2 Financial Definitions

In Clause 22.1 (Financial Condition) the following terms have the following meanings:

"AART" means the annualised adjusted revenue test comprising, on any date of determination, the aggregate of:

(a) 1.0 x Direct Client Revenues ; and

(b) 0.75 x Indirect Client Revenues,

in each case for the relevant Financial Quarter multiplied by four.

"Annualised EBITDA" means (i) for any period ending on or before 30 September 2001, EBITDA calculated for the relevant Financial Quarter, multiplied by four; and (ii) thereafter, EBITDA calculated on an historical twelve months rolling basis.

"Annualised Direct Client Revenues" means, on any date of determination, Direct Client Revenues in respect of any Financial Quarter ending on such date multiplied by four.

"Debt Service Coverage Ratio" means, on any date of determination, Annualised EBITDA divided by the aggregate of any cash interest paid on and scheduled repayments of Permitted Indebtedness paid by any member of the Group in respect of the period of twelve months ending on that date.

"EBITDA" means net loss or income of the Group, plus interest expense, less interest income, plus taxes, plus depreciation and amortisation.

"Invested Capital" means the aggregate of (i) fully paid up cash equity and (ii) the proceeds of the High Yield Bonds as at the closing date thereof and of any future high yield issue of the Group, in each case net of any original issue discount, provided that such capital is immediately upon receipt to be and is invested in Cash Equivalent Investments or the Obligor Group (other than the Parent) in the form of equity, Subordinated High Yield Loans or Subordinated Shareholders Loans.

"Senior Debt Leverage Ratio" means, on any date of determination, the ratio of Total Senior Debt to Annualised EBITDA.

"Senior Interest Coverage Ratio" means, on any date of determination, Annualised EBITDA divided by any interest paid in relation to Total Senior Debt in respect of the period of twelve months ending on such date.

"Total Interest Coverage Ratio" means, on any date of determination, Annualised EBITDA divided by cash interest paid on Financial Indebtedness (other than

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indebtedness falling within paragraphs (b), (c), (d), (e), (i), (j) and (k) of the definition of "Permitted Indebtedness") of each member of the Group in respect of the period of twelve months ending on such date.

"Total Senior Debt" means, at any time, the aggregate of all amounts outstanding under the Facilities and all other amounts of Financial Indebtedness of each member of the Group ranking pari passu therewith (other than indebtedness falling within paragraphs (b), (c), (d), (e), (f), (g), (i), (j) and (k) of the definition of "Permitted Indebtedness").

22.3 Accounting Terms

All accounting expressions which are not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

23. COVENANTS

23.1 Maintenance of Legal Validity and Authorisation

23.1.1 Each Obligor shall obtain and comply in all material respects with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences, consents, exemptions required in or by the laws of its jurisdiction of incorporation including, without limitation, any Relevant Laws to enable it lawfully to enter into and perform its obligations under the Credit Facility Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Credit Facility Documents and, on reasonable request of the Facility Agent, supply copies (certified by an Authorised Signatory of the relevant Obligor as true, complete and up to date) of any such authorisations, approvals, licences, consents and exemptions.

23.1.2 Each Obligor shall (a) obtain the Licences and (to the extent that failure to obtain or maintain might reasonably be expected to have a Material Adverse Effect) any Necessary Authorisations required at such time for the carrying on of its business, and (b) take all reasonable steps to ensure that any Necessary Authorisations are not revoked, suspended, amended, varied, withdrawn or not renewed in a manner that might reasonably be expected to have a Material Adverse Effect.

23.2 Insurance

The Parent shall procure that each member of the Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Group.

23.3 Environmental Compliance

The Parent shall ensure that each member of the Group shall comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, breach of which (or failure to obtain, maintain or take which) might reasonably be expected to have a Material Adverse Effect.

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23.4 Environmental Claims

The Obligor's Agent shall inform the Facility Agent in writing as soon as reasonably practicable upon becoming aware of the same if any Environmental Claim has been commenced or (to the best of the knowledge and belief of any member of the Group) is threatened against any member of the Group in any case where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect or of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group in any case where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect.

23.5 Claims Pari Passu

Each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Credit Facility Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatorily preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

23.6 Consents and Approvals

The Parent shall, procure that each member of the Group shall comply with all applicable laws, rules, regulations and orders and obtain and maintain all governmental and regulatory consents, licences, authorisations and approvals, including the Licences and other Necessary Authorisations to the extent any non-compliance would reasonably be expected to have a Material Adverse Effect.

23.7 Conduct and Change of Business of the Group

23.7.1 The Parent shall ensure that each member of the Group has the right and is duly qualified to conduct Telecoms Business as it is conducted from time to time.

23.7.2 The Parent shall ensure that each member of the Group keeps and maintains books, records and accounts to the extent as is usual for companies carrying on a business such as that carried on by such member of the Group.

23.7.3 The Parent shall ensure that substantially all the business of the Group (taken as a whole) comprises Telecoms Business in France and Germany (not including the internet business of iPcenta Limited); and that such Telecoms Business is managed and operated in all material respects in accordance with the Licences, the Business Plan and applicable laws including, without limitation, any Relevant Laws.

23.8 Filing of Tax Returns

The Parent shall ensure that each member of the Group files all tax returns required to be filed in all jurisdictions in which they are situated or carry on business or otherwise subject to pay tax and will promptly pay all taxes (including any applicable stamp duty payable in relation to the Finance Documents) which are due and payable on such returns or any assessment made against them (other than those being contested in good faith).

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23.9 Year 2000 Compliance

The Parent shall use its reasonable endeavours to ensure that all Computer Systems owned or operated by any member of the Group are Year 2000 Compliant where the failure of any such system to be Year 2000 Compliant would reasonably be expected to have a Material Adverse Effect.

23.10 Guarantors

23.10.1 The Parent shall ensure that each member of the Group that is not an Original Guarantor as soon as reasonably practicable upon becoming a Material Subsidiary accedes hereto as an Additional Guarantor in accordance with Clause 37 (Additional Guarantors) to the extent legally permissible and commercially practicable.

23.10.2 The Parent shall ensure at all times by reference to the most recent quarterly statements delivered pursuant to Clause 21.2 (Quarterly Management Statements) that to the extent legally permissible and commercially practicable the aggregate book assets and the aggregate revenues of the Guarantors comprise respectively at least 80% of the consolidated book assets and consolidated revenues of the Group; and accordingly the Parent shall procure that additional subsidiaries that are not Material Subsidiaries accede as Additional Guarantors as necessary to the extent legally permissible and commercially practicable.

23.11 Security

23.11.1 The Parent shall ensure that each member of the Group which is a Material Subsidiary shall at its own expense take all such action as the Security Agent may reasonably require (to the extent legally possible and commercially practicable) for the purpose of perfecting or protecting the Security Agent's rights under and preserving the security interests intended to be created or evidenced by any of the Credit Facility Documents and following the making of any declaration pursuant to Clause 24.19 (Acceleration and Cancellation) or 24.20 (Advances Due on Demand) for facilitating the realisation of any such security or any part thereof.

23.11.2 Each Obligor shall, and shall procure that each member of the Group which is a Material Subsidiary shall, to the extent legally possible and commercially practicable and as reasonably required by the Facility Agent from time to time, promptly create or procure the creation of security over any assets acquired after the date hereof including, without limitation each Material Agreement in favour of the Finance Parties to secure all or any of the obligations of the Obligors under the Credit Facility Documents.

23.11.3 The Parent shall procure that CompleTel Services S.A.S. shall enter into, and CompleTel Services S.A.S. covenants to enter into, with the Security Agent, as soon as practicable (and in any event within 15 days) after CompleTel Services S.A.S. (a) enters into its first contract for the provision of services and (b) has acquired the equipment necessary to fulfil its obligations thereunder, a Nantissement de Fonds de Commerce (Charge over Business Agreement)

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substantially in the form of Schedule 14 (Form of Charge over Business
Agreement to be entered into between CompleTel Services S.A.S. and the Security Agent pursuant to Clause 23.11.3).

23.11.4 The Parent shall procure that CompleTel ECC BV shall enter into, and CompleTel ECC BV covenants to enter into, with the Security Agent as soon as practicable and in any event within 30 days of the date hereof, an assignment in respect of all trademarks of the Group in form and substance satisfactory to the Security Agent, acting reasonably.

23.12 Hedging Programme

The Parent shall procure that commencing three months from the date of the Credit Agreement, each time upon which the Loan reaches an amount or multiple of
(Euro)50 million an Obligor as soon as practicable enters into hedging arrangements with the Hedging Banks with respect to interest payments under the Credit Agreement with respect to 50% of such increase in the Loan and for an initial period of not less than three years.

23.13 Use of Proceeds

The Parent shall ensure that, in the case of an IPO as set out in paragraph 2(b) of Schedule 12 (Margin Adjustment), a further raising of equity investment or a high yield issue in accordance with paragraph (g) of the definition of "Permitted Indebtedness", the proceeds received by it shall be used for Cash Equivalent Investments or investment in Telecoms Business of the Obligor Group in France or Germany.

23.14 Negative Pledge

The Parent shall ensure that no member of the Group shall create or permit to subsist any Encumbrance over all or any of its present or future revenues or assets other than a Permitted Encumbrance.

23.15 Loans and Guarantees

The Parent shall ensure that no member of the Group, without the prior written consent of an Instructing Group, shall (i) make any loans (other than Permitted Loans), (ii) grant any credit (save in the ordinary course of business) or (ii) (other than Permitted Guarantees) give any guarantee or indemnity (except as required hereby) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person other than another member of the Obligor Group, save that this Agreement shall not restrict any such loan, grant of credit, guarantee, indemnity or other voluntary assumption of any liability in respect of amounts at any time outstanding which do not exceed in aggregate, for the Group together
(Euro)2,500,000 or equivalent.

23.16 Disposals

The Parent shall ensure that (disregarding sales of stock in trade in the ordinary course of business) no member of the Group shall sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets other than a Permitted Disposal.

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23.17 Mergers

The Parent shall ensure that no member of the Group shall, without the prior written consent of an Instructing Group, merge or consolidate with any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction save for (i) mergers between members of the Obligor Group (other than with the Parent) where the surviving entity assumes the rights and obligations of the merged or consolidated entities and (ii) solvent intra Group reorganisations (other than with the Parent) provided that in each case upon such merger, consolidation or solvent intra Group reorganisation, the Parent ensures that all the shares of each member of the Group are subject to an Encumbrance in substantially the same form as the relevant Security Documents prior to such merger, consolidation or solvent reorganisation.

23.18 Investments The Parent shall procure that no member of the Group shall:

23.18.1 purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein) in any other company or agree to do any of the foregoing; or

23.18.2 purchase or otherwise acquire any assets (other than in the ordinary course of business) or (without limitation to any of the foregoing) acquire any business or interest therein or agree to do so; or

23.18.3 form, or enter into, any partnership, consortium, joint venture or other like arrangement or agree to do so, other than, in each case, a Permitted Investment or a Permitted Acquisition.

23.19 Financial Indebtedness

The Parent shall ensure that no member of the Group shall, incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness other than, in either case, Permitted Indebtedness.

23.20 Constitutional Documents

The Parent shall ensure that no member of the Group agrees to any amendment or variation of its memorandum or articles of association or other constitutional documents from the form as delivered pursuant to Clause 2.3 (Conditions Precedent) or otherwise, as the case may be, as at the date hereof, which might be reasonably likely to have a Material Adverse Effect or which would confer on any person a right which if exercised might be reasonably likely to result in an Event of Default or which might be reasonably likely to have a Material Adverse Effect.

23.21 Transactions with Affiliates

The Parent shall ensure that no member of the Group agrees to enter into any transactions or series of transactions with any affiliate (not being a member of the Obligor Group), other than on arm's length terms.

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23.22 Intercompany CECC Facility Agreements

The Parent shall ensure that the members of the Group who are parties to the Intercompany CECC Facility Agreements shall comply with the terms thereof and shall not amend, without the prior consent of an Instructing Group, the terms thereof.

23.23 Dividends and Other Distributions The Parent shall ensure that no member of the Group (other than the Parent) shall, without the prior written consent of an Instructing Group pay, make or declare any dividend or other distribution in respect of any financial year of such member of the Group to the Parent or to a person who is not a member of the Obligor Group or make any payment of interest on any Financial Indebtedness to the Parent or to another member of the Group who is not an Obligor other than a Permitted Distribution.

23.24 Bank Accounts

23.24.1 The Parent shall (a)(i) use its reasonable endeavours to procure that at all times the France Accounts are charged or pledged to the Security Agent under a Security Document on terms reasonably satisfactory to the Facility Agent; and
(ii) ensure that those France Accounts not subject to the charge or pledge in paragraph (i) above are operated only as receiving accounts and that debits shall only be made for the purposes of transferring monies standing to their credit to the SAS Account; and (b) ensure that at all times the account holder of each of the France Accounts (other than the SAS Account) gives an irrevocable payment instruction to the account bank requiring a transfer to the SAS Account of all funds standing to the credit of each of the other France Accounts, such transfer to be made at monthly intervals.

23.24.2 The Parent shall (i) use its reasonable endeavours to procure that at all times the Bank Accounts (other than the France Accounts) are charged or pledged to the Security Agent under a Security Document on terms reasonably satisfactory to the Facility Agent; and (ii) ensure that those Bank Accounts (other than the France Accounts) not subject to the charge or pledge in paragraph (i) above are operated only as receiving accounts and that debits shall only be made for the purposes of transferring monies standing to their credit to the SAS Account and that at all times the account holder of such accounts gives an irrevocable payment instruction to the account bank requiring a transfer to the SAS Account of all funds standing to the credit of each such account, such transfer to be made at monthly intervals.

23.24.3 A member of the Obligor Group may open a new bank account in addition to the Existing Bank Accounts provided that firstly details of such account are delivered to the Facility Agent and that it is pledged or charged and operated on the terms of sub-clauses 23.24.1 and 23.24.2 of this Clause 23.24.

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23.25 German Obligors

Without prejudice to any of the obligations imposed under such covenants on any Obligor which is not incorporated in Germany whether or not related to any Obligor incorporated in Germany, the covenants given under Clause 23.7 (Conduct and Change of Business of the Group), Clause 23.15 (Loans and Guarantees), Clause 23.16 (Disposals), Clause 23.17 (Mergers), Clause 23.18 (Investments), Clause 23.19 (Financial Indebtedness), Clause 23.21 (Transactions with Affiliates) and Clause 23.23 (Dividends and other Distributions) (the "Relevant Restrictive Covenants") shall not be given by any Obligor incorporated in Germany (each a "German Obligor") or any of its subsidiaries incorporated in Germany from time to time (together with each German Obligor, the "German Group"), provided always that:

23.25.1 The German Obligor shall give the Facility Agent not less than 40 Business Days' prior written notice of the intention of any member of the German Group to carry out any of the acts or take any of the steps referred to in the Relevant Restrictive Covenants.

23.25.2 The Facility Agent shall be entitled within 15 Business Days of receipt of the German Obligor's notice under sub-clause 23.25.1 to request the German Obligor to supply to the Facility Agent in sufficient copies for the Banks any relevant information in connection with the proposed action or steps referred to in such notice.

23.25.3 The Facility Agent shall notify the German Obligor, within 15 Business Days of receipt of the German Obligor's notice under sub-clause 23.25.1, or if additional information has been requested by the Facility Agent within the prescribed time, within 15 Business Days of receipt of such information, whether the proposed action or steps under sub-clause 23.25.1 may, in the opinion of the Facility Agent (acting with the prior consent of an Instructing Group), have a Material Adverse Effect or otherwise adversely affect the interests of the Finance Parties under the Finance Documents.

23.25.4 If the Facility Agent notifies the German Obligor under sub-clause
23.25.1 that, in its opinion, the proposed action or steps specified in the German Obligor's notice delivered under sub-clause 23.25.1 may have a Material Adverse Effect or otherwise adversely affect the interests of the Finance Parties under the Finance Documents and the relevant member of the German Group nevertheless takes such action or steps under sub-clause 23.25.1, the Facility Agent shall be entitled to make (and, if so instructed by an Instructing Group, shall make) the declaration, request and/or instruction set out in Clause 24.20 (Advances Due on Demand).

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23.26 Shareholders of German Obligors

Each Obligor which is a shareholder of a Germany Obligor which has provided a guarantee or security under any of the Finance Documents and which is constituted in the form of a German Limited liability company (Gesellschaft mit beschrankter Haftung - "GmbH") or a limited partnership (Kommanditgesellschaft) where the general partner (Komplementar) is a GmbH ("GmbH & Co. KG") undertakes that with respect to such German Obligor no increase of capital (Stammkapital) out of retained earnings (Kapitalerhohung aus Gesellschaftsmitteln) after the date hereof will be effected without the prior written consent of the Facility Agent (acting on behalf of an Instructing Group).

24. EVENTS OF DEFAULT
Each of Clause 24.1 (Failure to Pay) to Clause 24.18 (Material Adverse Change) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

24.1 Failure to Pay

Any sum due from an Obligor or the Obligors under the Finance Documents is not paid on the due date at the time, in the currency and in the manner specified therein unless such failure to pay is caused by administrative or technical error and payment is made within three Business Days from the date the Facility Agent notifies the relevant Obligor of such failure.

24.2 Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and in the event that the act or circumstance which led to such representation or warranty being incorrect or misleading is capable of remedy, such action (if any) as the Facility Agent may require shall not have been taken within 30 days of the Facility Agent notifying the person who made or was deemed to have made or repeated such representation or warranty of such act or circumstance and such required action.

24.3 Specific Covenants

An Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 21 (Financial and other Information), Clause 23.5 (Claims Pari Passu), Clause 23.7 (Conduct and Change of Business of the Group) (other than Clause 23.7.2), Clause 23.13 (Use of Proceeds), Clause 23.16 (Disposals) Clause 23.17 (Mergers), Clause 23.18 (Investments) or Clause 23.23 (Dividends and Other Distributions).

24.4 Financial Condition

At any time any of the requirements of Clause 22.1 (Financial Condition) is not satisfied.

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24.5 Other Obligations

An Obligor fails duly to perform or comply with any other obligation expressed to be assumed by it in the Finance Documents and such failure, if capable of remedy, is not remedied within thirty days after the Facility Agent has given notice thereof to such Obligor.

24.6 Cross Default

Any Financial Indebtedness of any member of the Group is not paid when due (or within any applicable grace period), any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity, any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group or any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity, provided that it shall not constitute an Event of Default if the aggregate amount of all such Financial Indebtedness is less than
(Euro)5,000,000 (or its equivalent in other currencies).

24.7 Insolvency and Rescheduling

Any Obligor is unable to pay its debts as they fall due, commences negotiations with its creditors generally with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors generally.

24.8 Winding-up

Other than as permitted by Clause 23.17 (Mergers), any Obligor takes any corporate action or other steps are taken or legal proceedings are started (unless the same are frivolous, vexatious or an abuse of the process of the court) for its winding-up, dissolution, administration or re-organisation (whether by way of voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any material part of or all of its revenues and assets.

24.9 Execution or Distress

Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any material part of, the property, undertaking or assets of any Obligor or any event occurs which under the laws of any jurisdiction has a similar or analogous effect.

24.10 Failure to Comply with Final Judgment

Any Obligor fails within 28 days to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction provided that if such judgment or order is for a monetary amount it is for an aggregate amount of at least (Euro)500,000.

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24.11 Governmental Intervention

By or under the authority of any government, (a) the management of any Obligor is wholly or partially displaced or the authority of any Obligor in the conduct of its business is wholly or partially curtailed or (b) all or a majority of the issued shares of any Obligor or the whole or any part (the book value of which is twenty per cent. or more of the book value of the whole) of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

24.12 Ownership of the Obligors

Any Obligor (other than the Parent) ceases to be a direct or indirect wholly-owned subsidiary of the Parent other than to the extent wound-up as permitted by Clause 24.8 (Winding-up).

24.13 The Group's Business

The Group (taken as a whole) ceases to carry on the Telecoms Business.

24.14 Repudiation

Any Credit Facility Document or the security intended to be constituted by or the subordination effected under any of the Credit Facility Documents is repudiated by any person (other than a Finance Party) or any person (other than a Finance Party) does or causes to be done any act or thing evidencing an intention to repudiate any Finance Document or any such security or subordination or any Credit Facility Document is not or ceases to be in full force and effect or the validity or applicability thereof to any sums due or to become due thereunder is disaffirmed by or on behalf of any Obligor, save that there shall not be an Event of Default under this Clause 24.14 by virtue of any of the matters contained in the qualifications to the legal opinions referred to in Schedule 3 (Conditions Precedent).

24.15 Illegality

At any time any Obligor no longer has the legal power to perform its material obligations under the Credit Facility Documents to which it is a party or to own its material assets or to carry on its business to a material extent or at any time it is or becomes unlawful for an Obligor to perform or comply with any or all of its material obligations under any Credit Facility Document to which it is a party or any of the material obligations of an Obligor thereunder are not or cease to be legal, valid, binding and enforceable.

24.16 Security

The Security Documents cease to confer valid and enforceable Encumbrances of the type described therein over the assets referred to therein.

24.17 Material Agreements and Licences

(a) Any Material Agreement is amended or breached in a manner which might reasonably be expected to have a Material Adverse Effect other than with the prior consent of an Instructing Group, (b) any Licence is amended or is breached in a manner which might reasonably be expected to have a Material Adverse Effect or (c) any Licence or Material Agreement is not renewed or is suspended or terminated without the obtaining of a replacement (unless no longer required).

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24.18 Material Adverse Change

Any event or circumstance occurs which would constitute a Material Adverse
Change.

24.19 Acceleration and Cancellation

Upon the occurrence of an Event of Default and at any time thereafter whilst it is continuing, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by notice to the Obligors' Agent:

24.19.1 declare all or any part of the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrowers under the Finance Documents) or declare all or any part of the Advances to be due and payable on demand of the Facility Agent; and/or

24.19.2 declare that any undrawn portion of the Facilities shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of each Bank shall be reduced to zero.

24.20 Advances Due on Demand

If, pursuant to Clause 24.19 (Acceleration and Cancellation), the Facility Agent declares all or any part of the Advances to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by notice to the Borrowers:

24.20.1 require repayment of all or such part of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Borrowers under the Finance Documents) or withdraw its declaration with effect from such date as it may specify; and/or

24.20.2 select as the duration of any Interest Period or Term which begins whilst such declaration remains in effect a period of six months or less.

25. GUARANTEE AND INDEMNITY

25.1 Guarantee and Indemnity

Each of the Guarantors irrevocably and unconditionally jointly and severally:

25.1.1 guarantees to each Finance Party and agrees to pay from time to time on demand by the Facility Agent any and every sum or sums of money which each Borrower is at any time liable to pay to any Finance Party under or pursuant to the Credit Facility Documents and which has become due and payable but has not been paid at the time such demand is made; and

25.1.2 agrees as a primary obligation to indemnify each Finance Party from time to time on demand from and against any loss incurred by any Finance Party as a result of any of the obligations of each Borrower guaranteed or purported to be guaranteed by it under or pursuant to the Credit Facility Documents being or becoming void, voidable, unenforceable or ineffective as against such Borrower whether or not known to any Finance Party or any other person, the amount of

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such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Borrower. Each Guarantor shall pay any sum due hereunder within 5 Business Days of written notice to the Guarantor.

25.2 Additional Security

The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which any Finance Party may at any time hold in respect of any of any Obligor's obligations under the Credit Facility Documents.

25.3 Continuing Obligations

The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Obligors under the Credit Facility Documents and shall continue in full force and effect until final payment in full of all amounts owing by any Obligor under the Credit Facility Documents and total satisfaction of all the Obligors' actual and contingent obligations under the Credit Facility Documents.

25.4 Obligations not Discharged

Neither the obligations of each Guarantor herein contained nor the rights, powers and remedies conferred in respect of each Guarantor upon any Finance Party by the Credit Facility Documents or by law shall be discharged, impaired or otherwise affected by:

25.4.1 the winding-up, dissolution, administration or re-organisation of any Obligor or any other person or any change in its status, function, control or ownership;

25.4.2 any of the obligations of any Obligor or any other person under the Credit Facility Documents or under any other security taken in respect of any of its obligations under the Credit Facility Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

25.4.3 time or other indulgence being granted or agreed to be granted to any Obligor or any other person in respect of its obligations under the Credit Facility Documents or under any such other security;

25.4.4 any amendment to, or any variation, waiver or release of, any obligation of any Obligor or any other person under the Credit Facility Documents or under any such other security;

25.4.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any Obligor's obligations under the Credit Facility Documents;

25.4.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Obligor's obligations under the Credit Facility Documents; or

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25.4.7 any other act, event or omission which, but for this Clause 25.4, might operate to discharge, impair or otherwise affect any of the obligations of each Guarantor herein contained or any of the rights, powers or remedies conferred upon any of the Finance Parties by the Credit Facility Documents or by law.

25.5 Settlement Conditional Any settlement or discharge between an Obligor and any of the Finance Parties shall be conditional upon no security or payment to any Finance Party by an Obligor or any other person on behalf of an Obligor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Finance Party shall be entitled to recover the value or amount of such security or payment from such Obligor subsequently as if such settlement or discharge had not occurred.

25.6 Exercise of Rights

No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Guarantor by the Credit Facility Documents or by law:

25.6.1 to make any demand of any Obligor;

25.6.2 to take any action or obtain judgment in any court against any Obligor;

25.6.3 to make or file any claim or proof in a winding-up or dissolution of any Obligor; or

25.6.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of any Obligor under the Credit Facility Documents.

25.7 Deferral of Guarantor's Rights

Each of the Guarantors agrees that, so long as any amounts are or may be owed by an Obligor under the Finance Documents or an Obligor is under any actual or contingent obligations under the Credit Facility Documents, it shall not without the prior written consent of the Facility Agent exercise any rights which it may at any time have by reason of performance by it of its obligations under the Credit Facility Documents:

25.7.1 to be indemnified by an Obligor; and/or

25.7.2 to claim any contribution from any other guarantor of any Obligor's obligations under the Credit Facility Documents; and/or

25.7.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Credit Facility Documents or of any other security taken pursuant to, or in connection with, the Credit Facility Documents by all or any of the Finance Parties.

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25.8 Suspense Accounts

All moneys received, recovered or realised by a Bank by virtue of Clause 25.1 (Guarantee and Indemnity) may, in that Bank's discretion, be credited to an interest bearing suspense account and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by an Obligor to such Bank under the Credit Facility Documents. Interest shall accrue on monies from time to time standing to the credit of any suspense account at the rate agreed between the relevant Guarantor and the Facility Agent.

25.9 French Limitations

The maximum liability of each Guarantor incorporated in France (a "French Guarantor") under this Clause 25 (Guarantee and Indemnity) shall at no time exceed an amount equal to the maximum financial capacity of such French Guarantor, such maximum financial capacity being limited to the higher of (a) the borrowing of such Guarantor under this Agreement and (b) 85% of the Net Worth of such French Guarantor calculated and certified by the statutory auditors of such French Guarantor on the basis of the last audited financial statements available at the date of the relevant payment hereunder, where "Net Worth" means the shareholders' equity (including, the share capital, share premium, legal and statutory reserves, other reserves, profits and losses carried forward, investment subsidies and regulated provisions) ("Capitaux propres") of such French Guarantor.

25.10 German Limitations

Each Finance Party agrees that the enforcement of the guarantee and indemnity contained in Clause 25 (Guarantee and Indemnity) (the "Guarantee") shall at all times be limited if and to the extent that, in relation to an Obligor which has provided such Guarantee and which is constituted in the form of a German limited liability Company (Gesellschaft mit beschrankter Haftung - "GmbH") or a limited partnership (Kommanditgesellschaft) where the general partner (Komplementar) is a GmbH ("GmbH & Co. KG") such enforcement and the subsequent application of proceeds towards the obligations secured by the Guarantee would otherwise lead to the situation that such Obligor does not have sufficient assets to maintain its capital (Stammkapital) provided that for the purposes of the calculation of the net assets the following balance sheet items shall be adjusted as follows:

(a) loans provided to such Obligor by any members of the Group as far as such loans are subordinated or qualify under Section 32a of the German Act on Limited Liability Companies (Gesetz betreffend die Gesellschaften mit beschrankter Haftung - "GmbH-Gesetz") and Section 172a of the German Commercial Code (Handelsgesetzbuch - "HGB") shall be disregarded; and

(b) loans and other contractual liabilities incurred in violation of the provisions of the Credit Facility Documents shall be disregarded.

In addition, an Obligor which has provided a Guarantee hereunder and which is constituted in the form of a GmbH or a GmbH & Co. KG shall realise, if and to the extent legally permitted and, in respect of the relevant Obligor's business, not

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unreasonable, in a situation where (i) such Obligor does not have sufficient assets to maintain its capital (Stammkapital) and (ii) a Finance Party would (but for the above sub-paragraph of this Clause 25.10) be entitled to enforce the Guarantee, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the asset if such asset is not necessary for the relevant Obligor's business (betriebsnotwendig).

26. COMMITMENT COMMISSION AND FEES

26.1 Commitment Commission on the Tranche A Term Facility

The Parent shall pay to the Facility Agent for account of each Bank a commitment commission on the amount of such Bank's Available Tranche A Term Commitment from day to day during the Tranche A Term Availability Period, such commitment commission to be calculated at the rate of 0.875 per cent. per annum or if the events set out in paragraph 2(b) of Schedule 12 (Margin Adjustment) occur, 1.00 per cent. per annum and shall be payable in arrear on the last day (the "Payment Date") of each successive period of three months which commences and ends during the Tranche A Term Availability Period and on the last day of the Tranche A Term Availability Period; provided that if the events set out in paragraph 2(b) of
Schedule 12 (Margin Adjustment) occur during the last four Business Days preceding the Payment Date, the adjustment in the commitment commission shall commence on the Payment Date.

26.2 Commitment Commission on the Revolving Facility

The Parent shall pay to the Facility Agent for account of each Bank a commitment commission on the amount of such Bank's Available Revolving Commitment from day to day during the period beginning on the date hereof and ending on the Revolving Termination Date, such commitment commission to be calculated at the rate of 0.875 per cent. per annum or if the events set out in paragraph 2(b) of
Schedule 12 (Margin Adjustment) occur, 1.00 per cent. per annum and shall be payable in arrear on the last day (the "Payment Date") of each successive period of three months which commences and ends during such period and on the Revolving Termination Date; provided that if the events set out in paragraph 2(b) of
Schedule 12 (Margin Adjustment) occur during the last four Business Days preceding the Payment Date, the adjustment in the commitment commission shall commence on the Payment Date.

26.3 Arrangement Fee

The Parent shall pay to the Facility Agent the fees specified in the letter dated on or about the date hereof from the Lead Arrangers to the Parent at the times, and in the amounts, specified in such letter.

26.4 Facility Agency and Security Agency Fee

The Parent shall pay to the Facility Agent and the Security Agent for its own account the facility agency and security agency fees specified in the letter dated on or about the date hereof from the Facility Agent and Security Agent to the Obligors' Agent at the times, and in the amounts, specified in such letter.

27. COSTS AND EXPENSES

27.1 Transaction Expenses

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The Parent shall, from time to time within ten days of a written demand of the
Facility Agent, reimburse each of the Agents and each of the Lead Arrangers for all reasonable costs and expenses (including legal fees) together with any VAT thereon properly incurred by it in connection with the negotiation, preparation and execution of the Credit Facility Documents, (including, without limitation, in respect of the agreed fees and expenses of Analsys Inc. in connection with the preparation of the Business Plan Report) and the completion of the transactions therein contemplated as well as the costs of syndication (save for any Transferee legal costs).

27.2 Preservation and Enforcement of Rights

The Parent shall, from time to time on demand of the Facility Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under the Finance Documents and any document referred to in the Finance Documents.

27.3 Stamp Taxes

The Parent shall pay all stamp, registration and other taxes to which the Finance Documents, any other document referred to in the Finance Documents or any judgment given in connection therewith is or at any time may be subject (other than those imposed by reason of assignment or novation) and shall, from time to time on demand of the Facility Agent, indemnify the Finance Parties against any liabilities, costs, claims and out of pocket expenses resulting from any failure to pay or any delay in paying any such tax.

27.4 Banks' Liabilities for Costs

If the Parent fails to perform any of its obligations under this Clause 27, each Bank shall, in its Proportion, indemnify each of the Agents and the Lead Arrangers against any loss incurred by any of them as a result of such failure.

28. DEFAULT INTEREST AND BREAK COSTS

28.1 Default Interest Periods

If any sum due and payable by an Obligor hereunder is not paid on the due date therefor in accordance with Clause 31 (Payments) or if any sum due and payable by an Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 28) be selected by the Facility Agent but which shall not be more than three months.

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28.2 Default Interest

An Unpaid Sum shall bear interest during each Interest Period in respect thereof at the rate per annum which is one per cent. per annum above the percentage rate which would apply to if such Unpaid Sum had been an Advance in the amount and currency of such Unpaid Sum and for the same Interest Period, provided that if such Unpaid Sum relates to an Advance which became due and payable on a day other than the last day of an Interest Period or Term relating thereto:

28.2.1 the first Interest Period applicable to such Unpaid Sum shall be of a duration equal to the unexpired portion of the current Interest Period or Term relating to that Advance; and

28.2.2 the percentage rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due, save that the Applicable Margin shall be, or be deemed to be, the highest rate specified in the definition thereof.

28.3 Payment of Default Interest

Any interest which shall have accrued under Clause 28.2 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such Unpaid Sum on the last day of each Interest Period in respect thereof or on such other dates as the Facility Agent may specify by notice to such Obligor.

28.4 Break Costs

If any Bank or the Facility Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance or Unpaid Sum otherwise than on the last day of an Interest Period or Term relating thereto, the Parent shall pay to the Facility Agent on demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period or Term exceeds (b) the amount of interest which in the reasonable opinion of the Facility Agent would have been payable to the Facility Agent on the last day of that Interest Period or Term in respect of a euro deposit equal to the amount so received or recovered placed by it with a prime bank in the European interbank market for a period starting on the third Business Day following the date of such receipt or recovery and ending on the last day of that Interest Period or Term.

29. PARENT'S INDEMNITIES

29.1 Parent's Indemnity

The Parent undertakes to indemnify:

29.1.1 each Finance Party against any cost, claim, loss, expense (including legal fees reasonably incurred) or liability together with any VAT thereon, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default in payment by any Obligor of any sum under the Credit Facility Documents;

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29.1.2 each Bank against any cost or loss it may suffer under Clause 27.4
(Banks' Liabilities for Costs) or Clause 34.5 (Indemnification);

29.1.3 each Bank against any cost or loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by any Borrower but not made (other than by reason of negligence or wilful default by the Facility Agent or any Bank) by reason of the operation of any one or more of the provisions hereof; and

29.1.4 each Bank against any cost or loss it may suffer or any reduction in its return on capital that it would have been able to obtain but for entering into or performing its obligations under this Agreement as a result of any minimum reserve requirements imposed on it by the European Central Bank in relation to an Advance or funding an Advance.

Any amount payable by the Parent under this Clause 29.1 is payable within 5 Business Days of demand by the relevant Finance Party. Any demand must be accompanied by available invoices and (in the absence of invoices) a calculation in reasonable detail of the amount so payable.

29.2 Currency Indemnity

If any sum (a "Sum") due from an Obligor under the Finance Documents or any order, judgment given or made in relation thereto has to be converted from the currency (the "First Currency") in which such Sum is payable into another currency (the "Second Currency") for the purpose of:

29.2.1 making or filing a claim or proof against such Obligor;

29.2.2 obtaining or enforcing an order, judgment in any court or other tribunal, the Parent shall indemnify each person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

30. CURRENCY OF ACCOUNT AND PAYMENT

The euro is the currency of account and payment for each and every sum at any time due from an Obligor hereunder, provided that:

30.1.1 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

30.1.2 each payment pursuant to Clause 15.2 (Tax Indemnity), Clause 17.1 (Increased Costs) or Clause 29.1 (Parent's Indemnity) shall be made in the currency specified by the party claiming thereunder.

31. PAYMENTS

31.1 Payments to the Facility Agent

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On each date on which this Agreement requires an amount to be paid by an Obligor or a Bank, such Obligor or, as the case may be, such Bank shall make the same available to the Facility Agent for value on the due date at such time and in such funds and to such account with such bank as the Facility Agent shall specify from time to time.

31.2 Payments by the Facility Agent

31.2.1 Save as otherwise provided herein, each payment received by the Facility Agent pursuant to Clause 31.1 (Payments to the Facility Agent) shall:

(a) in the case of a payment received for the account of a Borrower, be made available by the Facility Agent to such Borrower by application:

(i) first, in or towards payment the same day of any amount then due from such Borrower hereunder to the person from whom the amount was so received; and

(ii) secondly, in or towards payment the same day to the account of such Borrower as such Borrower shall have previously notified to the Facility Agent for this purpose; and

(b) in the case of any other payment, be made available by the Facility Agent to the person entitled to receive such payment in accordance with this Agreement (in the case of a Bank, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in Paris as such person shall have previously notified to the Facility Agent.

31.2.2 A payment will be deemed to have been made by the Facility Agent on the date on which it is required to be made under this Agreement if the Facility Agent has, on or before that date, taken steps to make that payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Facility Agent in order to make the payment.

31.3 No Set-off

All payments required to be made by an Obligor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim unless required by law.

31.4 Clawback Where a sum is to be paid hereunder to the Facility Agent for account of another person, the Facility Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Facility Agent together with an amount sufficient to indemnify the Facility Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.

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31.5 Partial Payments

If and whenever a payment is made by an Obligor hereunder and the Facility Agent receives an amount less than the due amount of such payment the Facility Agent may apply the amount received towards the obligations of the Obligors under this Agreement in the following order:

31.5.1 first, in or towards payment of any unpaid costs and expenses of each of the Facility Agent and the Lead Arrangers due hereunder;

31.5.2 secondly, in or towards payment pro rata of any accrued interest due but unpaid;

31.5.3 thirdly, in or towards payment pro rata of any principal due but unpaid; and

31.5.4 fourthly, in or towards payment pro rata of any other sum due but unpaid

31.6 Variation of Partial Payments

The order of partial payments set out in Clause 31.5 (Partial Payments) shall override any appropriation made by the Obligor to which the partial payment relates but the order set out in sub-clauses 31.5.2, 31.5.3 and 31.5.4 of Clause
31.5 (Partial Payments) may be varied if agreed by all the Banks.

31.7 Business Days

31.7.1 Any payment or conversion of Advances hereunder which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

31.7.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

32. SET-OFF

32.1 Contractual Set-off

If an Event of Default has occurred and is continuing, each Obligor authorises each Bank to apply any credit balance to which such Obligor is entitled on any account of such Obligor with such Bank in satisfaction of any sum due and payable from such Obligor to such Bank under the Finance Documents but unpaid. For this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. Each Bank shall notify the Obligor's Agent (giving full details) forthwith upon the exercise or purported exercise of any right of set off.

32.2 Set-off not Mandatory

No Bank shall be obliged to exercise any right given to it by Clause 32.1 (Contractual Set-off).

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33. SHARING

33.1 Payments to Banks

If a Bank (a "Recovering Bank") applies any receipt or recovery from an Obligor to a payment due under this Agreement and such amount is received or recovered other than in accordance with Clause 31 (Payments), then such Recovering Bank shall:

33.1.1 notify the Facility Agent of such receipt or recovery;

33.1.2 at the request of the Facility Agent, promptly pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 31.5 (Partial Payments).

33.2 Redistribution of Payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Bank) in accordance with Clause 31.5 (Partial Payments).

33.3 Recovering Bank's Rights

The Recovering Bank will be subrogated into the rights of the parties which have shared in a redistribution pursuant to Clause 33.2 (Redistribution of Payments) in respect of the Sharing Payment (and the relevant Obligor shall be liable to the Recovering Bank in an amount equal to the Sharing Payment).

33.4 Repayable Recoveries

If any part of the Sharing Payment received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

33.4.1 each party which has received a share of such Sharing Payment pursuant to Clause 33.2 (Redistribution of Payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of such Recovering Bank an amount equal to its share of such Sharing Payment; and

33.4.2 such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed.

33.5 Exception

This Clause 33 shall not apply if the Recovering Bank would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant Obligor.

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33.6 Recoveries Through Legal Proceedings

If any Bank intends to commence any action in any court it shall give prior notice to the Facility Agent and the other Banks. If any Bank shall commence any action in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court.

34. THE FACILITY AGENT, THE LEAD ARRANGERS AND THE BANKS

34.1 Appointment of the Facility Agent

Each of the Lead Arrangers and the Banks hereby appoints the Facility Agent to act as its Facility Agent in connection herewith and authorises the Facility Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Facility Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

34.2 Facility Agent's Discretions

The Facility Agent may:

34.2.1 assume, unless it has, in its capacity as Facility Agent for the Banks, received notice to the contrary from any other party hereto, that (a) any representation made or deemed to be made by an Obligor in connection with the Credit Facility Documents is true, (b) no Event of Default or Potential Event of Default has occurred, (c) no Obligor is in breach of or default under its obligations under the Credit Facility Documents and (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised;

34.2.2 assume that (a) the Facility Office of each Bank is that notified to it by such Bank in writing and (b) the information provided by each Bank pursuant to Clause 40 (Notices), Clause 34.16 (Banks' Mandatory Cost Details) and
Schedule 11 (Mandatory Costs) is true and correct in all respect until it has received from such Bank notice of a change to the Facility Office or any such information and act upon any such notice until the same is superseded by a further notice;

34.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

34.2.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

34.2.5 rely upon any communication or document believed by it to be genuine;

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34.2.6 refrain from exercising any right, power or discretion vested in it as
Facility Agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

34.2.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions;

34.2.8 assume that the rate as expressed to be the Official Rate in any Notice of Drawdown is accurate as of the proposed date of the Advance requested therein; and

34.2.9 assume (unless it has specific notice to the contrary) that any notice or request made by the Obligors' Agent is made on behalf of all the Obligors.

34.3
Facility Agent's Obligations

The Facility Agent shall:

34.3.1 promptly inform each Bank of the contents of any notice or document received by it in its capacity as Facility Agent from an Obligor under the Finance Documents;

34.3.2 promptly notify each Bank of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under the Credit Facility Documents of which the Facility Agent has notice from any other party hereto;

34.3.3 save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Lead Arrangers and the Banks; and

34.3.4 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as Facility Agent hereunder.

The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

34.4 Excluded Obligations

Notwithstanding anything to the contrary expressed or implied herein, neither the Facility Agent nor any of the Lead Arrangers shall:

34.4.1 be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with the Credit Facility Documents is true, (b) the occurrence or otherwise of any Event of Default or Potential Event of Default, (c) the performance by an Obligor of its obligations under the Credit

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Facility Documents or (d) any breach of or default by an Obligor of or under its obligations under the Credit Facility Documents;

34.4.2 be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

34.4.3 be bound to disclose to any other person any information relating to any member of the Group if (a) such person, on providing such information, expressly stated to the Facility Agent or, as the case may be, the Lead Arrangers, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person; 34.4.4 be under any obligations other than those for which express provision is made herein; or

34.4.5 be or be deemed to be a fiduciary for any other party hereto.

34.5 Indemnification

Each Bank shall, in its Proportion, from time to time on demand by the Facility Agent, indemnify the Facility Agent against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Facility Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as facility agent hereunder (other than any which have been reimbursed by the Parent pursuant to Clause 29.1 (Parent's Indemnity)).

34.6 Exclusion of Liabilities

None of the Facility Agent and the Lead Arrangers accepts any responsibility:

34.6.1 for the adequacy, accuracy and/or completeness of the Information Memorandum or any other information supplied by the Facility Agent or the Lead Arrangers, by an Obligor or by any other person in connection with the Credit Facility Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Facility Documents;

34.6.2 for the legality, validity, effectiveness, adequacy or enforceability of the Credit Facility Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Facility Documents; or

34.6.3 for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with the Credit Facility Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Facility Documents.

Accordingly, none of the Facility Agent and the Lead Arrangers shall be under any liability in respect of such matters, save in the case of gross negligence or wilful misconduct.

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34.7 No Actions

Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Facility Agent or any Lead Arranger any claim it might have against any of them in respect of the matters referred to in Clause 34.6 (Exclusion of Liabilities).

34.8 Business with the Group

The Facility Agent and each of the Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

34.9 Resignation

The Facility Agent may (after consultation with the Obligors' Agent) resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto, provided that no such resignation shall be effective until a successor for such Facility Agent is appointed in accordance with the succeeding provisions of this Clause 34.

34.10 Removal of Facility Agent

An Instructing Group may with the prior written consent of the Obligors' Agent (such consent not to be unreasonably withheld) remove the Facility Agent from its role as facility agent hereunder by giving notice to that effect to each of the other parties hereto. Such removal shall take effect only when a successor to the Facility Agent is appointed in accordance with the terms hereof.

34.11 Successor Agents

If the Facility Agent gives notice of its resignation pursuant to Clause 34.9 (Resignation) or the Facility Agent is removed pursuant to Clause 34.10 (Removal of Facility Agent) then any reputable and experienced bank or other financial institution may be appointed as a successor Facility Agent provided that, (i) in the case of Clause 34.9 (Resignation) such successor is a Bank selected by the resigning Facility Agent or, if not a Bank, is a financial institution selected with the prior consent of the Obligors' Agent; and (ii) in the case of Clause
34.10 (Removal of Facility Agent) such successor is appointed with the prior written consent of the Obligors' Agent (such consent not to be unreasonably withheld).

34.12 Rights and Obligations

If a successor to the Facility Agent is appointed under the provisions of Clause
34.11 (Successor Facility Agent), then (a) the retiring or departing Facility Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 34 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

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34.13 Own Responsibility

It is understood and agreed by each Bank that at all times it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with the Credit Facility Documents including, but not limited to:

34.13.1 the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

34.13.2 the legality, validity, effectiveness, adequacy and enforceability of the Credit Facility Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Facility Documents;

34.13.3 whether such Bank has recourse, and the nature and extent of that recourse, against an Obligor or any other person or any of their respective assets under or in connection with the Credit Facility Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Facility Documents; and

34.13.4 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Facility Agent or the Lead Arrangers, an Obligor, or by any other person in connection with the Finance Documents, the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Facility Documents.

Accordingly, each Bank acknowledges to the Facility Agent and the Lead Arrangers that it has not relied on and will not hereafter rely on the Facility Agent and the Lead Arrangers or any of them in respect of any of these matters.

34.14 Banks' Mandatory Cost Details

Each Bank will supply the Facility Agent with such information and in such detail as the Facility Agent may require in order to calculate the Mandatory Cost Rate in accordance with Schedule 11 (Mandatory Costs).

34.15 Agency Division Separate

In acting as Facility Agent hereunder for the Banks, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 34, any information received by some other division or department of the Facility Agent may be treated as confidential and shall not be regarded as having been given to the Facility Agent's agency division.

35. ASSIGNMENTS AND TRANSFERS

35.1 Binding Agreement

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The Finance Documents shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and Transferees.

35.2 No Assignments and Transfers by the Obligors

No Obligor shall be entitled to assign or transfer all or any of its rights and obligations under the Credit Facility Documents other than pursuant to a merger in accordance with Clause 23.17 (Mergers).

35.3 Assignment and Transfers by Banks

Any Bank may, at any time, assign all or any of its rights (in an amount equal to or greater than (Euro)2,500,000) hereunder or transfer in accordance with Clause 35.5 (Transfers by Banks) all or any of its rights and obligations hereunder to a Qualifying Bank, provided that;

35.3.1 after the Syndication Date and unless an Event of Default has occurred and is continuing, it has obtained the prior consent of the Parent, such consent not to be unreasonably withheld or delayed;

35.3.2 the assignee or transferee is, on the effective date of the assignment or transfer, a Qualifying Bank;

35.3.3 such assignment or transfer will not, as a consequence of laws or regulations in force at that time, result in any amount being required to be prepaid under Clause 18 (Illegality);

35.3.4 the proposed assignees or transferee would not be entitled to receive (i) any payment under Clause 15 (Taxes); or (ii) a greater payment under Clause 17 (Increased Costs) than the assigning or transferring Bank would have been entitled to receive on such date under such Clauses with respect to the rights and/or obligations assigned or transferred; and

35.3.5 any assignment or transfer shall be pro rata across the Tranche A Term Facility and Tranche B Revolving Facility, or as the case may be the Tranche A Term Facility, Tranche B Term Facility and the Working Capital Facility,

and no Obligor shall be obliged to pay any amount under Clause 15 (Taxes) or which it would not otherwise have been obliged to pay hereunder as a result of any assignment or transfer by any Bank which does not comply with the requirements of this Clause 35.3.

35.4 Assignments by Banks

If any Bank assigns all or any of its rights and benefits under the Finance Documents in accordance with Clause 35.3 (Assignments and Transfers by Banks), then, unless and until the assignee has delivered a notice to the Facility Agent confirming in favour of the Facility Agent, the Lead Arrangers and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Facility Agent, the Lead Arrangers and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

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35.5 Transfers by Banks

If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents as contemplated in Clause 35.3 (Assignments and Transfers by Banks) to a Qualifying Bank then such transfer may be effected by the delivery to the Facility Agent of a duly completed Transfer Certificate executed by such Bank and the relevant Transferee in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Facility Agent:

35.5.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and such Bank shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 35.5 as "discharged rights and obligations");

35.5.2 each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Bank;

35.5.3 the Facility Agent, the Lead Arrangers, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Facility Agent, the Lead Arrangers and the relevant Bank shall each be released from further obligations to each other under the Finance Documents; and

35.5.4 such Transferee shall become a party hereto as a "Bank".

35.6 Assignment and Transfer Fees

On any date after the Syndication Date upon which an assignment takes effect pursuant to Clause 35.4 (Assignments by Banks) or a transfer takes effect pursuant to Clause 35.5 (Transfers by Banks) the relevant assignee or Transferee shall pay to the Facility Agent for its own account a fee of (Euro)2,000.

35.7 Disclosure of Information Any Bank may, having obtained the prior consent of the Parent (such consent not to be unreasonably withheld or delayed) disclose to any person:

35.7.1 to (or through) whom such Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

35.7.2 with (or through) whom such Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor; or

35.7.3 to whom information may be required to be disclosed by any applicable law, such information about any Obligor or the Group and the Finance Documents as such Bank shall consider reasonably appropriate subject to the prospective person referred to in sub-clause 35.7.1 and 35.7.2 first entering into a confidentiality undertaking. 35.8 Notification The Facility Agent shall within five Business Days of receiving a Transfer Certificate notify the Obligors' Agent of any assignment or transfer completed pursuant to this Clause 35.

36. ADDITIONAL BORROWERS

36.1 Request for Additional Borrower

The Parent may request that any of its direct or indirect wholly-owned subsidiaries become an Additional Borrower by delivering to the Facility Agent a Borrower Accession Memorandum duly executed by the Obligors' Agent and such subsidiary, together with the documents and other evidence listed in Schedule 9 (Additional Conditions Precedent) in relation to such subsidiary.

36.2 Borrower Conditions Precedent

A subsidiary, in respect of which the Obligors' Agent has delivered a Borrower Accession Memorandum to the Facility Agent, shall become an Additional Borrower and assume all the rights, benefits and obligations of a Borrower as if it had been an Original Borrower on the Business Day following the date on which the Facility Agent notifies the Obligors' Agent (copied to each of the Banks) that:

36.2.1 an Instructing Group has accepted the Obligors' Agent's request in respect of such subsidiary (other than where the Obligors' Agent has certified to the Facility Agent that the purpose of such subsidiary acceding as an Additional Borrower is solely for good faith and reasonable tax or treasury management purposes); and

36.2.2 it has received, in form and substance reasonably satisfactory to it, all documents and other evidence listed in Schedule 9 (Additional Conditions Precedent) in relation to such subsidiary, unless on such date an Event of Default or Potential Event of Default is continuing or would occur as a result of such subsidiary becoming an Additional Borrower.

37. ADDITIONAL GUARANTORS

37.1 Request for Additional Guarantor The Obligors' Agent may request that any of its subsidiaries become an Additional Guarantor by delivering to the Facility Agent a Guarantor Accession Memorandum duly executed by the Obligors' Agent and such subsidiary, together with the documents and other evidence listed in Schedule 9 (Additional Conditions Precedent) in relation to such subsidiary.

37.2 Guarantor Conditions Precedent

A company, in respect of which the Obligors' Agent has delivered a Guarantor Accession Memorandum to the Facility Agent, shall became an Additional Guarantor and assume all the rights, benefits and obligations of a Guarantor as if it had been an original party hereto as a Guarantor on the date on which the Facility Agent notifies the Obligors' Agent that it has received, in form and substance reasonably satisfactory to it, all the documents and other evidence listed in
Schedule 9 (Additional Conditions Precedent).

37.3 Resignation of CompleTel SPC II as an Original Guarantor

CompleTel SPC II shall cease to be an Original Guarantor and shall be released from all its obligations under this Agreement and any of the Security Documents to which it is a party on the date that the Facility Agent confirms to it that the Facility Agent has received from CompleTel SPC II a letter confirming that the circumstances set out in sub-Clause 37.3.1 are true and correct as at the date thereof and requesting its resignation as an Original Guarantor, provided that on such date:

37.3.1 CompleTel GmbH is a direct wholly owned subsidiary of an Obligor (other than CompleTel SPC II) and that all the shares in CompleTel GmbH are secured substantially on the terms of the Security Document dated at or around the date hereof entered into by CompleTel Holding I BV and CompleTel SPC II in relation to its shares in CompleTel GmbH.

Each of the Security Agent and the Facility Agent shall as soon as reasonably practicable execute and do all such assurances, acts or things as the Oligor's Agent acting in good faith may reasonably require to release CompleTel SPC II from its obligations under this Agreement and the Security Documents to which it is a party; provided that CompleTel SPC II has indemnified each of the Security Agent and the Facility Agent for all costs and expenses (including legal fees) together with VAT thereon, as reasonably determined by them, to be incurred in connection therewith.

38. CALCULATIONS AND EVIDENCE OF DEBT

38.1 Basis of Accrual

Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

38.2 Quotations If on any occasion a Reference Bank or Bank fails to supply the Facility Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Facility Agent, provided that, in relation to determining EURIBOR, this Clause 38.2 shall not apply if only one Reference Bank supplies a quotation.

38.3 Evidence of Debt

Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

38.4 Control Accounts The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance or any Unpaid Sum and each Bank's share therein, (b) the amount of all principal, interest and other sums due or to become due from an Obligor and each Bank's share therein and (c) the amount of any sum received or recovered by the Facility Agent hereunder and each Bank's share therein.

38.5 Prima Facie Evidence In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 38.3 (Evidence of Debt) and Clause 38.4 (Control Accounts) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

38.6 Certificates of Banks A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 15.1 (Tax Gross-up), (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 15.2 (Tax Indemnity), Clause 17.1 (Increased Costs) or Clause 29.1 (Parent's Indemnity) or
(c) the amount of any credit, relief, remission or repayment as is mentioned in Clause 16.3 (Tax Credit Payment) or Clause 16.4 (Tax Credit Clawback) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

38.7 Facility Agent's Certificates

A certificate of the Facility Agent as to the amount at any time due from a Borrower or the Parent hereunder or the amount which, but for any of the obligations of such Borrower or the Parent hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Clause 25 (Guarantee and Indemnity).

39. REMEDIES AND WAIVERS, PARTIAL INVALIDITY

39.1 Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

39.2 Partial Invalidity

If, at any time, any provision of the Credit Facility Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions thereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

40. NOTICES

40.1 Communications in Writing

Each communication to be made under the Credit Facility Documents shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

40.2 Addresses Any communication or document to be made or delivered pursuant to this Agreement shall (unless the recipient of such communication or document has, by fifteen days' written notice to the Facility Agent, specified another address or fax number) be made or delivered to the address or fax number:

40.2.1 in the case of the Original Obligors, of the Obligors' Agent identified below for the attention of Hugues Lemasne and David Lacey, with a copy to Anna Lascar;

40.2.2 in the case of the Facility Agent, identified with its name below;

40.2.3 in the case of each Bank, notified in writing to the Facility Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee); and

40.2.4 in the case of each Additional Guarantor or Additional Borrower , in the relevant Guarantor Accession Memorandum or Borrower Accession Memorandum

provided that not more than one address may be specified by each party pursuant to this Clause 40.2 at any time.

40.3 Delivery

Any communication or document to be made or delivered by one person to another pursuant to the Credit Facility Documents shall:

40.3.1 if by way of fax, be deemed to have been received on receipt of an answer back unless the date of despatch is not a working day or after business hours in the place of receipt in which case it shall be deemed to have been received at the opening of business on the next such working day; and

40.3.2 if by way of letter, be deemed to have been delivered on receipt of a return receipt if sent by registered mail or if sent by courier,

provided that any communication or document to be made or delivered to an Agent shall be effective only when received by its agency division and then only if the same is expressly marked for the attention of the department or officer identified with that

Agent's signature below (or such other department or officer as that Agent shall from time to time specify for this purpose).

40.4 English Language Each communication and document made or delivered by one party to another pursuant to the Credit Facility Documents shall be in the English language or in the event that such communication or document attaches a document originally prepared in a language other than English, the delivery of such document in its original language shall satisfy the requirements of this Clause 40.4, provided that if reasonably requested by the Agent in writing an English translation certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof is delivered within 45 Business Days thereof.

40.5 Notification of Changes

Promptly upon receipt of notification of a change of address or fax number pursuant to Clause 40.2 (Addresses) or changing its own address or fax number the Facility Agent shall notify the other parties hereto of such change.

40.6 Deemed Receipt by the Obligors

Any communication or document made or delivered to the Obligors' Agent in accordance with Clause 40.3 (Delivery) shall be deemed to have been made or delivered to each of the Obligors.

41. COUNTERPARTS

This Agreement may be executed in any number of counterparts with different parties executing different counterparts, all of which taken together shall constitute one and the same instrument.

42. AMENDMENTS

42.1 Amendments

If the Facility Agent has the prior consent of an Instructing Group (or if and to the extent expressly authorised), the Facility Agent and the Obligors may from time to time agree in writing to amend any Finance Documents or to waive, prospectively or retrospectively, any of the requirements of any Finance Document and any amendments or waivers so agreed shall be binding on all the Finance Parties, provided that no such amendment or waiver shall result in any Bank which has a Revolving Commitment being required to participate in a Revolving Advance unless the consent of Banks with Revolving Commitments exceeding sixty-six and two thirds per cent. of the aggregate of Revolving Commitments has been obtained.

42.2 Amendments Requiring the Consent of all the Banks

An amendment or waiver which relates to:

42.2.1 Clause 33 (Sharing) or this Clause 42;

42.2.2 an increase in the principal amount of or a change in currency of any Advance, or deferral of the Conversion Date, any Term Repayment Date or Repayment Date, Revolving Termination Date or the Tranche A Term Availability Period;

42.2.3 a reduction in the Applicable Margin, the amount or currency of any payment of interest, fees or any other amount payable hereunder to any Finance Party or deferral of the date for payment thereof;

42.2.4 a release of any Guarantor from any of its obligations set out in Clause 25 (Guarantee and Indemnity) except as permitted under the terms of the Finance Documents);

42.2.5 Clause 36 (Additional Borrowers) or Clause 37 (Additional Guarantors);

42.2.6 the definition of Instructing Group;

42.2.7 an increase in Commitment;

42.2.8 any release of any security constituted by any of the Security Documents; or

42.2.9 any provision which expressly requires the consent or approval of all the Banks, shall not be made without the prior consent of all the Banks.

42.3 Exceptions

Notwithstanding any other provisions hereof, the Facility Agent shall not be obliged to agree to any such amendment or waiver if the same would:

42.3.1 amend or waive this Clause 42, Clause 27 (Costs and Expenses) or Clause 34 (The Facility Agent, The Lead Arrangers and The Banks); or

42.3.2 otherwise amend or waive any Agent's rights hereunder or subject any Agent or the Lead Arrangers to any additional obligations hereunder.

43. GOVERNING LAW

This Agreement shall be governed by English law.

44. JURISDICTION

44.1 English Courts The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

44.2 Convenient Forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

44.3 Non-Exclusive Jurisdiction

Each of the parties agree for the benefit of each of the other parties, as a result and notwithstanding Clause 44.1 (English Courts), that it does not prevent any Finance Party or Obligor from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties or, as the case may be, the Obligors may take concurrent Proceedings in any number of jurisdictions.

44.4 Service of Process

Each Original Obligor agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it:

44.4.1 in the case of each Original Borrower, on HRO Registrars Limited at present of Heathcoat House, 20 Savile Row, London W1X 1AE or, if different, its registered office.

44.4.2 in the case of each Original Guarantor, on HRO Registrars Limited at present of Heathcoat House, 20 Savile Row, London W1X 1AE or, if different, its registered office.

If any Original Obligor ceases to have a place of business in Great Britain or, as the case may be, the appointment of the person mentioned in this Clause 44.4 ceases to be effective, the relevant Original Obligor shall immediately appoint another person in England to accept service of process on its behalf in England. If an Original Obligor fails to do so (and such failure continues for a period of not less than fourteen days), the Facility Agent shall be entitled to appoint such a person by notice to such Original Obligor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause 44.4 applies to Proceedings in England and to Proceedings elsewhere.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1

                              The Original Parties
                                     Part A

                              The Original Obligors

Name of Original Borrower                 Registered No.
CompleTel ECC B.V.                        Amsterdam Chamber of Commerce
                                          No.: 34109882
                                          Minister of Justice No.: B.V. 1059078

CompleTel GmbH Commercial register (Handelsregister) local court (Amtsgericht) of Munich HRB 127117 CompleTel Services S.A.S. Registered at the Registry of Commerce and Companies of Paris under single identification no. B 421 604 505 RCS Paris CompleTel S.A.S. Registered at the Registry of Commerce and Companies of Paris under single identification no. B 418 299 699 RCS Paris

Name of Original Guarantor            Registered No.
CompleTel Europe N.V.                 Amsterdam Chamber of Commerce
                                      No.: 34108119
                                      Minister of Justice No.: B.V. 1055197
CompleTel ECC B.V.                    Amsterdam Chamber of Commerce
                                      No.: 34109882
                                      Minister of Justice No.: B.V. 1059078
CompleTel Holding I B.V.              Amsterdam Chamber of Commerce
                                      No.: 33300994
                                      Minister of Justice No.: B.V. 627289
CompleTel Holding II B.V.             Amsterdam Chamber of Commerce
                                      No.: 34108579
                                      Minister of Justice No.: B.V. 1033355

CompleTel GmbH Commercial register (Handelsregister) local court (Amtsgericht) of Munich
HRB 127117

CompleTel Services S.A.S. Registered at the Registry of Commerce
and Companies of Paris under single
identification no. B 421 604 505 RCS
Paris
CompleTel S.A.S. Registered at the Registry of Commerce
and Companies of Paris under single
identification no. B 418 299 699 RCS
Paris
Acces et Solutions Internet S.A.R.L. Registered at the Registry of Commerce and Companies of Lyon under single identification no. B 402 063 267 RCS
Lyon.
CompleTel UK Limited                                         3578293
iPcenta Limited                                              3254557
CompleTel SPC                                                3698426
CompleTel SPC II                                             3894209
                                                   Part B


                                                 The Banks

Bank                                               Tranche A                  Revolving           Total
                                                      Term                    Commitment          Commitment
                                                   Commitment

Goldman Sachs International                        27,735,850                 42,264,150           70,000,000
Bank
Paribas                                            17,830,190                 27,169,810           45,000,000
Barclays Bank PLC                                   9,905,660                 15,094,340           25,000,000
Citibank International plc                          9,905,660                 15,094,340           25,000,000
Comptoir des Entrepreneurs                          9,905,660                 15,094,340           25,000,000
Credit Lyonnais                                     9,905,660                 15,094,340           25,000,000
Merrill Lynch Capital Markets                       9,905,660                 15,094,340           25,000,000
Bank Limited
Scotiabank Europe Plc                               9,905,660                 15,094,340           25,000,000
Total                                             105,000,000                160,000,000          265,000,000

                                   SCHEDULE 2

                          Form of Transfer Certificate

To:      [Insert name of Facility Agent]
                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Credit Agreement") dated [ ] 199[ ] whereby(Euro)265,000,000 term and revolving loan facilities were made available to a group of borrowers comprising certain subsidiaries of CompleTel Europe N.V. by a group of banks on whose behalf Paribas acted as facility agent in connection therewith.

1. Terms defined in the Credit Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank, Transferee and Portion Transferred are defined in the schedule hereto.

2. The Bank (i) confirms that the details in the schedule hereto under the heading "Bank's Participation in the Term Facilities", "Bank's Participation in the Revolving Facility" and "Revolving Advances" accurately summarise its participation in the Credit Agreement and the Interest Period or Term of any existing Advances and (ii) requests the Transferee to accept and procure the transfer by novation to the Transferee of the Portion Transferred (specified in the schedule hereto) of its Tranche A Term Commitment and/or Revolving Commitment and/or its participation in such Advance(s) by counter-signing and delivering this Transfer Certificate to the Facility Agent at its address for the service of notices specified in the Credit Agreement.

3. The Transferee hereby requests the Facility Agent to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of Clause 33.5 (Transfers by Banks) of the Credit Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Credit Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Credit Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Finance Documents will be assumed by it after delivery of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the Obligors of any of its obligations under the Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Finance Documents (or any document relating thereto) shall oblige the Bank to

(a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Finance Documents transferred pursuant hereto or

(b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by an Obligor or any other party to the Finance Documents (or any document relating thereto) of its obligations under any such document.

The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8. This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

9. The Transferee represents to the Facility Agent that it is a Qualifying Bank.

                                  THE SCHEDULE

1.         Bank:
2.         Transferee:
3.         Transfer Date:
4.         Bank's Participation in the Term Facilities:
           Bank's Tranche A Term Commitment                                                           Portion Transferred

5.         Term Advance(s):
           Amount of Bank's Participation in Tranche A               Interest Period                  Portion Transferred
           Amount of Bank's Participation in Tranche B               Interest Period                  Portion Transferred
6.         Bank's Participation in the Revolving Facility:
           Bank's Revolving Commitment

7.         Revolving Advance(s):                                     Term and                         Portion Transferred
           Amount of Bank's Participation                            Repayment Date

[Transferor Bank]                                                  [Transferee
By:                                                                Bank]
                                                                   By:
Date:                                                              Date:

-----------------------------------------------------------------------------
                                    ADMINISTRATIVE DETAILS OF TRANSFEREE

Address:
Contact Name:
Account for Payments:
Telex:
Fax:
Telephone:
-----------------------------------------------------------------------------

                                   SCHEDULE 3

                              Conditions Precedent

A. Corporate Documents

1. In relation to each Original Obligor:

(a) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of the Original Obligor, of its constitutional documents (or in the case of CompleTel GmbH, certified as at the date of this Agreement or on a date falling no later than five days before and no more than five days after the date of this Agreement by commercial register or notary save in the case of the extract from the commercial register pertaining to CompleTel GmbH which may be certified as at 14 December 1999 provided that an Authorised Signatory of CompleTel GmbH certifies as at the date of this Agreement that no changes have been made to the commercial register).

(b) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of the Original Obligor, of the applicable shareholder or board resolutions in the relevant jurisdiction approving the execution, delivery and performance of the Finance Documents and the Intercompany CECC Facility Agreements and the terms and conditions thereof and authorising a named person or persons to sign the Finance Documents and the Intercompany CECC Facility Agreements and any documents to be delivered by it pursuant thereto; and

(c) a certificate of an Authorised Signatory of the Original Obligor setting out the names and signatures of the persons authorised to sign, on its behalf, the Finance Documents and the Intercompany CECC Facility Agreements and any documents to be delivered by it pursuant thereto.

B.       Finance Documents (other than Security Documents)

2. An original of each Finance Document (other than the Security Documents - see Part C. below) and the Intercompany CECC Facility Agreements duly executed by the parties thereto.

C.       Security Documents and Perfection Requirements

German Law

3. Share Pledge Agreement relating to the shares in CompleTel GmbH granted by CompleTel Holdings I B.V. and CompleTel SPC II in favour of the Security Agent and each of the Finance Parties duly executed by the parties thereto before a notary.

4. Account Pledge Agreement relating to bank accounts granted by CompleTel GmbH in favour of the Security Agent and each of the Finance Parties duly executed by the parties thereto and evidence of notification thereof to the relevant account holding bank.

5. Global Assignment Agreement relating to certain claims and receivables (as specified therein) granted by CompleTel GmbH in favour of the Security Agent duly executed by the parties thereto.

6. Security Transfer Agreement relating to certain assets and goods as specified therein granted by CompleTel GmbH in favour of the Security Agent.

7. Security Assignment Agreement relating to the Siemens Framework Agreement granted by CompleTel GmbH in favour of the Security Agent.

French Law

8. Pledge Agreement relating to the shares in CompleTel Services SAS granted by CompleTel Holdings I B.V. and CompleTel Holdings II B.V. in favour of the Security Agent duly executed by the parties thereto together with the related "declaration de gage", "attestation de constitution de gage" and relevant book entries in the "registre des mouvements de titres" and "comptes d'actionnaires".

9. Pledge Agreement relating to the shares in CompleTel SAS granted by CompleTel Holdings I B.V., CompleTel Holdings II B.V., and CompleTel SPC in favour of the Security Agent duly executed by the parties thereto together with the related "declaration de gage", " attestation de constitution de gage" and relevant book entries in the "registre des mouvements de titres" and "comptes d'actionnaires".

10. Pledge Agreement relating to the shares in Acces et Solutions Internet SARL granted by CompleTel SAS in favour of the Security Agent duly executed by the parties thereto and evidence of registration thereof with the French tax authorities and of service thereof by a huissier on the company and delivery to the Security Agent of an original copy of the articles (statuts).

11. Charge over Bank Accounts granted by each French Borrower and a Charge over Bank Account granted by Acces et Solutions Internet SARL (in respect of the account held with Paribas bearing account number: 30026 60100 0000232 924 J Cle
17) in favour of the Security Agent duly executed by the parties thereto and evidence of registration thereof with the French tax authorities and of service thereof by the huissier on the account banks.

12. A Charge over Prepayment Account granted by each French Borrower in favour of the Security Agent duly executed by the parties thereto and evidence of registration with the French tax authorities and of service thereof by the hussier on the account bank.

13. A Charge over High Yield Account granted by CompleTel Europe NV in favour of the Security Agent duly executed by the parties thereto and evidence of registration thereof with the French tax authorities and of service thereof by the hussier on the account bank.

14. Security Assignment (Delegation) of Insurance Agreement granted by each French Borrower in favour of the Security Agent duly executed by the parties thereto.

15. Charge over Business granted by CompleTel SAS in favour of the Security Agent duly executed by the parties thereto and evidence of registration with the relevant tax authorities, and the Commercial Court's clerk in each place in which CompleTel SAS maintains a registered secondary establishment and at its registered office.

16. Master Receivables Security Assignment Agreement granted by each French Borrower in favour of the Security Agent duly executed by the parties thereto and evidence receipt of duly completed and executed initial assignment instrument ("Bordereau") thereto. Dutch Law

17. Agreement and Deed of Pledge of Shares relating to the shares in CompleTel Holding I B.V. and CompleTel ECC B.V. granted by CompleTel Europe N.V. in favour of the Security Agent duly executed by the parties thereto.

18. Agreement and Deed of Pledge of Shares relating to the shares in CompleTel Holding II B.V. granted by CompleTel Holding I B.V. in favour of the Security Agent and each of the Banks duly executed by the parties thereto.

        English Law

19. Security over Shares Agreement relating to the shares in CompleTel UK Limited granted by CompleTel Holding I B.V. in favour of the Security Agent duly executed by the parties thereto and evidence of the removal of any restrictions on the transfer of shares in the articles of CompleTel UK Limited.

20. Security over Shares Agreement relating to the shares in iPcenta Limited granted by CompleTel UK Limited in favour of the Security Agent duly executed by the parties thereto and evidence of the removal of any restrictions on the transfer of shares in the articles of iPcenta Limited.

21. Debenture granted by iPcenta Limited in favour of the Security Agent duly executed by the parties thereto.

22. Intercompany Loan Security Agreement duly executed by the parties thereto and evidence of registration thereof with the French tax authorities and of service thereof by huissiser on any borrower (defined therein) incorporated in France (a "Relevant Borrower") and delivery of an original copy of each Intercompany Loan Agreement (as defined therein) to the Security Agent where the Borrower (as defined therein) is a Relevant Borrower.

D.       Authorisations

23. Copies, certified as true copies by an Authorised Signatory of the Obligors' Agent, of each Licence and each Material Agreement (in the original language in which they were executed).

E. Legal Opinions

24. An opinion of Clifford Chance Limited Liability Partnership, London, counsel to the Lead Arrangers, as to matters of English and French law, in substantially the form distributed to the Banks prior to the signing of this Agreement.

25. An opinion of Clifford Chance Limited Liability Partnership, Amsterdam, counsel to the Lead Arrangers, as to matters of Dutch law, in substantially the form distributed to the Banks prior to the signing of this Agreement.

26. An opinion of Clifford Chance Punder, counsel to the Lead Arrangers, as to matters of German law, in substantially the form distributed to the Banks prior to the signing of this Agreement.

F.       Reports, Accounts and the Business

27. A copy of the Due Diligence Reports (together with a "bring-down" letter as at the date hereof) and the Business Plan Report.

28. A copy, certified a true copy by an Authorised Signatory of the audited consolidated financial statements of CompleTel Europe N.V.

29. Copies of the agreed form quarterly and monthly financial statements.

30. A copy of the Business Plan together with a certificate of an Authorised Signatory of the Obligors' Agent certifying that the Group has met the targets as set out in the Business Plan in all material respects through to the end of the last month prior to the date hereof and specifically has fully met its Direct Client Revenues, Indirect Client Revenues, EBITDA, MAN-Network network roll-out targets for such period.

31. A certificate from an Authorised Signatory of the Obligors' Agent certifying that as at the date of the certificate (i) a minimum of the equivalent in euro of $180,750,000 of (in aggregate) equity, net proceeds of the High Yield Bonds and/or Subordinated High Yield Loans and/or Subordinated Shareholder Loans has been invested or disbursed by non- members of the Obligor Group to members of the Obligor Group (other than the Parent); and (ii) a minimum of the equivalent in euro of $175,000,000 has been spent in developing or constructing the French Network and the German Network in accordance with financial projections.

32. A certificate of the brokers of the Facility Agent confirming the insurance policies of the Group cover those risks to that extent and at a level appropriate for a Group carrying on the business that it carries on, and in form and scope satisfactory to the Facility Agent.

33. Copies, certified as true copies by an Authorised Signatory of the Obligors' Agent, of all intercompany loans agreements between members of the Group as at the date hereof, on terms acceptable to the Facility Agent.

34. Evidence that all Financial Indebtedness of the Group (other than Permitted Indebtedness) has been repaid in full and irrevocably cancelled.

35. Evidence of payment of the fees pursuant to Clause 26.3 (Arrangement Fee) and Clause 26.4 (Facility Agency and Security Agency Fee) on the earlier of the date specified in the applicable fee letters and the date of first drawdown of an Advance hereunder.

G.       Miscellaneous

36. Evidence that the party or parties specified in Clause 44.4 (Service of Process) have agreed to act as the agents of each Original Obligor incorporated in a jurisdiction other than England and Wales for the service of process in England.

                                                 SCHEDULE 4

                                             Notice of Drawdown

From:    [Borrower/and CECC, if French Borrower]

To:      [Insert name of Facility Agent]

Dated:

Dear Sirs,

1. We refer to the agreement (the "Credit Agreement") dated [ ] 199[ ] and made between a group of borrowers comprising certain subsidiaries of CompleTel Europe N.V., Paribas as facility agent and the financial institutions named therein as Banks. Terms defined in the Credit Agreement shall have the same meaning in this notice.

2. This notice is irrevocable.

3. We hereby give you notice that, pursuant to the Credit Agreement and on [date of proposed Advance], we wish to borrow a [Tranche A Term]/[Revolving] Advance in the amount of [ ] upon the terms and subject to the conditions contained therein.

4. [We would like this Advance to have a first Interest Period of [ ] months' duration.]* or [We would like this Advance to have a Term of [ ] months' duration.]**

5. We confirm that, at the date hereof, the Repeated
Representations are true in all material respects on and as of the proposed date for the making of such Advance before and after giving effect to such and to the application of the proceeds therefrom, as though made on and as of such date; and so far as we are aware no Event of Default [or Potential Event of Default]*** is continuing or would result from the making of such Advance.

6. The proceeds of this drawdown should be credited to [insert account details and details of CECC].

7. We confirm that as at the proposed drawdown date the Official Rate shall be [ ]% per annum, and if such rate is greater than or equal to Applicable Interest Rate, the Advance should be made to the [French Borrower] and not to CECC; and if the such rate is less than the Applicable Interest Rate, the proposed Advance should be made to CECC and not the [French Borrower]; and CECC directs you to pay the proceeds of such Advance directly to [the French Borrower] in satisfaction of its obligations to fund such an amount to [the French Borrower] on such date under the Intercompany CECC Facility Agreement.

8. As at the date hereof:

8.1 the aggregate amount of the Tranche A Term Loan and the Tranche B Revolving Loan is [ ]; and the relevant maximum amount for the Financial Quarter ending [ ] is [ ];

8.2 Total Senior Debt expressed as a percentage of the aggregate of Invested Capital and Total Senior Debt (and calculated in accordance with Clause 3.2.2 or, as the case may be, Clause 6.2.5 (i)) is [ ]%; and the relevant maximum percentage for the Financial Quarter ending [ ] is [ ]%;#

8.3 Total Senior Debt to AART (and calculated in accordance with Clause 6.2.5(ii)) is [ ]:1; and the relevant maximum ratio for the Financial Quarter ending [ ] is [ ]:1;## and

8.4 Senior Debt Leverage Ratio (and calculated in accordance with Clause 6.2.5(iii)) is [ ]:1; and the relevant maximum ratio for the Financial Quarter ending [ ] is [ ]:1.###

                                             Yours faithfully
                                       .............................
                                           Authorised Signatory
                                           for and on behalf of
                                         [Insert name of Borrower]

* If the Notice of Drawdown is for a Tranche A Term Advance, insert only if there are no outstanding Term Advances.

** Delete as appropriate.

*** Delete for a Renewed Advance.

                                                                      SCHEDULE 1

--------
# Applicable for Tranche A Term Advances and Tranche B Revolving Advances to September 2001 (but may not be complied with after 1 January 2001, if compliance with Total Senior Debt to AART covenant)

## Applicable for Tranche B Revolving
Advances made on or after 1 January 2001 and to 30 September 2001 in the event that the Total Senior Debt as a percentage of Invested Capital and Total Senior Debt covenant is not complied with.

### Applicable for Tranche B Revolving Advances made on or after 1 October 2001

                                   SCHEDULE 5

                EXISTING ENCUMBRANCES, GUARANTEES AND INDEMNITIES

                                     Part A
                              Existing Encumbrances

------------------------------------------------------------------------------------------------------------------------
               Name of                                                     Details of Encumbrances
               Obligor

Completel S.A.S.

 ----------------------------------------------------------------------------------------------------------------------
         Lease dated                                 Reference        FF Amount                               Comments
          (dd/mm/YY)                                                 of deposit
 ----------------------------------------------------------------------------------------------------------------------
            12/08/98                       La Poste Paris 8eme         3,000.00                  Mail Stamping machine
            10/12/98                      L'EPI, depot Paris 8       437,560.00                      44 rue Washington
             9/11/98                      Cogetom, switch Lyon        48,825.00                            Lyon Switch
            21/12/98                       SCI Roseau Paris 13       267,300.00             Paris 13 commercial office
           Jan. 1999
           31/01/100                    Ajustement depot sicli       547,562.00                               Nanterre
            21/01/99             HQ business center, Marseille        10,900.00                       Marseille Office
            21/01/99                            Regus Toulouse         9,880.00           Temporary offices - Toulouse
           21/01/100                            Regus Toulouse         9,880.00           Temporary offices - Toulouse
            Feb.1999

            01/02/99                      ABS Algorithmes Nice        16,800.00                       Temporary - Nice
           Mars 1999
            02/03/99                    Complement EPI Paris 8         7,000.00           44 rue Washington - Parkings
            08/03/99             Roche Claire Paris fre  81226           300.00                         Water fountain
            08/03/99           Roche Claire Nanterre Fre 81225           300.00                         Water fountain
            02/03/99                   SCI Bozar Lille bureaux        47,400.00                         Lille - Office
            08/03/99                    Regus Toulouse bureaux        14,440.00           Temporary offices - Toulouse
-----------------------------------------------------------------------------------------------------------------------
          Avril 1999
            Mai 1999
            18/05/99                  EPI complt depot Paris 8         7,000.00           44 rue Washington - Parkings
            31/05/99                         La Poste Paris 13         3,000.00                  Mail Stamping machine
            18/05/99        Placement Pierre Lyon Noeud La Part         7,525.00                            Lyon - Node
                                                          dieu

            31/05/99              SNC Joliette Marseille Noeuds        83,610.00             Marseile - Office and node
            31/05/99                SCP Rol'S Switch Marseille        98,285.91                       Marseille switch
            18/05/99                Novapole Grenoble  bureaux         5,000.00                      Office _ Grenoble
            31/05/99                             3 A Marseille         3,000.00             Marseille - coffee machine


              - 107 -










            31/05/99             SII Constructeur Lille switch        66,250.00                        Lille  - Switch
           Juin 1999
            03/06/99                        Roche Claire 89153           300.00                         Water fountain
            03/06/99                            Elis Marseille           750.00            Marseille - towel dispenser
            03/06/99                            Regus Toulouse         9,880.00           Temporary offices - Toulouse
        Juillet 1999
          01/07/1999    Participation Fonciere Grenoble switch        41,137.50                        Grenoble switch
            01/07/99                   SCI Bozar Lille bureaux        24,000.00                         Lille - Office
            01/07/99     Passerelle st Aubin toulouse parkings         3,000.00                    Toulouse - Parkings
            01/07/99                            Regus Toulouse         9,880.00           Temporary offices - Toulouse
           Aout 1999
            01-08-99                              SNC JOLIETTE           450.00                   Marseille - Parkings
            01-08-99                         CAISSE REGIONALE...      58,500.00                      Toulouse - Office
------------------------------------------------------------------------------------------------------------------------
           Septembre

                1999

          01-09-1999                              REGUS  HOCHE       284,200.00              Regus Paris - 54 av Hoche
          01-09-1999                 3A  machine a caffe lille         3,000.00                 Lille - Coffee machine
          01-09-1999             nice municipale - switch nice        20,833.00                          Nice - Switch
          01-09-1999                                   cogetom        31,500.00                     Marseille - Office
        Octobre 1999
          01-10-1999                                   S N F I         6,875.00                           Lille - Node
            Novembre

                1999

          01-11-1999                      UCAD CARRIER-MEETING        10,000.00               Carrier cocktail deposit
          01-11-1999                                LA DEFENSE     2,581,200.00                 La Defense - Tour Egee
          01-11-1999                                     OPERA       105,600.00        Paris - Opera (IT, Engineering)
          01-11-1999                                 SCI LOLIE        49,875.00                            Nice Office
          01-11-1999                             TRESOR PUBLIC           500.00                       Grenoble deposit

             Nov. 30                                               4,936,298.41
             Balance
------------------------------------------------------------------------------------------------------------------------





                                               Details of Encumbrances
                                                       Germany

------------------------------------------------------------------------------------------------------------------------------------
    Name of Obligor           Bank Holding             Amount                                   Secured Obligations
                                Deposit                  DM
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Completel GmbH            Deutsche Bank          275,000.00          Guarantee issued in respect of Miete Haar
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Completel GmbH            Deutsche Bank          1,120,798.38        Guarantee issued in respect of Lindner AG
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Completel GmbH            Deutsche Bank          213,404.04          Guarantee issued in respect of Sud-Wesstpark Nurnberg
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Completel GmbH            Deutsche Bank          580,000.00          Guarantee issued in respect of mfi Essen
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Completel GmbH            Deutsche Bank          500,000.00          Guarantee issued in respect of Dt. Grundbes. Inv. mbH, Berlin
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Completel GmbH            Deutsche Bank          83,882.40           Letters of indemnity issued in respect of Dt. Telekom
------------------------------------------------------------------------------------------------------------------------------------

                                                        Part B



                                              Guarantees and Indemnities
                                                        France

-----------------------------------------------------------------------------------------------------------------------------------
Name of Issuer                  Counter-Indemnity                 Matter                                            Amount
                                                                                                                      FFR

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Paribas                         CompleTel SAS                    Guarantee to the lessor of office premises
                                                                  at 44 Rue Washington, Paris                    1,055,000
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Paribas                         CompleTel SAS                    Guarantee for the annual royalties due to the     200,000
                                                                  City of Paris for rights of way
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Paribas                         CompleTel SAS                    Guarantee to the lessor of office premises
                                                                  at Tour Suisse, Lyon                            100,214.5
-----------------------------------------------------------------------------------------------------------------------------------

                                                       Germany

--------------------------------------------------------------------------------------------------------------------------------
Name of Issuer   Counter-Indemnity   Beneficiary                                    Matter                       Amount
                                                                                                                   DM

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank    CompleTel GmbH      Miete Haar                                     end of lease of building       275,000.00
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank    CompleTel GmbH      Lindner AG                                     end of built out of 4 sites    1,120,798.38
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank    CompleTel GmbH      Sud-Wesstpark Nurnberg                         end of lease of building       213,404.04
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank    CompleTel GmbH      mfi Essen                                      end of lease of building       580,000.00
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank    CompleTel GmbH      Dt. Grundbes. Inv. mbH, Berlin                 end of lease of building       500,000.00
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank    CompleTel GmbH      Dt. Telekom, 2 letters of indemnity for        open end                       83,882.40
                                     the first interconnections
--------------------------------------------------------------------------------------------------------------------------------



                       Existing Guarantees and Indemnities

------------------------------------------------------------------------------------------------------------------------------------
                      Details of Guarantees and Indemnities

Name of
Obligor

Completel GmbH

Balances as of                                                              9/30/99

Date                     Beneficiary                                       Amt(DEM) Comments
8/11/99                  Oregan Properties                               275,000.00 Guarantee securing Heer building lease, 5 yr
                                                                                    plus 5 yr lease terms
8/11/99                  Lindner AG                                    1,120,780.38 Guarantee securing Heer building construction
8/11/99                  Sued West Park Mgt BmbH                         213,404.04 Guarantee securing Nuremburg building lease,
                                                                                    5 yr plus 5 year lease terms
9/9/99                   mfi Gesellschaft fur Gewerbelmmobillen mbH      580,000.00 Guarantee securing Essen building lease, 5 yr
                         & Go.                                                      pls 5 yr lease terms
                                                                       2,189,202.42

-----------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 1

SCHEDULE 6

Form of Compliance Certificate
To:      [Insert name of Facility Agent]
Date:
Dear Sirs,
We refer to an agreement (the "Credit Agreement") dated [ ], 199[ ] and made between a group of borrowers including certain subsidiaries of CompleTel Europe N.V., Paribas as facility agent, the financial institutions defined therein as Banks and others.

Terms defined in the Credit Agreement shall bear the same meaning herein.

We refer to the consolidated financial statements for the Group prepared for the period [ ] (the "Accounts"). We confirm that on the basis thereof:

Financial Covenants

1. Total Senior Debt expressed as a percentage of the aggregated Invested Capital and Total Senior Debt is [ ]%; and the relevant maximum percentage for the Financial Quarter ending on [ ] is [ ]%.

2. The ratio of Total Senior Debt
to AART is [ ]: 1; and the relevant maximum ratio for the Financial Quarter ending [ ] is [ ] : 1.1

3. The Senior Debt Leverage Ratio is [ ]:1; and the relevant maximum ratio for the Financial Quarter ending [ ] is [ ] : 1.1

4. The Annualised Direct Client Revenues are (Euro)[ ] and the relevant minimum for the Financial Quarter ending [ ] is(Euro)[ ].

5. Annualised EBITDA is (Euro)[ ] million; and the relevant minimum amount for the Financial Quarter ending on [ ] is [ ].

6. The amount of MAN-Network Constructed is [ ] Route km; and the relevant minimum amount for the Financial Quarter ending on [ ] is [ ].

7. The Senior Interest Cover Ratio is [ ]: 1; and the relevant maximum ratio for the Financial Quarter ending [ ] is [ ] : 1.1

8. The Total Interest Cover Ratio is [ ]: 1; and the relevant maximum ratio for the Financial Quarter ending [ ] is [ ] : 1.1 -------- 1 If applicable.

9. The Debt Service Cover Ratio is [ ]: 1; and the relevant maximum ratio for the Financial Quarter ending [ ] is [ ] : 1.2 Excess Cash Flow

10. The Excess Cash Flow of the Group as determined from the Accounts is (Euro) [ ].3

Guarantors/Material Subsidiaries

11. (i) The aggregate book assets and the aggregate net revenues of the Guarantors [together with [insert name of additional subsidiaries to be guarantors if necessary (which shall promptly accede as Additional Guarantors)] exceeds 80% respectively of the consolidated book assets and consolidated revenues of the Group [or insert details if not legally permissible or commercially practicable]; and (ii) Each member of the Group that has, by reference to the Accounts, 5% of the consolidated book assets and/or consolidated revenues of the Group is a Guarantor [other than [insert name of new Guarantors if necessary], which shall promptly accede as an Additional Guarantor [or insert details if not legally permissible or commercially practicable].

MAN-Network

12. As at the last day of the Financial Quarter, the MAN-Network comprised: own fibre in ducts either owned by or leased by the Group: [ ]%; Leased Capacity leased on Long Term Lease Agreements: [ ]%; wireless path route: [ ] %; such percentages calculated on the basis of Route km.

 [Signed:                    ...............           ...............
                             Authorised Officer        Authorised Officer
                             of                        of
                             CompleTel Europe N.V.     CompleTel Europe N.V.
or
 .....................
for and on behalf of
[Auditors of the Parent]

--------
 If applicable.
3 Only if Accounts are annual audited statements commencing with the financial year ending on 31 December 2001.

                                                 SCHEDULE 7

                                           Original Shareholders

       Certain Indirect Shareholders of the Parent              Percentage (%)*
Madison Deaborn Capital Partners II, L.P.                            47.6
DeGeorge Holdings Limited Partnership                                19.5
Meritage Private Equity Fund, L.P.                                    4.6





--------
                                                           * The Indirect
                                                           Shareholders are
                                                           members of CompleTel
                                                           LLC, a Delaware
                                                           limited liability
                                                           company. CompleTel
                                                           LLC is the ultimate
                                                           indirect parent of
                                                           the Parent. The
                                                           Indirect Shareholders
                                                           hold the percentages
                                                           of the Common Units
                                                           of CompleTel LLC
                                                           shown above,
                                                           calculated on a
                                                           fully-diluted,
                                                           as-if-converted
                                                           basis.

                                   SCHEDULE 8

               Form of Borrower and Guarantor Accession Memorandum
                                     Part A

                      Form Of Borrower Accession Memorandum

To:      [Facility Agent]
From:    [Subsidiary]
and
CompleTel Europe N.V.
Dated:
Dear Sirs,
1. We refer to an agreement (the "Credit Agreement") dated [ ], 199[ ] and made between a group of borrowers including certain subsidiaries of CompleTel Europe N.V. (the "Parent"), Paribas as facility agent, the financial institutions defined therein as Banks and others.

2. Terms defined in the Credit Agreement shall bear the same meaning herein.

3. The Obligors' Agent requests that [Subsidiary] become an Additional Borrower pursuant to Clause 36.1 (Request for Additional Borrowers) of the Credit Agreement.

4. [Subsidiary] is a company duly organised or incorporated under the laws of [name of relevant jurisdiction].

5. [Subsidiary] confirms that it has received from the Parent a true and up-to-date copy of the Credit Agreement.

6. [Subsidiary] undertakes, upon its becoming a Borrower, to perform all the obligations expressed to be undertaken under the Credit Agreement by a Borrower and agrees that it shall be bound by the Credit Agreement in all respects as if it had been an original party thereto as an Original Borrower.

7. The Obligors' Agent confirms that, if [Subsidiary] is accepted as an Additional Borrower, its guarantee obligations pursuant to Clause 25 (Guarantee and Indemnity) of the Credit Agreement will apply to all the obligations of [Subsidiary] under the Finance Documents in all respects in accordance with the terms of the Credit Agreement.

8. The Obligors' Agent and [Subsidiary]:
(a) repeats the Repeated Representations; and
(b) confirms that so far as it is aware (upon due enquiry) no Event of Default or Potential Event of Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.

9. [Subsidiary's] administrative details are as follows:
Address:
Fax No.:

10. [Process Agent* [Subsidiary] agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at [address of Subsidiary's place of business in England] or at any address in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985] / [on name of process agent in England at address of process agent or, if different, its registered office. If [[Subsidiary] ceases to have a place of business in Great Britain] [the appointment of the person mentioned above ceases to be effective], [Subsidiary] shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so (and such failure continues for a period of not less than fourteen days), the Agent shall be entitled to appoint such a person by notice. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.]

11. This Memorandum shall be governed by English law.

[Parent] [Subsidiary]
By: .............................. By: ................................





* This clause is required only if the Acceding Borrower is not incorporated in England or Wales.
                                     Part B

                     Form of Guarantor Accession Memorandum

To:      [Facility Agent]
From:    [Subsidiary]
                  and
         CompleTel Europe N.V.
Dated:
Dear Sirs,
1. We refer to an agreement (the "Credit Agreement") dated [ ], 199[ ] and made between a group of borrowers including certain subsidiaries of CompleTel Europe N.V. (the "Parent"), Paribas as facility agent, the financial institutions defined therein as Banks and others.

2. Terms defined in the Credit Agreement shall bear the same meaning herein.

3. The Obligors' Agent requests that [Subsidiary] become an Additional Guarantor pursuant to Clause 36.1 (Request for Additional Guarantor) of the Credit Agreement.

4. [Subsidiary] is a company duly organised or incorporated under the laws of [name of relevant jurisdiction].

5. [Subsidiary] confirms that it has received from the Obligors' Agent a true and up-to-date copy of the Credit Agreement and a list of the Borrowers as at the date hereof.

6. [Subsidiary] undertakes, upon its becoming a Guarantor, to perform all the obligations expressed to be undertaken under the Credit Agreement by a Guarantor and agrees that it shall be bound by the Credit Agreement in all respects as if it had been an original party thereto as an Original Guarantor.

7. The Obligors' Agent and [Subsidiary]:

(a) repeats the Repeated Representations; and

(b) confirms that so far as it is aware (upon due enquiry) no Event of Default or Potential Event of Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Guarantor.

8. [Subsidiary's] administrative details are as follows:
Address:
Fax No.:

9. [Process Facility Agent*
[Subsidiary] agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at

[address of Subsidiary's place of business in England] or at any address in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985] / [on name of process agent in England at address of process agent or, if different, its registered office. If [Subsidiary] ceases to have a place of business in Great Britain]/[ the appointment of the person mentioned above ceases to be effective], [Subsidiary] shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so (and such failure continues for a period of not less than fourteen days), the Facility Agent shall be entitled to appoint such a person by notice. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.]

10. This Memorandum shall be governed by English law.
[This Memorandum is executed and delivered as a deed by
[name of Additional Guarantor]
 ....................................................
Director of Additional Guarantor
 ....................................................
Director/Secretary of Additional Guarantor]
or
[The Common Seal of [Additional Guarantor]
was affixed to this deed in the presence of
      ...............................................
                     Director of Additional Guarantor
      ...............................................
         Director/Secretary of Additional Guarantor**

CompleTel Europe N.V.
By: .......................................

* This clause is required only if the Additional Guarantor is not incorporated in England or Wales. ** Delete as appropriate. If the company is not incorporated in England or Wales, alternate form of execution may be more appropriate.

                                   SCHEDULE 9

                         Additional Conditions Precedent

1. A copy, certified as at the date of the relevant Borrower Accession Memorandum or Guarantor Accession Memorandum a true and up-to-date copy by an Authorised Signatory of the proposed Additional Borrower or Additional Guarantor, of the constitutional documents of such proposed Additional Borrower or Additional Guarantor.

2. A copy, certified as at the date of the relevant Borrower Accession Memorandum or Guarantor Accession Memorandum a true and up-to-date copy by an Authorised Signatory of the proposed Additional Borrower or Additional Guarantor, of the applicable resolutions of such proposed Additional Borrower or Additional Guarantor in the relevant jurisdiction approving the execution and delivery of a Borrower Accession Memorandum or Guarantor Accession Memorandum, the accession of such proposed Additional Borrower or Additional Guarantor to this Agreement and the performance of its obligations under the Credit Facility Documents and authorising a named person or persons to sign such Borrower Accession Memorandum or Guarantor Accession Memorandum, any other Credit Facility Document and any other documents to be delivered by such proposed Additional Borrower or Additional Guarantor pursuant thereto.

3. A certificate of an Authorised Signatory of the proposed Additional Borrower or Additional Guarantor setting out the names and signatures of the person or persons authorised to sign, on behalf of such proposed Additional Borrower or Additional Guarantor, the Borrower Accession Memorandum or Guarantor Accession Memorandum, any other Credit Facility Documents and any other documents to be delivered by such proposed Additional Borrower or Additional Guarantor pursuant thereto.

4. If the proposed Additional Borrower or Additional Guarantor is incorporated in a jurisdiction other than England and Wales, a copy, certified a true copy by or on behalf of the proposed Additional Borrower or Additional Guarantor, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render the relevant Borrower Accession Memorandum or Guarantor Accession Memorandum legal, valid, binding and enforceable, to make such Borrower Accession Memorandum or Guarantor Accession Memorandum admissible in evidence in the proposed Additional Borrower's or Additional Guarantor's jurisdiction of incorporation and to enable the proposed Additional Borrower or Additional Guarantor to perform its obligations thereunder and under the other Credit Facility Documents.

5. A copy, certified a true copy by an Authorised Signatory of the proposed Additional Borrower or Additional Guarantor, of its latest available financial statements.

6. If the proposed Additional Borrower or Additional Guarantor is incorporated in a jurisdiction other than England and Wales, an opinion of the Banks' local counsel in the relevant jurisdiction in form and substance satisfactory to the Facility Agent.

7. If the proposed Additional Borrower or Additional Guarantor is to become a Borrower or a Guarantor and is incorporated in England and Wales, a letter from the Obligors' Agent to the Facility Agent (attaching supporting advice from the Obligors' Agent's English solicitors) confirming that such proposed Additional Borrower or Additional Guarantor is not prohibited by section 151 of the Companies Act 1985 from entering into the Credit Facility Documents and performing its obligations thereunder.

8. An opinion of Clifford Chance, solicitors to the Facility Agent, in form and substance satisfactory to the Facility Agent.

9. If the proposed Additional Borrower or Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in the relevant Borrower Accession Memorandum or Guarantor Accession Memorandum has agreed to act as its agent for the service of process in England.

10. The proposed Additional Borrower or Additional Guarantor has given security over its assets as requested by the Facility Agent to the extent that can be required pursuant to Clause 23.11 (Security).

                                   SCHEDULE 10

                               Material Agreements

A.       Interconnection Agreements

1. Interconnection Agreement made between CompleTel GmbH and Deutsche Telecom AG dated 19 May 1999.

2. Interconnection Agreement made between France Telecom and CompleTel S.A.S. dated 4 August 1999.

B.       Long Term Lease Agreements in relation to fibre

1. Agreement between Telecite and CompleTel S.A.S. dated 26 February 1999, as amended on 25 March 1999.

2. Agreement between Louis Dreyfus Communications and CompleTel S.A.S. dated 23 November 1999.

3. Agreement between CompleTel GmbH and Berliner Verkehehrsbetriebe (BVG) dated 24 November 1999.

4. Agreement dated 28 September 1999 between La Societe Marseillaise du Tunnel Prado Carenage and CompleTel for the shared use of the Prado Carenage Tunnel.

C.       Supply and Operational Agreements

1. Agreement dated 8 January 1999 between CompleTel and Matra Nortel Communications.

2. Topping Letter dated 29 January 1999 between Nortel plc and CompleTel Europe N.V.

3. Agreement dated 4 August 1999 between CompleTel and Siemens AG.

                                   SCHEDULE 11

                                 Mandatory Costs

1. The Mandatory Cost Rate is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "additional costs rate") for each Bank, in accordance with paragraphs 3 and 4 below. The Mandatory Cost Rate will be calculated by the Facility Agent as a weighted average of such Bank's additional costs rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The additional costs rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage notified by that Bank to the Facility Agent as the cost of complying with the minimum reserve requirements of the European Central Bank, as set out in council regulation (EC No 2531/98) of 23 November 1998 (the "Council Regulation").

4. The additional costs rate for each Bank lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

  per cent. per annum.
Where F is the rate of charge payable by that Bank to the Financial Services Authority pursuant to the Fee Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fee Regulations) and expressed in pounds per (pound)1,000,000 of the Fee Base of that Bank.

5. For the purposes of this Schedule:
(a) "Fee Regulations" means the Banking Supervision (Fees) Regulations 1999 or such other law as may be in force from time to time in respect of the payment of fees for banking supervision; (b) "Fee Base" has the meaning given to it, and will be calculated in accordance with, the Fee Regulations; and (c) the resulting figure will be rounded to four decimal places.

6. Each Bank shall supply any information required by the Facility Agent for the purpose of calculating the additional costs rate. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

(a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and (b) such other information that the Facility Agent may reasonably require for such purpose.

Each Bank shall promptly notify the Facility Agent in writing of any change to the information provided by it pursuant to this paragraph.

7. The percentages or rates of charge of each Bank for the purpose of paragraphs 3 and F above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that unless a Bank notifies the Facility Agent to the contrary, each Bank's obligations in relation to the Council Regulation and the Fee Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

The Facility Agent shall have no liability to any person if such determination results in an additional costs rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraph 6 above is true and correct in all respects.

8. The Facility Agent shall distribute the additional amounts received pursuant to the Mandatory Cost Rate to the Banks on basis of the additional cost rate incurred by each Bank, as calculated in accordance with the above paragraphs and based on the information provided by each Bank pursuant to paragraph 6 above.

9. Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost Rate, an additional costs rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

10. The Facility Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all parties any amendments or variations which are required to be made to any of the formula set out above in order to comply with any change in law or any requirements from time to time imposed by the Financial Services Authority as the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                                   SCHEDULE 12

                                Margin Adjustment

In the event that:
1. No Potential Event of Default or Event of Default is continuing; and

2. the Senior Debt Leverage Ratio, determined by reference to the most recently delivered quarterly management financial statements pursuant to Clause 21.2 (Quarterly Management Statements) and as set out in the applicable Compliance Certificate, falls within any of the levels set out below, the Applicable Margin in relation to the Term Facilities and the Revolving Facility shall be decreased or increased, as the case may be, to the amounts set alongside such level, in respect of any Interest Period or Term, as the case may be commencing from the date of delivery of the relevant Compliance Certificate, provided that, in relation to any Advance, if any Compliance Certificate is delivered during the last four Business Days of any Interest Period or Term, such decrease or increase, as the case may be, shall commence on the first day of the next succeeding Interest Period or Term:

Senior Debt Leverage Ratio Level                           Applicable Margin

                                                         (per cent. per annum)

                                                 Tranche A    Revolving Facility
                                              Term Facility     and Tranche B

                                                                   Term Facility

(i) Greater than 6.0x                                3.750             3.000
(ii) Greater than 5.0x but less than or equal        3.250             2.500
to 6.0x
(iii) Greater than 4.0x but less than or equal       2.875             2.125
to 5.0x
(iv) Greater than 3.0x but less than or equal        2.375             1.625
to 4.0x
(v) Equal to or less than 3.0x                       1.875             1.125

Provided that:

(a) the Applicable Margin shall reduce and be increased following the delivery of the relevant quarterly financial statements only by one level, notwithstanding that the Senior Debt Leverage Ratio Level derived from such statements indicates a lower or higher corresponding Applicable Margin, provided further that the Applicable Margin shall not be reduced or increased more than once in consecutive financial quarters; and (b) if, following an IPO, which shall be completed by no later than 31 December 2000, at least $100,000,000 (or its equivalent of other currencies) of the proceeds of the IPO are paid to members of the Obligor Group (other than the Parent) and invested in the Telecoms Business of the Obligor Group (other than the Parent), Permitted Investments and/or for working capital purposes of the Obligor Group (other than the Parent), the Applicable Margin set out in the above table at the Senior Debt Leverage Ratio Level (a) numbered (i) shall be subject to a one-off reduction equal to 50 bps; and (b) numbered (ii) shall be subject to a one-off reduction equal to 25 bps; and shall apply in respect of any Interest Period or Term commencing following the completion of the application of such proceeds.


                                                SCHEDULE 13

                                           Existing Bank Accounts

Legal Entity (incorporation location)                                     Bank Name                       Account #

CompleTel LLC (Delaware)                                                    US Bank                  1036-5541-0753
CompleTel LLC (Delaware)                                                    US Bank                  1943-1157-1377

CompleTel Mangagement Inc. (Colorado)                                       US Bank                  1943-1157-1344
CompleTel Mangagement Inc. (Colorado)                                       US Bank                             n/a

CompleTel Holdings LLC (Delaware)                                           US Bank                  1036-5577-9199
CompleTel Holdings LLC (Delaware)                                           US Bank                          905035

CompleTel N.A. N.V. (Netherlands Antilles)                                    Citco                 0012-305610-200

CompleTel Europe N.V. (Netherlands)                                        Ing Bank                    66-81-70-859

CompleTel Holdings I B.V. (Netherlands)                                    Ing Bank                    65-26-74-771
CompleTel Holdings I B.V. (Netherlands)                                     US Bank                  1036-5664-4988
CompleTel Holdings I B.V. (Netherlands)                                    Ing Bank                    67-66-28-842

CompleTel Holdings II B.V. (Netherlands)                                   Ing Bank                    67-63-08-503

CompleTel B.V. ECC (Netherlands)                                           Ing Bank                    66-75-63-628
CompleTel B.V. ECC (Netherlands)                                            US Bank                  1036-5617-9290
CompleTel B.V. ECC (Netherlands)                                            US Bank                        90813700

CompleTel SAS (France)                                                      Paribas                  0000715288V 97
CompleTel SAS (France)                                                      Paribas                  0000716012D 11
CompleTel SAS (France)                                                      Paribas                  0000716016H 73

ASI (France)                                                        Banque Populair                  00201962824FRF
ASI (France)                                                       CIC Lyonnaise de                     0099810628R
                                                                             Banque

ASI (France)                                                               La Poste                     1047381F038
ASI (France)                                                                Paribas             30026 60100 0000232
                                                                                                       924 J Cle 17

CompleTel GmbH (Germany)                                              Deutsche Bank                      2150043 00
CompleTel GmbH (Germany)                                              Deutsche Bank                      2150043 20
CompleTel GmbH (Germany)                                              Deutsche Bank                      2150043 21
CompleTel GmbH (Germany)                                              Deutsche Bank                      2150043 22
CompleTel GmbH (Germany)                                              Deutsche Bank                      2150043 23
CompleTel GmbH (Germany)                                              Deutsche Bank                      2150043 24
CompleTel GmbH (Germany)                                              Deutsche Bank                      2150043 25
CompleTel GmbH (Germany)                                                   Barclays                    07 365017 01
CompleTel GmbH (Germany)                                                   Barclays                    07 365017 02
CompleTel SPC (United Kingdom)                                              US Bank                  1036-5577-9181

CompleTel U.K. Limited (United Kingdom)                                    Barclays                        30557900
CompleTel U.K. Limited (United Kingdom)                                    Barclays                        60132004

IPcenta Limited (United Kingdom)                                           Barclays                        50999008



                                      - 127 -










IPcenta Limited (United Kingdom)                                           Barclays                        00339008


                                   SCHEDULE 14

        Form of Charge over Business (Nantissement de Fonds de Commerce)
                      to be executed by CompleTel Services
                    S.A.S. in accordance with Clause 23.11.3



                                     [Date]

                            COMPLETEL SERVICES S.A.S.
                            EN QUALITE DE CONSTITUANT


                                     PARIBAS
                         EN QUALITE D'AGENT DES SURETES




    ----------------------------------------------------------------------------
                    ACTE DE NANTISSEMENT DE FONDS DE COMMERCE

    ----------------------------------------------------------------------------



                                                                 CLIFFORD CHANCE



                                                 TABLE DES MATIERES

Clause                                                                                                  Page

1. Definitions Et Interpretation 135
2.....................................................................................Nantissement     135
3. Designation Du Fonds Nanti 135
4. Assurance 136
5........................................................................Declarations Et Garanties     136
6......................................................................................Engagements     137
7......................................................................................Realisation     138
8....................................................................Enregistrements - Inscription     139
9...................................................................................Couts Et Frais     139
10. Notifications 139
11. Benefice Du Nantissement 139
12......................................................................Stipulations Inapplicables     140
13. Election De Domicile 140
14. Langue  140
15..................................................Droit Applicable Et Attribution De Juridiction     140

Le present Nantissement est conclu le [ ] 1999.

ENTRE :

(1) COMPLETEL SERVICES S.A.S., une societe par actions simplifiee de droit francais au capital social de 250.000 FRF ayant son siege social 44, rue de Washington, immeuble le Washington Plaza, 75048, Cedex 08 et dont le numero unique d'immatriculation est le B 421 604 505 RCS Paris (le "Constituant" ou la Societe);

                                                                DE PREMIERE PART

ET

(2) PARIBAS, une societe anonyme a Directoire et Conseil de Surveillance de droit francais, ayant son siege social 3, rue d'Antin 75002 Paris et dont le numero unique d'immatriculation est le 662 047 885 RCS Paris, agissant en qualite d'agent des suretes et au titre de l'article 23.10 (Garantie Parallele - Parallel Security) de la Convention Intercreanciers (telle que cette expression est definie ci-dessous), (l'"Agent des Suretes", cette expression incluant toute personne nommee comme Agent des Suretes (Security Agent) en application de la Convention Intercreanciers (Intercreditor Deed)).

                                                                DE DEUXIEME PART

ETANT PREALABLEMENT EXPOSE QUE :

(A) Goldman Sachs International comme Arrangeur Principal (Lead Arranger), Paribas comme Arrangeur Principal (Lead Arranger), Agent du Credit (Facility Agent) et Agent des Suretes (Security Agent) ainsi que d'autres parties designees comme les "Autres Parties" (Other Parties) sont convenues, aux termes d'un contrat de credit en date du [date], de mettre a disposition de certains des membres du Groupe CompleTel - parmi lesquels figure le Constituant - la somme de 265.000.000 d'euros dans les conditions y stipulees (telles qu'elles peuvent etre modifiees ou completees a tout moment) (le "Contrat de Credit").

(B) Goldman Sachs International comme Arrangeur Principal (Lead Arranger), Paribas comme Arrangeur Principal (Lead Arranger), Agent du Credit (Facility Agent) et Agent des Suretes (Security Agent), les Banques qui y sont citees et d'autres parties simplement designees comme les "Autres Parties" (Other Parties) (parmi lesquelles figurent le Constituant) ont conclu en date du [date] une Convention Intercreanciers dans les conditions y stipulees (telles qu'elles peuvent etre modifiees ou completees a tout moment) (la "Convention Intercreanciers") (Subordination, Security, Agency and Intercreditor Deed).

(C) En application de l'Article 23.10 (Garantie Parallele - Parallel Security) de la Convention Intercreanciers, l'Agent des Suretes est un creancier direct de toutes les Obligations Garanties (telles que definies ci-dessous).

(D) En garantie de la bonne execution des Obligations Garanties et en application de l'Article 23.11.3 de Convention de Credit, le Constituant donne en nantissement au profit de l'Agent des Suretes le Fonds Nanti (tel que ce terme est defini ci-apres), selon les termes et sous reserve des conditions du present acte de nantissement (l'"Acte de Nantissement"). CECI EXPOSE, il a ete convenu ce qui suit : 1. DEFINITIONS ET INTERPRETATION 1.1 Sauf stipulation contraire, les termes et expressions utilises dans le present Acte de Nantissement (et ceux utilises dans le preambule) (y compris ceux pour lesquels le terme defini anglais est indique en italique et entre parentheses) auront le sens qui leur est donne dans le Contrat de Credit et les termes suivants auront le sens qui leur est donne ci-dessous. "Cas de Realisation" (Enforcement Event) a le sens donne a cette expression dans la Convention Intercreanciers. "Obligations Garanties" signifie toutes obligations dont le Constituant est debiteur a quelque moment que ce soit envers l'Agent des Suretes en qualite de d'Emprunteur (Borrower) et de Garant (Guarantor) des obligations en qualite d'Emprunteurs des autres Emprunteurs au titre du Contrat de Credit et du Pret Intra-Groupe CECC (Intercompany CECC Facility Agreement), y compris notamment toutes obligations resultant d'avances faites a ce titre, presentes ou futures, averees ou potentielles, (encourues individuellement ou conjointement avec toute autre personne et que ce soit a titre principal ou de garant). 1.2 Toute reference a une personne ou une partie dans le present Acte de Nantissement inclura ses successeurs ou ayant-droits.
1.3 Toute reference a tout contrat doit etre entendu comme un reference audit contrat tel qu'amende, complete ou nove. 2. NANTISSEMENT 2.1 De maniere a garantir le paiement integral et a bonne date, l'execution et l'acquittement au benefice de l'Agent des Suretes de la totalite des Obligations Garanties, le Constituant affecte, par le present Acte de Nantissement, conformement a la loi du 17 mars 1909 relative a la vente et au nantissement du fonds de commerce (la "Loi"), au benefice de l'Agent des Suretes, qui l'accepte, en nantissement de premier rang le fonds de commerce decrit a l'article 4 des presentes (le "Fonds Nanti"). 2.2 La surete constituee par les presentes ne sera affectee par aucun delai ou tolerance accorde a une personne, ou par une abstention ou un retard quelconque de l'Agent des Suretes dans la mise en place ou la realisation de toute surete, de tous droits ou de tout recours que l'Agent des Suretes peut actuellement ou pourra dans l'avenir detenir du Constituant ou a son encontre.
3. DESIGNATION DU FONDS NANTI

3.1 Le present nantissement porte sur l'ensemble des elements corporels et incorporels qui peuvent etre compris, aux termes de la Loi, dans le Fonds Nanti appartenant au Constituant.

3.2 Le Fonds Nanti est actuellement exploite dans les etablissements situes:
3.2.1 44, rue Washington, 75408 Cedex 08 (siege social), et 3.2.2 [adresse de tout etablissement secondaire].

3.3 Le Fonds Nanti comprend notamment, mais sans que cette liste soit limitative : 3.3.1 le nom commercial, le logo (s'il en existe) ainsi que les enseignes, la clientele et l'achalandage y attaches ; 3.3.2 le materiel fixe et roulant, l'outillage, les differents objets mobiliers, l'agencement et les installations de toute nature presents ou futurs, sans exception ni reserve qui garnissent ou qui pourront garnir le Fonds Nanti et servir a son exploitation ; 3.3.3 toute la documentation et tous les supports techniques, commerciaux et publicitaires ;
3.3.4 tous les brevets, marques de fabrique et de service, modeles deposes, dessins et modeles, plans, droits concernant les modeles et inventions, savoir-faire commercial et droits de propriete industrielle ; et 3.3.5 toutes les autorisations, licences, accords de toutes autorites competentes necessaires a l'exploitation du Fonds Nanti (dans la mesure permise par la loi). 3.4 Les droits de l'Agent des Suretes seront reportes en tout point sur toutes les indemnites d'assurance et autres indemnites resultant d'une requisition, expropriation et de tout autre dedommagement ou paiement qui se trouvent substitues par voie de subrogation reelle a tout ou partie des elements du Fonds Nanti. 3.5 Le Constituant s'engage aupres de l'Agent des Suretes a respecter, a ses frais, l'ensemble des formalites qui pourraient s'averer necessaires ou utiles pour rendre opposable au tiers le present nantissement sur ces indemnites ou ces produits. 4. ASSURANCE La notification du present nantissement incluant la demande de payer les indemnites d'assurance selon les dispositions du Contrat de Credit pourra etre effectuee par l'Agent des Suretes, a tout moment, aupres des compagnies d'assurance chargees d'assurer le Fonds Nanti et ce, aux frais du Constituant en application de l'article L.121-13 du Code des Assurances. 5. DECLARATIONS ET GARANTIES Le Constituant declare et garantit a l'Agent des Suretes ce qui suit: 5.1 Il est proprietaire du Fonds Nanti.

5.2 Les conditions posees par l'Article 23.11.3 du Contrat de Credit pour la signature du present Acte de Nantissement ont ete satisfaites. 5.3 A l'exception des Suretes Autorisees (Permitted Encumbrances), le Constituant dispose librement de tous droits et titres sur le Fonds Nanti.

5.4 Le Fonds Nanti est libre de tout droit de tiers comme de tout privilege de vendeur, nantissement ou autre surete quelconque (a l'exception du nantissement constitue en vertu des presentes) et aucun des elements compris dans l'assiette du Fonds Nanti ne fait l'objet, a la date des presentes, d'une quelconque surete, d'un quelconque privilege ou d'un droit de quelque nature que ce soit confere a un tiers, a l'exception des droits autorises ou crees aux termes des Documents de Suretes (Security Documents) ou du Contrat de Credit (et notamment des Suretes Autorisees (Permitted Encumbrances)) ou, le cas echeant, des clauses de reserve de propriete stipulees en faveur d'un fournisseur de tout element du Fonds Nanti.

5.5 Il a tout pouvoir pour signer les presentes et pour executer ses obligations au titre des presentes. 5.6 Les obligations qu'il contracte aux termes des presentes sont licites, valables, contraignantes (binding) et susceptibles d'execution a son encontre. 5.7 Les presentes, dument enregistrees, constituent un nantissement de premier rang au benefice de l'Agent des Suretes garantissant la pleine execution des Obligations Garanties.

5.8 Le Constituant s'engage a affecter en nantissement au profit de l'Agent des Suretes, selon des termes substantiellement conformes a ceux des presentes et en garantie des Obligations Garanties, toute succursale du Fonds Nanti creee par le Constituant posterieurement a la date des presentes.

5.9 Les declarations et garanties faites ou donnees dans les clauses 5.1 a 5.8 ci-dessus sont faites et donnees a la date des presentes et seront reputees repetees a tout moment durant la validite du present Acte en faisant reference aux circonstances de fait au moment donne.

6. ENGAGEMENTS

Le Constituant s'engage aupres de l'Agent des Suretes a ce qui suit : 6.1 A tout moment, il signera, prendra acte, remettra, signifiera et deposera promptement tous documents complementaires, actes, accords, certificats, consentements et promesses et fera tout ce qui est necessaire ou souhaitable ou tout ce que l'Agent des Suretes pourra requerir a tout moment, de maniere a rendre opposable la surete constituee par les presentes et a exercer et faire appliquer ses droits et recours en vertu des presentes. 6.2 Il fournira promptement a l'Agent des Suretes les informations, rapports et autres documents se rapportant au Fonds Nanti que l'Agent des Suretes pourra raisonnablement requerir a tout moment.

6.3 Il remettra tous documents et/ou entreprendra toute demarche utile ou necessaire afin de faciliter ou permettre l'exercice par l'Agent des Suretes de tous les droits, actions ou privileges consentis en vertu des presentes.

6.4 Il s'abstiendra de conferer volontairement a des tiers des droits susceptibles de contrevenir a la bonne execution des clauses du present Acte de Nantissement. 6.5 Le Constituant s'engage a ne pas ceder, transferer ou disposer de toute autre facon de la totalite ou d'une partie du Fonds Nanti ou de tout autre droit dont il dispose se rapportant au Fonds Nanti sans le consentement prealable ecrit de l'Agent des Suretes, sauf dans la mesure permise au titre du Contrat de Credit et/ou le cas de cessions, transferts ou dispositions accomplis dans le cadre de son activite courante. 6.6 Il fera tout le necessaire pour obtenir, conserver, et garder en vigueur tous les droits (en ce compris, sans limitation, les droits au titre des Licences (Licences) et des Autorisations Necessaires (Necessary Authorisations) necessaires a la conduite de l'activite.

6.7 Il tiendra a jour les livres, comptes rendus, comptes et toute autre information dans la mesure ou cette tenue est habituelle pour les entreprises du meme secteur d'activite que celui du Fonds Nanti.

6.8 Il gerera et exploitera le Fonds Nanti en conformement au Business Plan (Business Plan), aux Licences (Licences), aux Autorisations Necessaires (Necessary Authorisations) et aux lois applicables et aucun changement ne sera fait a la nature generale ou au domaine d'activite du Fonds Nanti tel qu'il est exploite a la date des presentes.

6.9 Il ne cessera pas d'exploiter tout (ou substantiellement tout) le Fonds Nanti. 7. REALISATION 7.1 Des la survenance d'un Cas de Realisation (Enforcement Event), l'Agent des Suretes pourra se prevaloir a tout moment de tous les droits, actions et privileges reconnus au creancier nanti par la Loi, sur l'ensemble des elements qui composent le Fonds Nanti. 7.2 Le Constituant s'engage par les presentes a apporter a l'Agent des Suretes toute l'aide necessaire afin de realiser le nantissement constitue par les presents (le "Nantissement"), a signer tout acte ou document et a effectuer toute formalite qui pourrait s'averer necessaire a cette fin et a indemniser l'Agent des Suretes de toutes pertes, depenses ou frais subis et encourus par l'Agent des Suretes relativement a l'execution ou la realisation de ses droits en vertu des presentes ou du fait de cette realisation.

8. ENREGISTREMENTS - INSCRIPTION
8.1 Enregistrement

Conformement aux dispositions de la Loi, le present Acte de Nantissement devra etre soumis aux formalites de l'enregistrement aupres de la recette des impots competente.

8.2 Inscription

8.2.1 Dans un delai de quinze (15) jours a compter de la signature des presentes, l'Agent des Suretes fera proceder a l'inscription du privilege de nantissement consenti sur le Fonds Nanti au Greffe du Tribunal de Commerce de Paris (ou se trouve le siege social du Constituant) et de chacune des villes ou le Constituant possede une succursale.

8.2.2 Le present nantissement est inscrit aupres des Greffes des Tribunaux de Commerce mentionnes ci-dessus pour une duree de dix (10) ans. 8.2.3 Le Constituant s'engage de facon irrevocable et sans condition, a renouveler l'inscription du present nantissement si, a l'expiration de la periode de dix ans mentionnee au 8.2.2 ci-dessus, l'une quelconque des Obligations Garanties demeure impayee, inexecutee ou non acquittee et le Constituant accepte, par les presentes, de facon irrevocable et dans l'interet commun des parties, un tel renouvellement d'inscription et donne a l'Agent des Suretes competence irrevocable et pouvoir pour signer tous actes et documents et proceder a toutes formalites necessaires a cet effet.

8.3 Pouvoirs

Tous pouvoirs sont donnes a tout porteur d'un original des presentes aux fins d'enregistrement et d'inscription des presentes.

9. COUTS ET FRAIS
Le Constituant devra rembourser a l'Agent des Suretes, sur demande de celui-ci, a tout moment, les couts et frais resultant du present Acte de Nantissement conformement a l'article 27 (Couts et Frais - Costs and Expenses) du Contrat de Credit.

10. NOTIFICATIONS

Toute notification ou information donnee au titre du present Acte de Nantissement sera donnee selon les stipulations de l'article 40 (Notifications - Notices) du Contrat de Credit.

11. BENEFICE DU NANTISSEMENT
11.1 Le Nantissement est s'ajoute a, ne saurait etre affecte ou subir prejudice de, et sera sans prejudice de, toute autre surete ou garantie consentie a tout moment en faveur de l'Agent des Suretes relative aux Obligations Garanties ou a l'une quelconque d'entre elles. 11.2 Le present Acte de Nantissement et le Nantissement qu'il cree beneficieront, le cas echeant, a tout cessionnaire, successeur, subroge, ayant-cause ou ayant-droit de l'Agent des Suretes autorise aux termes de la Convention Intercreanciers (Intercreditor Deed) et le Constituant reconnait expressement, qu'en cas novation d'un ou plusieurs Documents de la Facilite de Credit (Credit Facility Documents), le present Acte de Nantissement et les Nantissements qu'il cree demeureront valables au benefice de tout cessionnaire, successeur, subroge, ayant-cause ou ayant-droit de l'Agent des Suretes en application des articles 1278 et 1281 du Code civil.

12. STIPULATIONS INAPPLICABLES

Toute stipulation du present Acte de Nantissement qui serait nulle ou inopposable dans tout Etat n'affectera ni la validite ni l'opposabilite des autres stipulations du present Acte de Nantissement dans cet Etat ni aucune de ses stipulations dans tout autre Etat.

13. ELECTION DE DOMICILE
Pour les besoins de l'inscription aupres du Greffe du Tribunal de Commerce de Paris du nantissement de premier rang constitue sur le Fonds Nanti au titre du present Acte de Nantissement, l'Agent des Suretes elit domicile aupres de [l'Etude Simonin - Conti].

14. LANGUE

Le present Acte de Nantissement est signe en francais. Une traduction anglaise a ete faite dans un but d'information. En cas de difference entre la traduction anglaise et l'acte signe en francais, ce dernier prevaudra.

15. DROIT APPLICABLE ET ATTRIBUTION DE JURIDICTION
15.1 Le present Acte de Nantissement est regi par et sera interprete selon droit francais. 15.2 Le Constituant reconnait irrevocablement au profit exclusif de l'Agent des Suretes que tout litige relatif a la validite, l'interpretation ou l'execution du present Acte de Nantissement sera de la competence du Tribunal de Commerce de Paris ou de tout autre Tribunal de Commerce francais qui se reconnaitrait competent.

Fait a [          ]
Le [     ]
En 3+X exemplaires originaux dont un pour le depot aupres chacun des Greffes des
Tribunaux de Commerce de Paris, ....

Le Constituant

COMPLETEL SERVICES S.A.S.
Representee par :

L'Agent des Suretes

PARIBAS
Representee par :

                                TRANSLATION FOR INFORMATION PURPOSES ONLY

                                                  [Date]

                                         COMPLETEL SERVICES S.A.S.
                                                AS CHARGOR
                                                    AND

                                                  PARIBAS
                                             AS SECURITY AGENT




    ----------------------------------------------------------------------------
                                              CHARGE OVER BUSINESS

    ----------------------------------------------------------------------------






                                                CLIFFORD CHANCE

                                TABLE OF CONTENTS

Clause                                                                      Page

1. Definitions And Interpretation                                            145
2. Security                                                                  145
3. Description Of The Charged Business                                       145
4. Insurance                                                                 146
5. Representations And Warranties                                            146
6. Covenants                                                                 147
7. Enforcement                                                               148
8. Registrations                                                             148
9. Costs And Expenses                                                        149
10. Notices                                                                  149
11. Benefit Of This Agreement                                                149
12. Severability Of Provisions                                               149
13. Choice Of Address (Election De Domicile)                                 150
14. Language                                                                 150
15. Law And Jurisdiction                                                     150

This Agreement is made on [date]


BETWEEN:

(1) COMPLETEL SERVICES S.A.S., a private company with limited liability (societe par actions simplifiee) with a share capital of FRF250,000 having its registered offices at 44, rue de Washington, immeuble le Washington Plaza, 75408 Paris Cedex 08 and having the single identification no. 421 604 505 RCS Paris (the "Company" or the "Chargor");

                                                               ON THE FIRST PART

(2) PARIBAS, a private company with limited liability with a Directorate and a Supervisory Board (societe anonyme a Directoire et Conseil de Surveilllance) incorporated under the laws of France, having its registered office 3, rue d'Antin, 75002 Paris, having the single identification no. 662 047 885 RCS Paris, as security agent and pursuant to Clause 25.10 (Parallel Security) of the Intercreditor Deed as defined below (the "Security Agent", which expression shall include any person appointed pursuant to the Intercreditor Deed as Security Agent);

                                                              ON THE SECOND PART

WHEREAS

(A) Goldman Sachs International as Lead Arranger, Paribas as Lead Arranger, Facility Agent and Security Agent and other parties described as "Others" have agreed under a credit agreement on [ ] to make available (Euro)265,000,000 to the Members of the CompleTel Group (among which, the Chargor), under the terms thereof as may be amended, varied or supplemented from time to time (the "Credit Agreement").

         (B) Goldman Sachs International as Lead Arranger, Paribas as Lead Arranger, Facility Agent and Security Agent, the Banks named therein and other parties described as "Others" (among which, the Chargor) have entered on [date] into a Subordination, Security Agency and Intercreditor Deed (as may be amended, varied or supplemented from time to time) (the "Intercreditor Deed").

         (C) Under Clause 25.10 (Parallel Security) of the Intercreditor Deed, the Security Agent is a direct creditor of all the Secured Obligations (as defined below).

         (D) As security for the due performance of the Secured Obligations and pursuant to Clause 23.11.3 of the Credit Agreement, the Chargor has agreed to charge the Charged Business (as defined below) in favour of the Security Agent under the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 Except where otherwise expressly provided to the contrary, the terms and expressions in this agreement (the "Agreement") (and in the above recitals) shall have the same meaning as in the Credit Agreement and the following terms shall have the meanings set forth below.

        "Enforcement Event" has the meaning given to such expression in the Intercreditor Deed.

        "Secured Obligations" means all obligations which the Chargor may at any time have to the Security Agent under or pursuant to the Credit Agreement and the Intercompany CECC Facility Agreement, including any liability in respect of any further advances made thereunder, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or as surety).

1.2 References to a person or a party in this Agreement shall include its permitted successors and assigns.

1.3 References to any other agreement shall be construed as a reference to that other agreement as the same may from time to time be amended, varied, supplemented or novated.

2.       SECURITY

2.1 In order to secure the full and punctual payment, performance and discharge to and in favour of the Security Agent of the whole of the Secured Obligations, the Chargor hereby creates pursuant to the law of 17 March 1909 relating to the sale and charging of the business as a going concern fonds de commerce (the "Law") in favour of the Security Agent, who accepts, a first ranking security interest over the fonds de commerce described under Clause 4 of this Agreement (the "Charged Business").

2.2 The security constituted by this Agreement shall not be prejudiced by any extension granted to any person, or by any failing or abstention or delay on the behalf of the Security Agent in perfecting or enforcing any security interest, or of any rights or remedies that the Security Agent might now or at any time in the future have from or in relation to the Chargor.

3.       DESCRIPTION OF THE CHARGED BUSINESS

3.1 The security hereby granted is in respect of all the tangible and intangible assets which may be legally included comprised in the Charged Business belonging to the Chargor.

3.2 The Charged Business is presently carried on at premises situated at 44, rue Washington, 75408 Cedex 08 (siege social)

3.3      The Charged Business comprises in particular, but without limitation:

3.3.1 The business name, logo (if any), and the clients and goodwill relatingto the name;

3.3.2 fixed and moveable equipment, tools, any furniture or other moveable objects, present and future fixtures and fittings of whatsoever nature, without exception or limitation, which at present or in the future forms part of, and are used in the operation of the Charged Business;

3.3.3 All technical, commercial and advertising documentation and material;

3.3.4 All patents, trademarks, servicemarks, registered designs, plans, drawings, models, rights in designs and inventions, business know-how and intellectual property rights; and

3.3.5 All authorisations, licences and consents from the competent authorities required for the carrying out of the Charged Business (to the fullest extent a charge thereof is permitted by law).

3.4 The rights of the Security Agent will extend equally over all insurance proceeds or indemnities relating to requisition, expropriation and any other compensation or payments which are substituted by way of subrogation for all or part of the elements comprising all or part of the Charged Business.

3.5 By way of additional security, the Chargor undertakes to the Security Agent that it will, at its own expense, comply with all formalities which may be necessary or useful to perfect the present charge over such indemnities or proceeds with respect to third parties.

4.       INSURANCE

        Notice of the present charge including a request to pay the insurance indemnities in accordance with the terms of the Credit Agreement may be made at any time by the Security Agent, to the insurance companies responsible for insuring the Charged Business, at the Chargor's expense in accordance with Section L121-13 of the "Code des Assurances".

5.       REPRESENTATIONS AND WARRANTIES

        The Chargor hereby represents and warrants to the Security Agent that:

5.1      it is the owner of the Charged Business;

5.2 the conditions set out by Clause 23.11.3 of the Credit Agreement for the execution of this Agreement have been satisfied;

5.3 except for Permitted Encumbrances, it has full title to and rights over the Charged Business;

5.4 no third party rights such as seller's liens or other security interest of whatsoever nature (save for the security interest granted hereunder) exist over the Charged Business and none of the assets forming part of the Charged Business is subject, at the date hereof, to any security interest, lien or other rights of whatsoever nature in favour of a third party save for those rights which are permitted or created according to the terms of the Security Documents or Credit Agreement (and in particular Permitted Encumbrances) or, as the case may be, arising by way of reservation of title provisions in favour of a supplier of any part of the Charged Business;

5.5 it has all necessary powers and authority to sign the present charge and perform its obligations hereunder;

5.6 its obligations under this Agreement are legal, binding, and enforceable against it;

5.7 this Agreement, duly registered, constitutes a first ranking charge to the benefit of the Security Agent securing the full performance of the Secured Obligations; and

5.8 the Chargor undertakes to grant and register a security interest substantially on the terms set out herein in favour of the Security Agent as security for the Secured Obligations over the business of any branch of the Charged Business opened by the Chargor after the date hereof.

5.9 The representations and warranties set out in Clause 6.1 to 6.7 above are made on the date hereof and are deemed to be repeated on each date throughout the validity of this Agreement with reference to the facts and circumstances then existing.

6.       COVENANTS

        The Chargor hereby covenants to the Security Agent that:

6.1 it shall from time to time promptly execute, acknowledge, deliver, file and register all such additional documents, instruments, agreements, certificates, consents and assurances and do all such other acts and things as may be necessary or desirable or as the Security Agent may request from time to time in order to perfect the security constituted by this Agreement and to exercise and enforce the rights and remedies under this Agreement;

6.2 it shall promptly provide the Security Agent with such information, reports and records in respect of the Charged Business as the Security Agent may reasonably request from time to time;

6.3 it shall provide all documents and/or to take all necessary or desirable steps to facilitate or permit the Security Agent to exercise, all rights, acts and privileges granted under this Agreement;

6.4 it shall refrain from voluntarily conferring upon third parties, rights which may interfere with the intent of this Agreement;

6.5 save as permitted in the Credit Agreement and other than in the usual course of business, it shall not assign, transfer or otherwise dispose of the whole or any part of the Charged Business or any of its rights in connection with the Charged Business without the prior written consent of the Security Agent;

6.6 it shall do all things necessary to obtain, preserve and keep in full force and effect all rights (including, without limitation, under the Licences and any other Necessary Authorisations) which are necessary for the conduct of its business;

6.7 it shall keep and maintain books, records, accounts and other information to the extent as is usual for companies carrying on a business such as the Charged Business;

6.8 it shall manage and operate the Charged Business in accordance with the Business Plan and the Licences, the Necessary Authorisations and applicable laws and that no change is made to the general nature or scope of the Charged Business from that carried on at the date of this Agreement; and

6.9 it shall not cease to carry on all or substantially all of the business.

7.       ENFORCEMENT

7.1 Upon the occurrence of an Enforcement Event, the Security Agent may thereupon, and at any time thereafter enforce all rights, acts and privileges conferred on a secured creditor by the Law in relation to all assets constituting the Charged Business.

7.2 The Chargor hereby undertakes to provide the Security Agent with any assistance which may be necessary for the purpose of enforcing this charge, to execute or perfect any such deeds or documents and effect any such formality which may be necessary for such purpose and to hold the Security Agent harmless for any losses, expenses or disbursements suffered or incurred by the Security Agent in connection with or by reason of enforcing, its rights hereunder.

8.       REGISTRATIONS

8.1      Registration with the Tax Authorities

        In accordance with the provisions of the Law, the Security Agent shall register this Agreement with the relevant French Tax Authorities (recette des impots).

8.2      Registration with the Commercial Court's Clerk

8.2.1 Within 15 (fifteen) days after the execution of this Agreement, the Security Agent shall register the security interest hereby granted over the Charged Business with the Clerk of the Commercial Court (Greffe du Tribunal de Commerce) of Paris (where the Chargor maintains its registered office) and of each of the cities where the Chargor maintain a branch.

8.2.2 The security interest hereby granted is registered with the relevant Commercial Courts' Clerks for a period of 10 (ten) years.

8.2.3 The Chargor irrevocably and unconditionally undertakes to renew the registration of this security interest if, on the expiry date thereof, any of the Secured Obligations then remains unpaid, unperformed or not discharged; and the Chargor hereby irrevocably agrees, in the common interest of the parties, to any such renewal and gives the Security Agent the irrevocable authority and power and authority to execute any documents and carry out any formalities to this effect.

8.3      Power

        The holder of an original copy of this Agreement is hereby granted all powers necessary in order to complete the registration formalities of this Agreement.

9.       COSTS AND EXPENSES

        The Company shall, from time to time on demand of the Security Agent, reimburse the Security Agent for all costs and expenses incurred in connection with this Agreement in accordance with Clause 27 (Costs and Expenses) of the Credit Agreement.

10.      NOTICES

10.1 Each communication or document to be made or delivered hereunder shall be so made or delivered in accordance with Clause 40 (Notices) of the Credit Agreement.

11.      BENEFIT OF THIS AGREEMENT

11.1 The security created by this Agreement shall be in addition to, and shall not in any way be prejudiced or affected by, and shall be without prejudice to, any other security or guarantee from time to time held by the Security Agent in respect of the Secured Obligations or any part thereof.

11.2 This Agreement and the Charge created hereunder shall be binding and enure to the benefit of each party hereto and its permitted successors, assignees, transferees (understood as cessionnaires, successeurs, subroges, ayants-cause or ayants-droit) of the Security Agent permitted under the terms of the Intercreditor Deed and the Chargor hereby expressly acknowledges that notwithstanding the occurrence of any novation of any or all of the Credit Facility Documents, this Agreement and the Charge created hereunder shall remain in full force and effect for the benefit of any transferees, (understood as cessionnaires, successeurs, ayants-cause or ayants-droit) of the Security Agent in accordance with Articles 1278 and 1281 of the French Civil Code.

12.      SEVERABILITY OF PROVISIONS

        Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

13.      CHOICE OF ADDRESS (ELECTION DE DOMICILE)

        For the purposes of the registration at the Greffe du Tribunal de Commerce de Paris of the first ranking security interest granted over the Charged Business under the Charge, the election de domicile of the Security Agent is c/o [Etude Simonin - Conti].

14.      LANGUAGE

        This Agreement is executed in French. An English translation has been prepared for information purposes. In the event of any conflict between the English translation and this French executed document, the French executed document shall prevail.

15.      LAW AND JURISDICTION

15.1 This Agreement shall be governed by, and shall be construed in accordance with the laws of France.

15.2 The Parties hereto irrevocably submit to the authority of the Tribunal de Commerce de Paris or any other French Tribunal de Commerce which would hold itself competent to hear and determine any suit, action or proceeding relating to the validity, interpretation or enforcement of this Agreement.

In [     ]

On [     ]
In 3+X original copies, one of which will be registered at the Registry of the Tribunal de Commerce of each of Paris,o, o, ...

The Chargor
CompleTel SERVICES S.A.S.
By :

The Security Agent

PARIBAS
By :

                                   SIGNATURES

The Parent

COMPLETEL EUROPE N.V.
By:                         /s/ ANNA LASCAR
Address:                    c/o ING Trust (Nederland) B.V., Drentestraat 24, 1083 HK Amsterdam, The
                            Netherlands
Fax:                        00 31 20 644 7011

The Obligor's Agent

COMPLETEL S.A.S.

By:                         /s/ ANNA LASCAR
Address:                    Washington Plaza, Immeuble Artois 44, rue Washington, 75408 Paris Cedex 08, France
Fax:                        00 33 1 53 53 83 84

The Borrowers

COMPLETEL ECC B.V.

By:                         /s/ ANNA LASCAR
Address:                    c/o ING Trust (Nederland) B.V., Drentestraat 24, 1083 HK Amsterdam, The
                            Netherlands
Fax:                        00 31 20 644 7011

COMPLETEL GmbH

By:                         /s/ ANNA LASCAR
Address:                    Hans-Stiessberger - Strasse 2a, 85540 Haar bei Munchen, Germany
Fax:                        00 49 89 45 69 68 56




COMPLETEL SERVICES S.A.S.
By:                         /s/ ANNA LASCAR
Address:                    Washington Plaza, Immeuble Artois 44, rue Washington, 75408 Paris Cedex 08, France
Fax:                        00 33 1 53 53 83 84

COMPLETEL S.A.S.

By:                         /s/ ANNA LASCAR
Address:                    Washington Plaza, Immeuble Artois 44, rue Washington, 75408 Paris Cedex 08, France
Fax:                        00 33 1 53 53 83 84

The Original Guarantors

COMPLETEL EUROPE N.V.
By:                         /s/ ANNA LASCAR
Address:                    c/o ING Trust (Nederland) B.V., Drentestraat 24, 1083 HK Amsterdam, The
                            Netherlands
Fax:                        00 31 20 644 7011

COMPLETEL ECC B.V.

By:                         /s/ ANNA LASCAR
Address:                    c/o ING Trust (Nederland) B.V., Drentestraat 24, 1083 HK Amsterdam, The
                            Netherlands
Fax:                        00 31 20 644 7011

COMPLETEL HOLDING I B.V.
By:                         /s/ ANNA LASCAR
Address:                    c/o ING Trust (Nederland) B.V., Drentestraat 24, 1083 HK Amsterdam, The
                            Netherlands
Fax:                        00 31 20 644 7011
COMPLETEL HOLDING II B.V.
By:                         /s/ ANNA LASCAR
Address:                    c/o ING Trust (Nederland) B.V., Drentestraat 24, 1083 HK Amsterdam, The
                            Netherlands
Fax:                        00 31 20 644 7011

COMPLETEL GmbH

By:                         /s/ ANNA LASCAR
Address:                    Hans-Stiessberger - Strasse B, 85540 Haar bei Munchen, Germany
Fax:                        00 49 89 45 46 51 99

COMPLETEL SERVICES S.A.S.
By:                         /s/ ANNA LASCAR
Address:                    Washington Plaza, Immeuble Artois 44, rue Washington, 75408 Paris Cedex 08, France
Fax:                        00 33 1 53 53 83 84

COMPLETEL S.A.S.

By:                         /s/ ANNA LASCAR
Address:                    Washington Plaza, Immeuble Artois 44, rue Washington, 75408 Paris Cedex 08, France
Fax:                        00 33 1 53 53 83 84

ACCES ET SOLUTIONS INTERNET S.A.R.L.

By:                         /s/ ANNA LASCAR
Address:                    Double Mixte, 43 Boulevard du 11 Novembre 1998, 69625 Villeurbanne Cedex, France
Fax:                        00 33 4 78 93 00 99

COMPLETEL UK LIMITED
By:                         /s/ ANNA LASCAR
Address:                    c/o Holme Roberts & Owen LLP, Heathcoat House, 20 Savile Row, London W1X 1AE
Fax:                        +44 (0)207 287 9344

iPCENTA LIMITED

By:                         /s/ ANNA LASCAR
Address:                    Vaughan Chambers, Vaughan Road, Harpenden, Hertfordshire, AL5 4EE
Fax:                        +44 (0)208 960 0820

COMPLETEL SPC

By:                         /s/ ANNA LASCAR
Address:                    c/o Holme Roberts & Owen LLP, Heathcoat House, 20 Savile Row, London W1X 1AE
Fax:                        +44(0) 207 287 9344

COMPLETEL SPC II

By:                         /s/ ANNA LASCAR
Address:                    c/o Holme Roberts & Owen LLP, Heathcoat House, 20 Savile Row, London W1X 1AE
Fax:                        +44(0) 207 287 9344

The Lead Arrangers

GOLDMAN SACHS INTERNATIONAL
By:                         DAVID COTTAM
Address:                    Peterborough Court, 133 Fleet Street, London EC4A 2BB
Fax:                        +44 171 774 1313


PARIBAS

By:                         /s/ BENOIT TANGUY
Address:                    37 place du marche, Saint Honore 75031 Paris Cedex 01, France
Fax:                        0331 42 98 09 79

The Facility Agent

PARIBAS

By:                                /s/ GABRIEL LEFEBVRE
Address:                           37 Place de Marche Saint Honore
                                   75031 Paris Cedex 01
Fax:                               + 33 1 42 98 43 17
Attention:                         Gabriel Lefebvre
                                   European Middle Office Agency Group Ref. 384

The Security Agent

PARIBAS

By:                                /s/ GABRIEL LEFEBVRE
Address:                           37 Place de Marche Saint Honore
                                   75031 Paris Cedex 01
Fax:                               + 33 1 42 98 43 17
Attention:                         Gabriel Lefebvre
                                   European Middle Office Agency Group Ref. 384

The Banks

GOLDMAN SACHS INTERNATIONAL BANK
By:                                 /s/ DAVID COTTAM

PARIBAS

By:                                 /s/ BENOIT TANGUY

BARCLAYS BANK PLC

By:                                 /s/ ANDREW VINE

CITIBANK INTERNATIONAL PLC

By:                                 /s/ PAREEJAT SINGHAL

COMPTOIR DES ENTREPRENEURS

By:                                 /s/ JEAN MICHEL BRUNET

CREDIT LYONNAIS

By:                                 /s/ JEAN-LOUIS DE BERGH

MERRILL LYNCH CAPITAL MARKETS BANK LIMITED

By:                                 /s/ LEE HALLA                     /s/ PHILLIPA EDGAR

SCOTIABANK EUROPE PLC

By:                                 /s/ PAUL SHANLEY

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